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                            STOCK PURCHASE AGREEMENT

                                      AMONG

                                    "SELLER,"

                  CHANCELLOR MEDIA CORPORATION OF LOS ANGELES,

                                THE "COMPANIES,"

                         PRIMEDIA BROADCAST GROUP, INC.
                                    WIO, INC.
                            CADENA ESTEREOTEMPO, INC.
                     PORTORICAN AMERICAN BROADCASTING, INC.
                                   WLDI, INC.
                                   WRPC, INC.
                                   WOYE, INC.
                                   WZNT, INC.
                                   WOQI, INC.

                                       AND

                                    "BUYER,"

                SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC.

                               SEPTEMBER 22, 1999


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ARTICLE I. DEFINITIONS..............................................................     1

         1.1      Definitions.......................................................     1

ARTICLE II. BASIC TERMS AND CONDITIONS..............................................     6

         2.1      Basic Transaction.................................................     6
         2.2      Purchase Price....................................................     7
         2.3      The Closing.......................................................     7
         2.4      Deliveries at Closing.............................................     7
         2.5      Allocation of Purchase Price......................................     8
         2.6      Working Capital Payment...........................................     8

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANIES.............    10

         3.1      Organization, Standing and Authority..............................    10
         3.2      Authorization and Binding Obligation..............................    10
         3.3      Absence of Conflicting Agreements or Consents.....................    10
         3.4      Licenses and FCC Licenses.........................................    11
         3.5      Real Property.....................................................    11
         3.6      Personal Property Leases..........................................    12
         3.7      Title to and Condition of Personal Property.......................    12
         3.8      Contracts.........................................................    12
         3.9      Consents..........................................................    13
         3.10     Trademarks, Trade Names and Copyrights............................    13
         3.11     Financial Statements..............................................    13
         3.12     Employees and Employee Benefit Plans..............................    13
         3.13     Labor Relations...................................................    15
         3.14     Taxes.............................................................    15
         3.15     Claims; Legal Actions.............................................    16
         3.16     Laws..............................................................    16
         3.17     Environmental Matters.............................................    16
         3.18     Target and Subsidiary Shares......................................    16
         3.19     Capitalization....................................................    16
         3.20     Subsidiaries......................................................    17
         3.21     Brokers' Fees.....................................................    17
         3.22     Certain Business Relationships with Seller and the Companies......    17
         3.23     Trade Deals.......................................................    17
         3.24     No Undisclosed Liabilities........................................    17
         3.25     Books and Records.................................................    17
         3.26     Disclosure........................................................    18
         3.27     Disclaimer of Other Representations and Warranties................    18
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ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER.................................    18

         4.1      Organization, Standing and Authority..............................    18
         4.2      Authorization and Binding Obligation..............................    18
         4.3      Absence of Conflicting Agreements or Consents.....................    18
         4.4      Qualification.....................................................    19
         4.5      Investment Purpose................................................    19

ARTICLE V. PRE-CLOSING COVENANTS....................................................    19

         5.1      General...........................................................    19
         5.2      FCC Consent.......................................................    19
         5.3      Hart-Scott-Rodino and Other Filings...............................    20
         5.4      Operation of Business.............................................    20
         5.5      Preservation of Business..........................................    20
         5.6      Inspections.......................................................    20
         5.7      Control of Station................................................    21
         5.8      Prorations/Trade Deals............................................    22
         5.9      Buyer Financing...................................................    22
         5.10     TBA...............................................................    22

ARTICLE VI. POST-CLOSING COVENANTS..................................................    22

         6.1      General...........................................................    23
         6.2      Litigation Support................................................    23
         6.3      Transition........................................................    23

ARTICLE VII. CONDITIONS TO OBLIGATION TO CLOSE......................................    23

         7.1      Conditions to Obligations of Seller and the Companies.............    23
         7.2      Conditions to Obligation of Buyer.................................    23

ARTICLE VIII. REMEDIES FOR BREACH OF THIS AGREEMENT.................................    24

         8.1      Survival of Representations and Warranties........................    24
         8.2      Exclusive Remedy..................................................    24
         8.3      Buyer's Right to Indemnification..................................    24
         8.4      Seller's Right to Indemnification.................................    24
         8.5      Conduct of Proceedings............................................    25
         8.6      Limits on and Conditions of Indemnification; Threshold and Cap....    25
         8.7      Tax Treatment of Indemnity Payments...............................    25
         8.8      Buyer's Right of Specific Performance.............................    25

ARTICLE IX. TAX MATTERS.............................................................    26

         9.1      Preparation of Tax Returns........................................    26
         9.2      Refunds...........................................................    26
         9.3      Cooperation on Tax Matters........................................    27
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         9.4      Post-Closing Access...............................................    27
         9.5      Tax Sharing Agreements............................................    27

ARTICLE X. TERMINATION..............................................................    27

         10.1     Termination of Agreement..........................................    27
         10.2     Effect of Termination.............................................    28

ARTICLE XI. MISCELLANEOUS...........................................................    28

         11.1     Press Releases and Public Announcements...........................    28
         11.2     No Third-Party Beneficiaries......................................    28
         11.3     Entire Agreement..................................................    29
         11.4     Succession and Assignment.........................................    29
         11.5     Counterparts......................................................    29
         11.6     Headings..........................................................    29
         11.7     Notices...........................................................    29
         11.8     Governing Law.....................................................    30
         11.9     Amendments and Waivers............................................    30
         11.10    Severability......................................................    30
         11.11    Expenses..........................................................    30
         11.12    Construction......................................................    30
         11.13    Incorporation of Exhibits, Annexes, and Schedules.................    31


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                         LIST OF SCHEDULES AND EXHIBITS

Schedule 2.5 .......................................Allocation of Purchase Price

Schedule 3.1 .......................................Jurisdiction of Organization

Schedule 3.3 ..................................................Seller's Consents

Schedule 3.4 ...........................................FCC Licenses and Matters

Schedule 3.5 ..............................Real Property and Leasehold Interests

Schedule 3.6 ...........................................Personal Property Leases

Schedule 3.7 ..................................................Personal Property

Schedule 3.8 ..........................................................Contracts

Schedule 3.9 ...........................................................Consents

Schedule 3.10 .............................................Intellectual Property

Schedule 3.11 ..............................................Financial Statements

Schedule 3.12 ...............................Employees and Employee Benefit Plan

Schedule 3.13 ...................................................Labor Relations

Schedule 3.14 .............................................................Taxes

Schedule 3.15 ..........................................Claims and Legal Actions

Schedule 3.17 .............................................Environmental Matters

Schedule 3.19 ....................................................Capitalization

Schedule 3.20 ......................................................Subsidiaries

Schedule 3.23 .......................................................Trade Deals

Schedule 4.3 ...................................................Buyer's Consents

Exhibit A ..............................................Escrow Deposit Agreement

Exhibit B ..............................................Time Brokerage Agreement

Exhibit C ..........................................Opinion of Counsel to Seller

Exhibit D ...........................................Opinion of Counsel to Buyer


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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement") is entered into as of September 22, 1999, by and between SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC., a Delaware corporation ("Buyer"), and CHANCELLOR MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation, ("Seller") and PRIMEDIA BROADCAST GROUP, INC., WIO, INC., WLDI, INC., WRPC, INC., WOYE, INC., WZNT, INC., WOQI, INC., CADENA ESTEREOTEMPO, INC. AND PORTORICAN AMERICAN BROADCASTING, INC., all of which are organized under the laws of the Commonwealth of Puerto Rico (collectively, the "Companies"). The Buyer, Seller and the Companies are referred to collectively herein as the "Parties."

         The Seller owns all of the issued and outstanding capital stock of the Companies, except for Portorican American Broadcasting, Inc., a wholly owned subsidiary of WOQI, Inc. and Cadena Estereotempo, Inc., a wholly owned subsidiary of WIO, Inc. (the capital stock of all of the Companies, except for the capital stock of Portorican American Broadcasting, Inc. and Cadena Estereotempo, Inc., is collectively referred to herein as the "Target Shares," and the capital stock of Cadena Estereotempo, Inc. and Portorican American Broadcasting, Inc. is collectively referred to herein as the "Subsidiary Shares").

         The Companies own and operate radio stations WIOA(FM), San Juan, Puerto Rico, WIOB(FM), Mayaguez, Puerto Rico, WIOC(FM), Ponce, Puerto Rico, WCOM(FM), Bayamon, Puerto Rico, WZMT(FM), Ponce, Puerto Rico, WOYE-FM, Mayaguez, Puerto Rico, WCTA-FM, San German, Puerto Rico, and WZNT(FM), San Juan, Puerto Rico (all of the above enumerated radio stations being hereinafter referred collectively to as the "Stations" or individually as "Station") pursuant to licenses issued by the Federal Communications Commission (the "FCC").

         Seller desires to sell and Buyer desires to purchase all of the issued and outstanding Target Shares and Subsidiary Shares and by so doing acquires the radio broadcasting business currently conducted by the Stations, upon the terms and conditions hereinafter set forth.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I.
                                  DEFINITIONS.

         1.1 Definitions. The following terms shall have the following meanings in this Agreement:

         "Accounting Firm" has the meaning set forth in Section 2.6.

         "Adequate Financing" has the meaning set forth in Section 5.9.

         "Aged Receivables" has the meaning set forth in Section 2.6.
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         "Assets" means all of the tangible and intangible assets owned, leased or licensed by the Companies, including the FCC Licenses, and used or useful in connection with the conduct of the business and operations of the Companies.

         "Base Amount" has the meaning set forth in Section 2.6.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Indemnitees" has the meaning set forth in Section 8 below.

         "Closing" has the meaning set forth in Section 2.4.

         "Closing Date" has the meaning set forth in Section 2.4.

         "Closing Working Capital" has the meaning set forth in Section 2.6.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commencement Date" shall have the meaning set forth in the TBA.

         "Communications Act" has the meaning set forth in Section 3.4.

         "Companies" has the meaning set forth in the preface.

         "Confidential Information" means any information concerning the businesses and affairs of the Seller and the Companies that is not already generally available to the public.

         "Consents" means the consents set forth in Schedule 3.9, the FCC Consent, and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act, all of which are necessary to transfer the Target Shares and the Subsidiary Shares to Buyer or otherwise to consummate the transactions contemplated hereby.

         "Contract" means any agreement, written or oral (including any amendments and other modifications thereto), to which any of the Companies is a party or which affects or relates to the Assets or the business or operations of the Companies.

         "DOJ" has the meaning set forth in Section 5.3.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).


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
         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, and rulings thereunder) of federal, state, local, foreign and Puerto Rico governments (and all agencies thereof including the rules and regulations of the Environmental Protection Agency and the Environmental Quality Board of Puerto Rico) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" has the meaning set forth in the Escrow Deposit
Agreement.

         "Escrow Deposit" has the meaning set forth in Section 2.2.

         "Escrow Deposit Agreement" means the agreement set forth in Exhibit A.

         "Estimated Closing Working Capital" has the meaning set forth in
Section 2.6.

         "FCC" has the meaning set forth in the preface.

         "FCC Applications" has the meaning set forth in Section 5.2.

         "FCC Consent" means actions by the FCC granting its consent to the transfer of control of the Companies to Buyer as contemplated by this Agreement, which is not reversed, stayed, enjoined, set aside, or suspended, and with respect to which no timely request for stay, rehearing, or review is pending.

         "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to the Companies and applications to the FCC relating to or used in the business or operation of the Stations, including those listed on Schedule 3.4 hereto, together with any renewals, modifications or additions thereto between the date hereof and the Closing Date.

         "Final WC Statement" has the meaning set forth in Section 2.6.

         "Financial Statements" has the meaning set forth in Section 3.11.

         "Financing Date" has the meaning set forth in Section 5.9.

         "FTC" has the meaning set forth in Section 5.3.


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         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended together will all rules and regulations promulgated thereunder.

         "Indemnified Party" has the meaning set forth in Section 8.5.

         "Indemnitor" has the meaning set forth in Section 8.5.

         "Initial WC Statement" has the meaning set forth in Section 2.6.

         "Inspection Period" has the meaning set forth in Section 5.6.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, call letters, logos, trade names, franchise corporate names and Internet domain names together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "IPO" has the meaning set forth in Section 5.9.

         "Knowledge" means actual knowledge.

         "Licenses" means all licenses, permits and other authorizations issued by any federal, state, local, municipal, Puerto Rico or foreign government agency, department, commission or otherwise to the Companies and necessary for the lawful operation of the Stations, other than FCC Licenses or licenses, permits, and other authorizations required under Environmental Laws.

         "Lien" has the meaning set forth in Section 3.5.

         "Material Contract" has the meaning set forth in Section 3.8.

         "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Net Negative Trade Balance" has the meaning set forth in Section 5.8.


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
         "Notice of Disagreement" has the meaning set forth in Section 2.6.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Outside Date" has the meaning set forth in Section 10.1.

         "Party" has the meaning set forth in the preface.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permitted Lien" has the meaning set forth in Section 3.5.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Personal Property" means all of the Companies' owned, leased or licensed machinery, equipment (including the transmitter and studio equipment), computer programs, computer software, tools, motor vehicles, furniture, leasehold improvement, office equipment, supplies, plant, spare parts and other tangible or intangible personal property, including, without limitation, the personal property which is listed on Schedule 3.7 hereto, together with any additions or deletions thereto between the date hereof and the Closing Date.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Purchase Price" has the meaning set forth in Section 2.2.

         "Real Property" means the owned or leased property used or useful in the operations of the Stations, including the interests listed on Schedule 3.5.

         "Receivables" has the meaning set forth in Section 2.6.

         "Reportable Event" has the meaning set forth in ERISA Section 4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Seller" has the meaning set forth in the preface above.

         "Seller Indemnitees" has the meaning set forth in Section 8.4.

         "Stations" has the meaning set forth in the preface above.

         "Stub Financials" has the meaning set forth in Section 3.11 below.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Subsidiary Shares" has the meaning set forth in the preface.

         "Target Shares" has the meaning set forth in the preface.

         "Tax" and "Taxes" means all federal, state, local, municipal, foreign or Puerto Rico taxes, assessments, duties, levies or similar charges of any kind including, without limitation, all income, payroll, withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum estimated, occupation, real and personal property, stamp, duty, transfer, worker's compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), other tax, charge, fee, levy or assessment of the same or of a similar nature, including any interest, penalty, or addition thereto whether disputed or not.

         "Tax Return" means all return, declarations, reports, claims for refund, estimates, information returns, statements or other similar documents relating to or required to be filed with any government agency, department, commission or otherwise with respect to Taxes, including any schedule or attachment thereto, and including and amendment thereof.

         "TBA" means the Time Brokerage Agreement among the Parties as set forth in Exhibit B hereto and entered on even date herewith.

         "Threshold Amount" has the meaning set forth in Section 8.6.

         "Trade Deals" means the exchanges by the Stations of their advertising time for good, services or other non-cash consideration, other than in connection with the licensing of programs and programming material.

         "Working Capital" has the meaning set forth in Section 2.6.

         "1996 Financials" has the meaning set forth in Section 3.11.

         "1997 Financials" has the meaning set forth in Section 3.11.

         "1998 Financials" has the meaning set forth in Section 3.11.

                                  ARTICLE II.
                           BASIC TERMS AND CONDITIONS

         2.1 Basic Transaction. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall purchase from Seller, and Seller shall transfer and deliver to Buyer the Target Shares and Subsidiary Shares in exchange for the consideration specified below in Section 2.2.


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
         2.2 Purchase Price. The Buyer agrees to pay to the Seller at the Closing NINETY MILLION DOLLARS ($90,000,000) (the "Purchase Price"), which amount is to be paid as follows:

                  (a) A payment of TEN MILLION DOLLARS ($10,000,000) shall be deposited by Buyer with the Escrow Agent (the "Escrow Deposit"), in accordance with the Escrow Deposit Agreement, with such payment being made via wire transfer or other delivery of immediately available funds, concurrently with the execution of this Agreement. The Escrow Deposit shall be credited toward payment of the Purchase Price at the Closing.

                  (b) The remaining EIGHTY MILLION DOLLARS ($80,000,000) of the Purchase Price shall be paid to Seller or its designees at Closing by wire transfer or other delivery of immediately available funds.

         2.3 The Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Target Shares and Subsidiary Shares contemplated hereby shall take place at a closing (the "Closing") to be held at 10:00 A.M. (Washington, D.C. time) on the tenth (10th) business day following the later to occur of (i) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act and (ii) the satisfaction or waiver of the other conditions to the obligations of the parties set forth in Article VII, at the offices of Seller's counsel, Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C. 20004, or at such other time or on such other date or at such other place as Seller and Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). The Closing shall be effective as of 11:59 p.m. on the Closing Date.

         2.4 Deliveries at Closing.

                  (a) Seller's and the Companies' Deliveries. Seller and the Companies, as appropriate, shall deliver or cause to be delivered to Buyer the following at the Closing:

                           (i) the stock certificates representing all of the
                  Target Shares and the Subsidiary Shares, endorsed in blank or accompanied by duly executed assignment documents;

                           (ii) a certificate to the effect that each of the
                  conditions specified in Section 7.2(a) and (b) of this Agreement has been satisfied in all respects; and

                           (iii) an opinion of counsel to Seller in form and
                  substance as set forth in Exhibit C attached hereto, addressed to Buyer, and dated as of the Closing Date.

                  (b) Buyer's Deliveries. Buyer shall deliver or cause to be delivered to Seller the following at the Closing:

                           (i) the Purchase Price, as specified in Section 2.2,
                  above;


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
                           (ii) a certificate to the effect that each of the
                  conditions specified in Section 7.1(a) and (b) of this Agreement has been satisfied in all respects; and

                           (iii) an opinion of counsel to Buyer in form and
                  substance as set forth in Exhibit D attached hereto, addressed to Seller, and dated as of the Closing Date.

                  (c) Other Acts. In addition to the above, the parties will execute such other documents and perform such other acts, before and after the Closing Date, as may be reasonably necessary for the complete implementation and consummation of this Agreement; provided that in no event shall the execution of such other documents or performance of such other acts impose any liabilities on either party not contemplated in this Agreement.

         2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Target Shares and the Subsidiary Shares as mutually agreed to by Buyer and Seller and as set forth on Schedule 2.5 attached hereto, and such allocation shall be used by Buyer and Seller for all relevant purposes, including the preparation of all applicable Tax Returns.

         2.6 Working Capital Payment. Working Capital (as defined below) shall be fully accounted for in accordance with the provisions set forth below:

                  (a) No less than twenty (20) days prior to the Closing Date, Seller shall deliver a notice to Buyer that sets forth Seller's good faith estimate of Working Capital as of the close of business on the day immediately preceding the Closing Date ("Estimated Closing Working Capital"). "Working Capital" means, for all Stations, on a combined basis, as of any date of determination, (a) the sum of (i) cash, (ii) Receivables (as defined below);
(iii) 75% of the value of the Aged Receivables (as defined below), provided however that if Buyer decides to return the Aged Receivables to Seller as provided in Section 2.6 (b)(2), then the Initial WC Statement and (as defined below) shall not include 75% of the value of the Aged Receivables as part of working capital and (iv) prepaid expenses minus (b) the sum of (i) accounts payable and (ii) accrued expenses, in each case as of such date, calculated in the same manner and using the same methods, as such line items on the Financial Statements. For purposes of this section only, "Receivables" shall mean those accounts receivable less than 120 days old and "Aged Receivables" shall mean those accounts receivables more than 120 days old. Within two (2) business days after the Closing Date, Buyer shall prepare and deliver to Seller a statement setting forth Working Capital as of the close of business on the day immediately preceding the Closing Date (the "Initial WC Statement"). During the fifteen (15) days immediately following Seller's receipt of the Initial WC Statement, Seller will be permitted to review Buyer's working papers relating to the Initial WC Statement, all of Buyer's and each of the Companies' books and records with respect thereto and such other books and records of Buyer and each Company as Seller may reasonably request in connection with such review. The Initial WC Statement shall become final and binding upon the Parties (and shall thereupon become the "Final WC Statement," reflecting "Closing Working Capital") on the 30th day following receipt thereof by Seller, unless Seller shall provide a written notice (the "Notice of Disagreement") of its disagreement with the Initial WC Statement to Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is received by Buyer, then the Initial WC Statement


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
(as revised in accordance with clause (x) or (y) below) shall become final and binding upon the Parties, and become the Final WC Statement, on the earlier of
(x) the date on which the Parties resolve in writing any differences they have with respect to any matter specified in the Notice of Disagreement, and agree upon a Final WC Statement, or (y) the date on which a recognized accounting firm agreed to by Buyer and Seller (the "Accounting Firm") finally resolves in writing any matter specified in the Notice of Disagreement that are properly in dispute by providing each of Buyer and Seller with a Final WC Statement. During the thirty (30) days immediately following delivery to Buyer of a Notice of Disagreement, Buyer and Seller shall seek in good faith to resolve in writing (and thereby agree on a Final WC Statement) any differences that they may have with respect to any matter specified in the Notice of Disagreement. At the end of such 30-adjustment day period, Buyer and Seller shall submit to the Accounting Firm for review and resolution all matters that remain in dispute and that were properly included in the Notice of Disagreement, and, within thirty
(30) days of its receipt of such submission, the Accounting Firm shall make a final determination, binding on the Parties, of Working Capital as of the close of business on the day immediately preceding the Closing Date. Buyer and Seller shall share equally the cost of the Accounting Firm's review and determination.

                  (b) At the Closing, the following shall occur:

(i) If the Estimated Closing Working Capital exceeds the Base Amount (as defined below), then Seller shall retain the amount of Estimated Closing Working Capital in excess of the Base Amount, with no change in Purchase Price. If the Estimated Closing Working Capital is less than the Base Amount, then the Purchase Price shall decreased by the excess of the Base Amount over the amount of Estimated Closing Working Capital. The "Base Amount" shall equal $0.00.

(ii) With respect to the Aged Receivables, Buyer shall determine and notify Seller in writing no later than five (5) days prior to the Closing Date if it shall (a) return the Aged Receivables to Seller for purposes of collection; or
(b) retain the Aged Receivables, such Aged Receivables to be determined as of the Closing Date, and pay to Seller 75% of the value of such Aged Receivables. If Buyer elects to retain the Aged Receivables and pay the amount indicated above, such payment shall be made to Seller on the Closing Date via a wire transfer or other delivery of immediately available funds.

                  (c) In addition to the foregoing: if Estimated Closing Working Capital exceeds Closing Working Capital by more than $50,000, then Seller shall pay to Buyer an amount equal to the excess over $50,000, within ten (10) business days after the Final WC Statement becomes final and binding on the Parties, together with interest thereon from the Closing Date to the date of payment at the prime rate of interest as published in the Money Rates column of the Eastern Edition of the Wall Street Journal (or the average of such rates if more than one rate is indicated) as of the Closing Date. If Closing Working Capital is equal to Estimated Closing Working Capital, then neither Buyer nor Seller shall owe any amount to the other Party pursuant to this section.

                  (d) Buyer agrees that following the Closing through the date that payment, if any, is made pursuant to this section, it will not, and will cause the Companies not to, take any actions with respect to the accounting books, records, policy, or procedure on which the Initial WC Statement is to be based that are inconsistent with past practices of the Seller or that would make it impossible or impractical to calculate Working Capital in the manner utilizing the methods required hereby. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the date of the most recent Financial Statements, except as a result of events occurring after the date of the most recent Financial Statements and, in such event, only in a manner consistent with the past practices of Seller.

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES
                           OF SELLER AND THE COMPANIES

         The Seller and each of the Companies, jointly and severally, represent and warrant to the Buyer the following:

         3.1 Organization, Standing and Authority. Each of Seller and the Companies is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Companies is duly qualified to conduct business and is in good standing in Puerto Rico. Schedule 3.1 sets forth a list of the jurisdictions of organization of each of Seller and the Companies. Each of the Companies has the requisite power and authority (a) to own, lease, and use its assets as presently owned, leased, and used, and (b) to conduct its business and operations as presently conducted.

         3.2 Authorization and Binding Obligation. Each of the Companies and the Seller has the requisite power and authority to execute, deliver, and perform this Agreement and all other agreements to be executed and delivered by it hereunder or in connection herewith and all necessary corporate action on the part of each of the Seller and the Companies has been duly and validly taken to authorize the execution, delivery and performance of this Agreement and such other agreements and instruments to be executed and delivered by each of the Seller and the Companies. This Agreement has been duly executed by each of the Seller and the Companies and constitutes the legal, valid, and binding obligation of each of the Seller and the Companies, enforceable against each of the Seller and the Companies in accordance with its terms except as that enforceability may be (a) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         3.3 Absence of Conflicting Agreements or Consents. Except as set forth on Schedule 3.3, no consent, authorization, approval, order, license, certificate or permit of or from or declaration or filing with any federal, state, local, municipal, Puerto Rico or other governmental entity or other tribunal is required for the execution, delivery and performance of this Agreement or any of the agreements or instruments contemplated hereby. Except as set forth on Schedule 3.3, neither the execution, delivery and performance of this Agreement and such other agreements and instruments

(with or without the giving of notice, the lapse of time, or both) nor the consummation of the transactions contemplated hereby (i) conflicts with any Certificate of Incorporation or Bylaws of the Seller or the Companies; (ii) conflicts with, results in a breach of, or constitutes a default under any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental entity or (iii) conflicts with, results in a breach of, constitutes a default under, permits any party to terminate, modify, accelerate the performance of or cancel the terms of, any agreement, lease, instrument of indebtedness, license or other obligations to which any of the Seller or the Companies is a party, or by which any of the Seller or the Companies may be bound, such that Seller, WIO, Inc. or WOQI, Inc. could not convey the Target Shares or the Subsidiary Shares, as applicable.

         3.4 Licenses and FCC Licenses.

                  (a) Schedule 3.4 hereto contains a true and complete list of the material FCC Licenses. The FCC Licenses are not subject to any conditions outside of the ordinary course except for those conditions which would not have a material adverse effect on the business or operations of the Stations, taken as a whole. None of the FCC Licenses is subject to any restriction or condition which would limit the full operation of the Stations as presently operated, except for those restrictions which would not have a material adverse effect on the business or operations of the Stations, taken as a whole. There are no applications, proceedings, or complaints pending or, to the Knowledge of Seller, threatened which may have a material adverse effect on the business or operations of the Stations, taken as a whole (other than rulemaking proceedings that apply to the radio broadcasting industry generally). The Companies are qualified under the Communications Act (defined below) and the existing rules of the FCC, to assign or transfer the FCC Licenses and consummate the transaction.

                  (b) Except as set forth on Schedule 3.4, the FCC Licenses comprise all of the material licenses, permits and other authorizations necessary to conduct the business and operations of the Companies in the manner as they are now being conducted. Except as set forth on Schedule 3.4, each of the FCC Licenses is in full force and effect, and are free and clear of any restrictions which might limit the full operation of the Stations in the manner and to the extent currently operated, except for those restrictions which would not have a material adverse effect on the business or operation of the Stations, taken as a whole. The Companies, including the Stations, have been and now are operating, in all material respects, in accordance with the FCC Licenses and in material compliance with the Communications Act of 1934, as amended (the "Communications Act") and the rules, regulations and policies of the FCC and all other applicable laws. The Stations are in material compliance with the FCC's policy on exposure to radio frequency radiation. No renewal of any FCC License would constitute a major environmental action under the rules of the FCC. Unless otherwise validly authorized by the FCC, the Stations are operated at maximum authorized power on assigned frequencies at the powers and heights authorized by the FCC.

                  (c) The Companies have obtained, or by Closing will have, all material Licenses.

         3.5 Real Property. At Closing, Seller shall, or shall cause the Companies to, convey to Buyer good and marketable title to the Assets free and clear of all debts, liens, charges, security interests, mortgages, deeds of trust, pledges, judgments, trusts, adverse claims, liabilities, collateral assignments, leases, easements, covenants, restrictions, encumbrances and other impairments of title ("Liens"), other than
(i) Liens granted by, and reflecting the interests of, the owners of title to the Assets and Real Property in the case of Assets and Real Property leased by any of the Companies as lessee; and (ii) Permitted Liens. "Permitted Liens" means (i) with respect to the Real Property, easements, restrictions, rights, limitations or encumbrances of record which will not materially interfere with the continued use of the Real Property as currently used after the Closing and
(ii) with respect to the Assets, materialmans' or similar Liens for ongoing or recently completed work on the Assets, Liens for taxes not yet due and payable, Liens expressly arising under any Contract, and Liens that do not materially impair the value or functionality of any of the Assets or the operation of the Stations. Except for leases to the Real Property, no leases have been subordinated. The only Liens arising with respect to leases are those arising as a result of another party's ownership of the leased property as applied to the leasehold interest.

                  (b) Schedule 3.5 lists all of the material Real Property now used in the operation of the Stations. To the Knowledge of Seller and the Companies, there is no pending condemnation or similar proceeding affecting the Real Property or any portion thereof. Except as otherwise disclosed on Schedule 3.5, the Companies are not in material default under any leases described on
Schedule 3.5. Subject to obtaining applicable Consents, the Companies have the full legal power and authority to assign their rights under the leases described on Schedule 3.5 to Buyer. All leasehold interests (including the improvements thereon) described on Schedule 3.5 are available for immediate use in the conduct of the business and operations of the Stations, subject to the consent of the Companies' Landlords.

         3.6 Personal Property Leases. Schedule 3.6 lists all of the material Personal Property leases now used in the operation of the Stations. Except as otherwise disclosed on Schedule 3.6, the Companies are not in material default under any leases described on Schedule 3.6. Subject to obtaining applicable Consents, the Companies have the full legal power and authority to assign their rights under the leases described on Schedule 3.6 to Buyer.

         3.7 Title to and Condition of Personal Property. Schedule 3.7 contains a description of all items of Personal Property owned by the Companies with a value of more than TEN THOUSAND DOLLARS ($10,000). Except for Permitted Liens or Liens that will be released at Closing, the Companies own and will have on the Closing Date, good and marketable title to all Personal Property they purport to own, including such Personal Property as is reflected on the Stub Financials plus such additions and less such disposals since the date of the Stub Financials as are in the Ordinary Course of Business, and none of such Personal Property is, or at the Closing will be, subject to any Liens other than Permitted Liens. The tangible Personal Property and fixtures owned or used by the Companies are sufficient to operate the Stations in all material respects in accordance with the terms of their FCC Licenses and the rules and regulations of the FCC.

         3.8 Contracts. Schedule 3.8 hereto contains a list of all Contracts in effect on the date hereof relating to the Companies other than Contracts (a) where the obligations thereunder are solely for the payment of money and not for the performance of services and (i) will not be more than FIFTY THOUSAND DOLLARS ($50,000) in respect of any particular Station, or (ii) TWO

HUNDRED FIFTY THOUSAND DOLLARS ($250,000) in the aggregate for all of the Stations, and (b) for the sale of advertising time of the Stations for cash consideration (such Contracts as are listed in Schedule 3.8, the "Material Contracts"). All of the Contracts listed on Schedule 3.8 are in full force and effect in all material respects, and are valid, binding and enforceable in accordance with their terms. There is not under any Contract listed on Schedule
3.8 any material default or breach by the Companies, or to Seller's and the Companies' Knowledge, any other party. The Contracts listed on Schedule 3.8, together with the Contracts not required to be listed on such Schedule 3.8, are the only contractual agreements necessary to carry out the business and operations of the Companies and the Stations as currently conducted.

         3.9 Consents. Schedule 3.9 sets forth those Material Contracts which require Consent to consummate the transactions contemplated by this Agreement. Except for the FCC Consent, the Hart-Scott-Rodino Act approval and the Consents described in Schedule 3.9 hereto, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required to consummate the transactions contemplated by this Agreement, and to permit Seller and the Companies to assign or transfer the Target Shares or the Subsidiary Shares to Buyer.

         3.10 Trademarks, Trade Names and Copyrights. Schedule 3.10 hereto is a true and complete list of all material Intellectual Property owned or used by the Companies. To the Knowledge of Seller or the Companies, the operation of their businesses do not and have not infringed, misappropriated or otherwise conflicted with any proprietary rights or intellectual property rights of any third parties. To the Knowledge of Seller or the Companies, there have been no notices of any claimed conflict, violation or infringement of such Intellectual Property rights, and to Seller's and the Companies' Knowledge, none of such Intellectual Property rights are being infringed by any third party.

         3.11 Financial Statements. Schedule 3.11 hereto contains true and complete copies of (a) the financial statements of the Companies, which financial statements contain balance sheets and profit and loss statements as of and for fiscal years ended December 31, 1996 (the "1996 Financials"), December 31, 1997 (the "1997 Financials"), and December 31, 1998 (the "1998 Financials"), and (b) an unaudited balance sheet and profit and loss statement of the Companies as of and for the six months ended June 30, 1998 and 1999 (the "Stub Financials") (the 1996 Financials, the 1997 Financials, the 1998 Financials and the Stub Financials are collectively referred to herein as the "Financial Statements"). The 1996 Financials, 1997 Financials, and 1998 Financials are audited. The Financial Statements (together with the notes related thereto) were prepared in accordance with GAAP and present fairly, in all material respects, the operating income and financial condition of the Companies as of their respective dates and the results of operations for the periods then ended, subject, with respect to the Stub Financials, to the absence of footnotes and to normal, recurring year-end adjustments.

         3.12 Employees and Employee Benefit Plans.

                  (a) A complete list of all employees of each Company, as of June 30, 1999, is set forth on Schedule 3.12.

                  (b) Schedule 3.12 lists each Employee Benefit Plan that the Companies maintain or to which the Companies contribute.

                  (c) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA and the Code, except where the failure to comply would not have a material adverse effect on the financial condition of the Seller and the Companies taken as a whole.

                  (d) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (e) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section 401(a).

                  (f) As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                  (g) The Seller and the Companies have made available to the Buyer copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (h) With respect to each Employee Benefit Plan that any of the Companies maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (i) No such Employee Benefit Plan which is an
                  Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted.

                           (ii) No action, suit, proceeding, hearing, or
                  investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending.

                           (iii) None of the Companies has incurred any
                  liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

         3.13 Labor Relations. None of the Companies is a party to, or has agreed to recognize any union or any collective bargaining agreement, nor has any union or collective bargaining unit been certified as representing any of their employees. As of the date hereof, the Companies have complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, are not engaged in any unfair labor practices and as of the date hereof the Companies have not received any written notice alleging that they have failed to comply with any such laws, rules or regulations. No controversies, charges, grievances, disputes or proceedings are pending or, to the Knowledge of the Companies or Seller, threatened, against any of the Companies before any court, federal, state, local or Puerto Rico governmental agency, commission, department or other entity, including, without limitation, the National Labor Relations Board or the Equal Employment Opportunity Commission, the FCC, any state or local agency or otherwise, except as disclosed in Schedule 3.13 hereto. There is no labor strike, slowdown, work stoppage or lockout actually pending or, to the Knowledge of Seller or the Companies, threatened against or affecting any of the Companies. To the Knowledge of Seller and the Companies, no union organizational campaign or representation petition is currently pending with respect to the employees of any of the Companies.

         3.14     Taxes. Except as set forth on Schedule 3.14:

                           (i) All Tax Returns of the Companies that are
                  required to be filed on or before the Closing Date have been or will be duly filed on a timely basis (taking into account any applicable extensions) under the statutes, rules and regulations of each jurisdiction in which such Tax Returns are required to be filed. All such Tax Returns are complete and accurate in all material respects. All Taxes, with respect to the Companies whether or not reflected on the Tax Returns, for all periods, or portions thereof, ending on or before the Closing Date have been or will be timely paid on or before the Closing Date, or provisions for the payment thereof have been or will be made on or before the Closing Date, by or on behalf of the Companies.

                           (ii) No claim for assessment or collection of Taxes
                  has been asserted against the Companies. None of the Companies is a party to any pending audit, action, proceeding or investigation by any governmental entity for the assessment or collection of Taxes.

                           (iii) The Companies have not waived or extended the
                  statute of limitations for the assessment or collection of Taxes. There are no liens or encumbrances related to Taxes on any of the Assets of the Companies (other than for current Taxes not yet due and payable).

                           (iv) The charges, accrual and reserves with respect
                  to Taxes on the Final WC Statement will be adequate and at least equal to the Companies outstanding liability for Taxes with respect to all periods, or portions thereof, ending on or before the Closing Date.

                           (v) Since October 23, 1998 through the date hereof,
                  none of the Companies have generated any subpart F income, as defined in section 952 of the

                  Code. Seller makes no representation concerning whether or to what extent the Companies will generate subpart F income, as defined in section 952 of the Code, after the Closing Date.

         3.15 Claims; Legal Actions. Except as set forth on Schedule 3.15, and except with respect to environmental matters, there is no legal action, counterclaim, suit, inquiry, judicial or administrative proceeding, investigation, arbitration, governmental investigation or other legal, administrative or Tax proceeding, nor any order, decree or injunctions, judgment, in progress or pending, or to Seller's or the Companies' Knowledge, threatened against the Companies or any of their respective properties or assets, other than those that would not have a material adverse effect on the financial condition or business operations of the Companies or the Stations, taken as a whole.

         3.16 Laws. Except with respect to environmental matters, to the Knowledge of Seller and the Companies, the Companies have complied in all respects with all applicable federal, state, local, municipal, Puerto Rico and foreign laws, rules, regulations, ordinances, judgments, orders and decrees, except for any noncompliance which would not have a material adverse effect on the financial condition or business operations of the Companies or the Stations taken as a whole.

         3.17 Environmental Matters. Except as set forth on Schedule 3.17 or as permitted by or consistent with applicable Environmental Laws, and anything in this Agreement notwithstanding, (i) the Companies' use of the Assets and Real Property is in compliance in all respects with Environmental Laws except for noncompliance which would not have a material adverse effect on the business or operations of the Companies or the Stations, taken as a whole; (ii) there are no actions, suits, claims or proceedings based on Environmental Laws pending or, to the Knowledge of Seller, threatened against the Company relating to the ownership or operation of the Stations except for those actions, suits, claims or proceedings that would not have a material adverse effect on the business or operations of the Companies or the Stations, taken as a whole; and (iii) to the Knowledge of Seller, the Stations are owned and operated in compliance in with Environmental Laws except for noncompliance which would not have a material adverse effect on the business or operations of the Companies or the Stations, taken as a whole.

         3.18 Target and Subsidiary Shares. Each of the Seller, WOQI, Inc., and WIO, Inc. holds of record and owns beneficially all of the issued and outstanding Target Shares or Subsidiary Shares, as applicable, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Seller, WOQI, Inc. or WIO, Inc. is a party to any option, warrant, purchase right, or other contract or commitment that could require any of them to sell, transfer, or otherwise dispose of any capital stock of the Companies (other than this Agreement). None of the Seller, WOQI, Inc. or WIO, Inc. is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Companies.

         3.19 Capitalization. The entire authorized capital stock of each of the Companies is set forth on Schedule 3.19, including the number of Target Shares held in treasury. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Companies to issue, sell, or otherwise cause to become outstanding any of their capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Companies.

         3.20 Subsidiaries. Except as set forth on Schedule 3.20, the Companies do not have any Subsidiaries. Set forth for each Subsidiary of the Companies on
Schedule 3.20 is (a) the number of shares of authorized capital stock of each class of its capital stock, (b) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (c) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Companies have been duly authorized and are validly issued, fully paid, and nonassessable.

         3.21 Brokers' Fees. Neither the Seller nor any of the Companies has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         3.22 Certain Business Relationships with Seller and the Companies. The Seller has not been involved in any material business arrangement or relationship with any of the Companies within the past 12 months and does not own any material Asset, tangible or intangible, which is used in the business of any of the Companies.

         3.23 Trade Deals. Schedule 3.23 contains a list of all of the Trade Deals as of the date listed thereon involving the Stations and correctly sets forth the balance of the Companies' obligations under the caption "Air Time Due Client" under each such Trade Deal at such time.

         3.24 No Undisclosed Liabilities. None of the Companies has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since the date of the Stub Financials.

         3.25 Books and Records. The books of account, minute books, stock record books, and other records of the Companies, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices. In all material respects, the minute books of the Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Companies, and, to the Companies' Knowledge, no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. As of the Closing, all of those books and records will be in the possession of the respective Companies to which they apply.

         3.26 Disclosure. No representation or warranty of Seller or the Companies in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         3.27 Disclaimer of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III, THE SELLER AND COMPANIES MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE ASSETS, LIABILITIES OR OPERATIONS OF THE COMPANIES, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN THIS ARTICLE III, THE BUYER IS PURCHASING THE TARGET SHARES AND SUBSIDIARY SHARES ON AN "AS-IS, WHERE-IS" BASIS.

                                  ARTICLE IV.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller and the Companies as follows:

         4.1 Organization, Standing and Authority. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer is duly qualified to conduct business and is in good standing in each jurisdiction where it is required to be so qualified, except where a failure to so qualify could not reasonably be expected to have a material adverse effect on the business or operations of Buyer.

         4.2 Authorization and Binding Obligation. Buyer has the requisite power and authority to execute, deliver, and perform this Agreement and all other agreements to be executed and delivered by it hereunder or in connection herewith and all necessary corporate action on the part of Buyer has been duly and validly taken to authorize the execution, delivery and performance of this Agreement and such other agreements and instruments to be executed and delivered by Buyer. This Agreement has been duly executed by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as that enforceability may be (a) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (b) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law).

         4.3 Absence of Conflicting Agreements or Consents. Except as set forth on Schedule 4.3, no consent, authorization, approval, order, license, certificate or permit of or from or declaration or filing with any federal, state, local, municipal, Puerto Rico or other governmental entity or other tribunal is required for the execution, delivery and performance of this Agreement or any of the agreements or instruments contemplated hereby. Except as set forth on Schedule 4.3, neither the execution, delivery and performance of this Agreement and such other agreements and instruments (with or without the giving of notice, the lapse of time, or both) nor the consummation of the transactions contemplated hereby (i) conflicts with the Certificate of Incorporation or Bylaws of

Buyer; (ii) conflicts with, results in a breach of, or constitutes a default under any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental entity or (iii) conflicts with, results in a breach of, constitutes a default under, permits any party to terminate, modify, accelerate the performance of or cancel the terms of, any agreement, lease, instrument of indebtedness, license or other obligations to which Buyer is a party, or by which Buyer may be bound, such that Buyer could not acquire the Target Shares or the Subsidiary Shares.

         4.4 Qualification. Buyer is legally, technically, and by the Financing Date will be financially, and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire the FCC Licenses and own and operate the Stations without condition or waiver of any FCC rules or regulations. There are no proceedings pending or, to the Knowledge of Buyer, threatened in writing, or facts, which could reasonably be expected to disqualify Buyer under the Communications Act or otherwise from acquiring the FCC Licenses or owning and operating the Stations or would cause the FCC not to approve the assignment or transfer of the FCC Licenses to Buyer. There is no fact or circumstance relating to Buyer or any of its affiliates that could (i) cause the FCC to deny the FCC Applications or (ii) delay processing of the FCC Applications because the FCC is considering whether acts or omissions of Buyer or any of its affiliates warrant admonishing Buyer or any of its affiliates, or imposing a fine, forfeiture, or other penalty against Buyer or any of its affiliates. Buyer is legally and, by the Financing Date will be financially, qualified to purchase the Target Shares and the Subsidiary Shares and Buyer's obligations hereunder are not contingent on obtaining financing.

         4.5 Investment Purpose. Buyer is acquiring the Target Shares and the Subsidiary Shares for investment purposes and not with a view toward or for sale in connection with any distribution thereof, except in compliance with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and other applicable securities laws.

                                   ARTICLE V.
                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to certain periods following the execution of this Agreement:

         5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in Article VII).

         5.2 FCC Consent. Within seven (7) business days after the execution of this Agreement, Buyer and Seller will file with the FCC appropriate applications for the FCC Consent (the "FCC Applications"). The Parties shall prosecute the FCC Applications with all reasonable diligence and otherwise use their commercially reasonable efforts to obtain the FCC Consent as expeditiously as practicable, provided, however, except as provided in the following sentence, neither Buyer nor Seller shall be required to pay consideration to any third party to obtain the FCC Consent. Buyer and Seller shall share equally the cost of all FCC filing fees relating to this transaction.

         5.3 Hart-Scott-Rodino and Other Filings. Buyer and Seller shall proceed, as expeditiously as possible following the execution of this Agreement, to file proper applications and notices that may be required under the Hart-Scott-Rodino Act in order to advise the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") of the transactions described herein. Buyer and Seller shall share equally all filing fees associated with Hart-Scott-Rodino Act filings. To the extent required by law, all of the parties shall proceed to obtain any other regulatory or government consent or waiver and to effect any registrations or filings as may be necessary to consummate the transactions contemplated hereby.

         5.4 Operation of Business. Between the date hereof and the Commencement Date of the TBA, the Seller shall not cause or permit any of the Companies to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, between the date hereof and the Commencement Date of the TBA, the Seller shall not cause or permit any of the Companies to engage in any practice, take any action, or enter into any transaction the primary purpose or effect of which will be to generate or preserve cash or cash equivalents.

         5.5 Preservation of Business. Between the date hereof and the Commencement Date of the TBA, unless otherwise set forth in the TBA, the Seller will cause each of the Companies to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         5.6 Inspections.

                  (a) Seller agrees that for a period of thirty (30) days after the date hereof, Buyer shall have the right to inspect the facilities of the Stations (the "Inspection Period"), at Buyer's sole cost and expense, to conduct, among other things, an engineering inspection of the Stations' facilities to determine compliance with the FCC's rules and regulations pertaining to radio broadcast facilities, and a Phase I environmental assessment (as that term is defined in ASTM Standard E-1527-97) of the Real Property and the Stations' facilities. If at the end of the Inspection Period, it has been determined (x) by a certified engineer that the facilities of the Stations are not in material compliance with FCC rules and regulations; or (y) by a recognized environmental consultant that the Stations' facilities or Real Property are in material violation of Environmental Laws, Seller agrees to take actions to remediate such noncompliance or violations, provided, however, that Seller shall not be required to remediate if the total cost of such remediation exceeds FIVE HUNDRED THOUSAND DOLLARS ($500,000), and Seller shall not be required to remediate if Buyer has not provided notice of noncompliance or violation, which notice shall include a copy of all relevant engineers' and/or consultants' reports, a detailed description of the noncompliance or violation, and detailed estimates of the cost of remediation, within 10 business days after the Inspection Period. If the cost of the remediation exceeds FIVE HUNDRED THOUSAND DOLLARS ($500,000), Seller has the right to (a) agree to perform the remediation or (b) decline to perform the remediation. Seller shall notify Buyer of its decision within fifteen (15) business days of receiving the notice of noncompliance or violation. If Seller declines, then Buyer shall have the right to terminate this Agreement, without penalty or costs, immediately upon receiving such notice from Seller. If Seller agrees, Seller shall proceed with reasonable diligence to take such actions and complete such actions prior to the Closing Date. Seller and Buyer agree that if such actions reasonably cannot be remedied by the Closing Date, Seller shall have the right to access the Real Property and the Stations' facilities after the Closing Date in order to complete the remediation. Notwithstanding the foregoing, Buyer acknowledges that Seller's obligation to provide access to its Real Property and facilities of the Stations for purpose of the inspections is limited to Seller's or the Companies' reasonable efforts to obtain Landlord consents and cooperation with respect to such access.

                  (b) In the event that the Phase I environmental assessment provided for in the preceding section reasonably demonstrates the need for sampling, then Buyer may undertake such sampling, at its expense, provided, that in the event such sampling cannot be completed and the results reported to Seller within the 30-day period provided for above, and that Buyer provides written notice of and justification for such sampling (including the report of the Phase I assessment) prior to the end of the 30-day period, then the time allowed for completing such sampling and reporting same to Seller will be extended for up to twenty (20) days. Upon a further request by Buyer, Seller may, in its sole discretion, grant additional time to Buyer beyond such 20-day extension to complete sampling.

                  (c) Seller's remediation obligations shall be deemed completed when the condition or conditions remediated are no longer in material violation of Environmental Laws or FCC rules and regulations. Seller shall have no further obligations respecting any matters or conditions addressed in any Phase I environmental assessments or engineering reports prepared pursuant to this
Section 5.6 and Seller shall be deemed to have fully complied with the representations and warranties set forth in Section 3.4(b) and Section 3.17 (and such representations and warranties shall automatically terminate) once the condition or conditions, if any, have been remediated or if no conditions were identified during the Inspection Period. In addition, after the Inspection Period, Buyer is prohibited from making any claims against Seller for breaches pursuant to Section 3.4(b) and Section 3.17.

                  (d) Notwithstanding the above, after the expiration of the Inspection Period and prior to the Commencement Date of the TBA, unless otherwise set forth in the TBA, Seller shall permit, and Seller shall cause each of the Companies to permit, representatives of Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Companies, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Companies. Buyer will treat and hold as such any Confidential Information it receives from any of Seller and the Companies, in the course of the reviews contemplated by this section, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

         5.7 Control of Station. This Agreement shall not be consummated until after the FCC has given its written consent thereto, and notwithstanding anything herein to the contrary, between the date of this Agreement and the Closing Date, Buyer shall not directly or indirectly control, supervise or direct, or attempt to control, supervise or direct the operation of the Stations.

         5.8 Prorations/Trade Deals. On the Commencement Date of the TBA, or, in the event the Parties do not consummate the TBA, on the Closing Date, all expenses and income arising under the Contracts and Trade Deals shall be prorated as set forth in the TBA. With respect to Trade Deals, the TBA shall provide that such proration shall include an adjustment for the Trade Deals only to the extent of any Net Negative Trade Balance (as defined below) and only to the extent that the Net Negative Trade Balance exceeds Two Hundred Ninety-Eight Thousand Six Hundred Twenty-Six Dollars ($298,626). "Net Negative Trade Balance" means the extent, if any, to which the value (at current rates for time on the Station in question as of the Commencement Date) of unfulfilled obligations of a Station under Trade Deals exceeds the reasonable fair market value of any consideration yet to be received by the Station pursuant to such Trade Deals. Any necessary payments on account of such prorations shall be paid at the Closing as an adjustment to the Purchase Price.

         5.9 Buyer Financing. Buyer acknowledges that it is required to obtain financing in order to purchase the Target Shares and the Subsidiary Shares. Buyer agrees that if it has not obtained Adequate Financing (as defined below) by December 15, 1999 (the "Financing Date"), then Seller shall have the right to terminate this Agreement and to receive the Escrow Deposit as provided in the Escrow Deposit Agreement. "Adequate Financing" shall mean if Buyer (i) completes an Initial Public Offering ("IPO"), receives sufficient proceeds from the IPO to cover the entire Purchase Price and certifies in writing that it has earmarked or set aside such proceeds to purchase the Target Shares and the Subsidiary Shares; or (ii) whether or not it has completed an IPO, has secured other financing, the proceeds from which are sufficient to cover the entire Purchase Price, has a firm written commitment from a reputable lender which explicitly states that the funds will be set aside for the purchase of the Target Shares and the Subsidiary Shares and not available for any other purposes, and has certified in writing that these funds are sufficient to cover the entire Purchase Price and will, in fact, be used to purchase the Target Shares and the Subsidiary Shares.

         5.10 TBA. On the date hereof, the Parties shall enter into the TBA. After the Commencement Date of the TBA, neither Seller nor a Company shall be deemed to have breached this Agreement with respect to any representation, warranty, or covenant if such representation or warranty was true and correct or such covenant had been performed to the extent required as of the Commencement Date and such representation or warranty became not true and correct or such covenant was not performed as a result of any acts or omissions by Buyer during the period of the TBA or as a result of Buyer's performance or failure to perform under the TBA. Notwithstanding the preceding sentence, Seller and the Companies shall not be bound by the representations or warranties set forth in the following sections in respect of periods following the Commencement Date:
3.8 (with respect to Contracts to be assigned to Buyer pursuant to the TBA), 3.9 (with respect to Contracts to be assigned to Buyer pursuant to the TBA), 3.12, 3.13, 3.24. All other representations and warranties of Seller and the Companies, unless otherwise set forth therein, shall be true and correct as of the date hereof and as of the Closing Date.

                                  ARTICLE VI.
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the Closing.

         6.1 General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII below).

         6.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Companies, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII below).

         6.3 Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of them from maintaining the same business relationships with the Companies after the Closing as it maintained with the prior to the Closing.

                                  ARTICLE VII.
                        CONDITIONS TO OBLIGATION TO CLOSE

         7.1 Conditions to Obligations of Seller and the Companies. The obligations of Seller and the Companies to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) The FCC Consent shall have been granted by the FCC. Any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been earlier terminated.

                  (b) As of the Closing Date, no action, claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of the transaction shall be pending before any court, the FCC, or any other governmental authority; provided, however, that this condition may not be invoked by a Party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such Party; and

                  (c) The delivery of the Purchase Price as set forth in Section 2.2.

         7.2 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) The FCC Consent shall have been granted by the FCC. Any applicable waiting period under the Hart-Scott-Rodino Act shall have expired or been earlier terminated;

                  (b) As of the Closing Date, no action, claim, suit or proceeding seeking to enjoin, restrain, or prohibit the consummation of the transaction shall be pending before any court, the FCC, or any other governmental authority; provided, however, that this condition may not be invoked by a Party if any such action, suit, or proceeding was solicited or encouraged by, or instituted as a result of any act or omission of, such Party; and

                  (c) The delivery by Seller of the Target Shares and the Subsidiary Shares free and clear of all liens and encumbrances except as otherwise provided herein.

                                 ARTICLE VIII.
                      REMEDIES FOR BREACH OF THIS AGREEMENT

         8.1 Survival of Representations and Warranties. Subject to Section 5.10 and except as provided in the succeeding sentence, the representations and warranties of the parties contained in Articles III and IV above shall survive the Closing hereunder and continue in full force and effect for a period of one year thereafter, provided, however, that the representations and warranties contained in Section 3.14 shall survive for the applicable statute of limitations and the representations and warranties contained in Sections 3.5 and
3.7 with respect to good and marketable title to the Assets, owned Real Property, and Personal Property shall survive for three years after the Closing.

         8.2 Exclusive Remedy. Other than the right of Buyer to terminate this Agreement as specified in Article X and the right of Buyer to specific performance as specified in Section 8.8, the right to indemnification hereunder shall be the exclusive remedy of Buyer in connection with any breach by Seller or the Companies of any representation, warranty, or covenant hereunder.

         8.3 Buyer's Right to Indemnification. Seller undertakes and agrees that, if the Closing occurs, Seller shall indemnify, defend by counsel reasonably acceptable to Buyer, and hold harmless Buyer, its affiliates, successors and assigns and its respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Buyer Indemnitees") from and against and in respect of any and all losses, costs, liabilities, claims, obligations, diminution in value and expenses, including reasonable attorneys' fees, incurred or suffered by a Buyer Indemnitee arising from a breach, misrepresentation, or other violation of any of Seller's covenants, warranties or representations contained in this Agreement. The foregoing indemnity is intended by Seller to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, diminution in value, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth.

         8.4 Seller's Right to Indemnification. Buyer undertakes and agrees that, if the Closing occurs, Buyer shall indemnify, defend by counsel reasonably acceptable to Seller, and hold harmless Seller, its affiliates, successors and assigns and its respective directors, officers, employees, shareholders, representatives and agents (hereinafter referred to collectively as "Seller Indemnitees") from and against and in respect of any and all losses, costs, liabilities, claims, obligations, diminution in value and expenses, including reasonable attorneys' fees, incurred or suffered by a Seller Indemnitee arising from a breach, misrepresentation, or other violation of any of Buyer's covenants, warranties and representations contained in this Agreement. The foregoing indemnity is intended by Buyer to cover all acts, suits, proceedings, claims, demands, assessments, adjustments, costs, and expenses with respect to any and all of the specific matters in this indemnity set forth.

         8.5 Conduct of Proceedings. If any claim or proceeding covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so (but only if such compromise, settlement or other disposition does not in the reasonable judgment of the Indemnified Party adversely affect the Indemnified Party), all at the expense of the Indemnitor; provided that the Indemnitor shall not have the right to control the defense of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party fully from all liabilities incurred as a result of such claim or proceeding and then and periodically thereafter provides the Indemnified Party with reasonably sufficient evidence of the ability of the Indemnitor to satisfy any such liabilities. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor (but only if indemnification is adjudged to be proper), in any way in which the Indemnified Party deems to be in its best interest.

         8.6 Limits on and Conditions of Indemnification; Threshold and Cap. Notwithstanding any other provision hereof, no Indemnified Party shall be entitled to make a claim against an Indemnitor in respect of any breach of this Agreement except to the extent that the aggregate amount of such damages exceeds the amount of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000) (the "Threshold Amount"); provided, however, that once such aggregate has been exceeded, such Indemnitor shall only be liable for the amount that such damages exceed the Threshold Amount. Notwithstanding any other provision of the Agreement, neither the indemnity obligation of Seller nor the indemnity obligation of Buyer will exceed NINE MILLION DOLLARS ($9,000,000). Amounts paid by Seller for remediation pursuant to Section 5.6 will not be considered in determining whether the Threshold Amount has been exceeded.

         8.7 Tax Treatment of Indemnity Payments. The parties hereto agree that any indemnity payments or other payments made under this Agreement shall be considered to be an adjustment to the Purchase Price.

         8.8 Buyer's Right of Specific Performance. The Parties recognize that if, prior to Closing, Seller breaches this Agreement and refuses to close the sale of the Target Shares and the Subsidiary

Shares to Buyer under the provisions of this Agreement, monetary damages alone would not be adequate to compensate Buyer for its injury. In such case, therefore, Buyer shall be entitled, in addition to any other remedies available (including but not limited to indemnification), to obtain Seller's specific performance of the terms of this Agreement prior to Closing. If any action is brought by Buyer to enforce this Agreement prior to Closing, Seller shall waive the defense that there is an adequate remedy at law.

                                  ARTICLE IX.
                                   TAX MATTERS

         The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

         9.1 Preparation of Tax Returns. Seller shall prepare or cause to be prepared, in a manner consistent with past practices, and file or cause to be filed on a timely basis, taking into account any applicable extensions, all Tax Returns for the Companies for all periods ending on or prior to the Closing Date which are due to be filed after the Closing Date. Seller shall cause to be timely paid all Taxes of the Companies required to be paid for the periods covered by such Tax Returns. Buyer shall prepare or cause to be prepared, in a manner consistent with past practices, and file or cause to be filed on a timely basis, taking into account any applicable extensions, any Tax Returns for the Companies for any Tax periods which begin before the Closing Date and end after the Closing Date. Buyer shall cause to be timely paid all Taxes of the Companies required to be paid for the periods covered by such Tax Returns.

         9.2 Refunds. Any Tax refunds that are received by Buyer or the Companies, and any amounts credited against Tax to which Buyer or the Companies become entitled and receive an actual reduction in Taxes from such Credit, that relate to periods, or portions thereof that end on or before the Closing Date shall be for the account of Seller, and Buyer shall pay over to Seller any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto provided, however that Buyer shall not be obligated to pay over to Seller the amount of any such credit if Buyer or the Companies do not receive an actual reduction in Taxes as a result of the credit within five years of becoming entitled to such credit. Buyer agrees that if it or any of the Companies have the option to elect to receive a Tax refund or credit for or on behalf of any of the Companies with respect to periods, or portions thereof, that end on or before the Closing Date, that Buyer or any of the Companies, as the case may be, shall elect to receive a Tax refund. In addition, Buyer shall, if Seller so requests and at Seller's expense, cause the Companies to file for and obtain any refund to which Seller is entitled to under this Section 9.2. Buyer shall permit Seller to control (at the Seller's expense) the prosecution of such refund claim, and shall cause powers of attorney authorizing Seller to represent the Companies before the relevant taxing authority with respect to such refund to be executed, provided that Seller (i) shall keep Buyer informed regarding the progress and substantive aspect of any such refund and (ii) shall not compromise or settle any such refund without obtaining Buyer's consent, which consent shall not be unreasonably withheld, if such compromise or settlement would have the effect of increasing any Tax liability of a Company for any taxable period ending after the Closing Date. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this
Section 9.2 is subsequently reduced or
disallowed, the Seller shall indemnify and hold Buyer harmless for any Taxes assessed against Buyer or the Companies by reason of the reduction or disallowance.

         9.3 Cooperation on Tax Matters. Buyer, the Companies and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

         9.4 Post-Closing Access. Buyer, for a period of six (6) years following the Closing Date, shall make available during normal business hours, for audit, inspection and copying by Seller, the Companies and their representatives, solely for purposes related to Tax matters of Seller, the Companies and their affiliates and upon reasonable notice, all records, files, documents and correspondence transferred to it hereunder, provided, that Buyer's business operations will not thereby be unreasonably interfered with.

         9.5 Tax Sharing Agreements. All tax sharing agreements or similar agreements with respect to or involving the Companies shall be terminated as of the Closing Date and, after the Closing Date, the Companies shall not be bound thereby or have any liability thereunder.

         9.6 Transfer Taxes. Seller shall pay any and all excise, transfer, stamp, documentary or other similar Taxes and fees (including any penalties and interest) incurred as a result of Buyer's acquisition of the Companies pursuant to this Agreement. Seller shall file all necessary Tax Returns with respect to such Taxes and fees at its own expense.

         9.7 Allocation of Taxes.

         For purposes of this Agreement, in the case of Taxes that are payable with respect to periods that begin before and end after the Closing Date, the portion of such Taxes payable for the period ending on the Closing Date shall be
(i) in the case of Taxes based upon or measured by income, and in the case of any sale or use tax, the amount which would be payable if the taxable year ended as of the Closing Date and (ii) in the case of any other Tax, such as property, the amount of such tax for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing date and the denominator of which is the number of days in the entire period.

                                   ARTICLE X.
                                   TERMINATION

         10.1 Termination of Agreement. The Parties may terminate this Agreement only as provided below.

                  (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing.

                  (b) Seller may terminate this Agreement, and shall be entitled to the Escrow Deposit, in the event that (i) Buyer is unable to obtain Adequate Financing, as set forth in Section 5.9; (ii) Buyer fails to close the transaction contemplated hereby by the Outside Date for any reason other than the reasons for termination by Buyer set forth in Section 10.1(c); (iii) any condition to Seller's or the Companies' obligations to Close as set forth in
Section 7.1 remains unsatisfied as of the Outside Date, as defined below, for any reason related to Buyer, provided, that Seller cannot exercise such right to terminate if the failure of such condition to be satisfied is also due to any reason related to Seller or the Companies.

                  (c) Buyer may terminate this Agreement, and shall be entitled to return of the Escrow Deposit, in the event that (i) any condition to Buyer's obligation to close as set forth in Section 7.2 remains unsatisfied as of the Outside Date for any reason related to Seller or the Companies; provided, that Buyer cannot exercise such right to terminate if the failure of such condition to be satisfied is also due to any reason related to Buyer; or (ii) if any of the Companies or their subsidiaries, as appropriate, do not validly hold material FCC Licenses as of the Outside Date. In the event of any breach by Seller or any of the Companies of any representation, warranty, or covenant hereunder, other than as specifically enumerated in the preceding sentence, Buyer shall remain obligated to Close the transaction contemplated hereby, and Buyer's sole remedy will be indemnification as provided in Article VIII.

                  (d) Unless otherwise terminated pursuant to the provisions of this Article, or unless terminable pursuant to Sections 10.1(b) or 10.1(c), any Party may terminate this Agreement if the Closing has not occurred by June 30, 2000 (the "Outside Date"). In the case of termination for reasons other than as set forth in Sections 10.1(b), Buyer shall be entitled to return of the Escrow Deposit.

         10.2 Effect of Termination. Unless otherwise set forth herein or above, if any Party terminates this Agreement pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach), provided, however, that the confidentiality provisions contained herein shall survive termination.

                                  ARTICLE XI.
                                  MISCELLANEOUS

         11.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         11.2 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         11.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         11.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its affiliates and (ii) designate one or more of its affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         11.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         11.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Seller:

                           Chancellor Media Corporation of Los Angeles
                           c/o AMFM Inc.
                           1845 Woodall Rodgers Freeway
                           Suite 1300
                           Dallas, Texas 75201
                           Attention:  William Banowsky, Esq.
                           Telecopier: (512) 340-7890

         with copy to:

                           Latham & Watkins
                           Suite 1300
                           1001 Pennsylvania Avenue., N.W.
                           Washington, D.C.  20004
                           Attention:  Eric Bernthal, Esq.
                           Telecopier:  (202) 637-2201

         If to Buyer:

                           Spanish Broadcasting System of Puerto Rico, Inc. 3191 Coral Way, #805
                           Miami, Florida  33145
                           Attention:  Raul Alarcon, Jr., President
                           Telecopier:  (305) 444-2179



         With a copy to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           901 Fifteenth Street, N.W.
                           Washington, D.C. 20005-2327
                           Attention:  Jason L. Shrinsky, Esq.
                           Telecopier:  (202) 682-3580

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         11.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         11.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11.11 Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, unless otherwise set forth herein.

         11.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this

Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         11.13 Incorporation of Exhibits, Annexes, and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC.


                                By: /s/ Joseph A. Garcia
                                    --------------------------------------------
                                Name: Joseph A. Garcia
                                      ------------------------------------------
                                Title: CFO
                                       -----------------------------------------

                                CHANCELLOR MEDIA CORPORATION OF LOS ANGELES


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------


                                PRIMEDIA BROADCAST GROUP, INC.


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------


                                WIO, INC.


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------


                                CADENA ESTEREOTEMPO, INC.


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------

                                PORTORICAN AMERICAN BROADCASTING, INC.


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------


                                WLDI, Inc.


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------


                                WPRC, INC.


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------


                                WOYE, iNC.


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------


                                WZNT, iNC.


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------


                                WOQI, INC.


                                By: /s/ William S. Banowsky
                                    --------------------------------------------
                                Name: William S. Banowsky
                                      ------------------------------------------
                                Title: Executive Vice President
                                       -----------------------------------------

                                                                    SCHEDULE 2.5

                          ALLOCATION OF PURCHASE PRICE


         Primedia Broadcast Group, Inc.                       $         0

         WZNT, Inc.                                           $23,508,000

         WOYE, Inc.                                           $ 8,496,000

         WLDI, Inc.                                           $16,920,000

         WRPC, Inc.                                           $ 4,005,000

         WOQI, Inc.                                           $ 3,510,000

         WIO, Inc.                                            $33,561,000

                                                                    SCHEDULE 3.1

                          JURISDICTION OF ORGANIZATION


         Entity                                       Jurisdiction
         ------                                       ------------
 Chancellor Media Corporation of                      Delaware
          Los Angeles

 Primedia Broadcast Group, Inc.                       Puerto Rico

 WIO, Inc.                                            Puerto Rico

 WLDI, Inc.                                           Puerto Rico

 WOQI, Inc.                                           Puerto Rico

 WPRC, Inc.                                           Puerto Rico

 WOYE, Inc.                                           Puerto Rico

 WZNT, Inc.                                           Puerto Rico

 Cadena Estereotempo, Inc.                            Puerto Rico

 Portorican American Broadcasting, Inc.               Puerto Rico

                                                                    SCHEDULE 3.3

                                SELLER'S CONSENTS


1.       FCC Consent

2. Expiration or termination of the applicable waiting period under the Hart-Scott Rodino Act

3.       Consents described on Schedule 3.9

                                                                    SCHEDULE 3.4

                            FCC LICENSES AND MATTERS


A.       LICENSEE: CADENA ESTEREOTEMPO, INC.


                              MAIN STATION LICENSES

Call Sign         Frequency        Community of License      License File Number   Expiration Date
---------         ---------        --------------------      -------------------   ---------------
WIOA(FM)            99.9 MHz          San Juan, PR                BLH-980911KC          02/01/04
WIOB(FM)            97.5 MHz          Mayaguez, PR                BLH-951020KC          02/01/04
WIOC(FM)           105.1 MHz          Ponce, PR                   BLH-990225KF          02/01/04



                                 BOOSTER LICENSE

Call Sign     Associated Main Station          Service Area          License File Number      Expiration Date
---------     -----------------------          ------------          -------------------      ---------------
W291AC              WIOA(FM)                  Juana Diaz, PR             BLFTB-961003TC            02/01/04
WIOB-FM1            WIOB(FM)                  San German, PR             BLFTB-861003TG            02/01/04

A. LICENSEE: CADENA ESTEREOTEMPO, INC.


                               AUXILIARY LICENSES


Call Sign         Associated Main Station      Service                 License File Number       Expiration Date
---------         -----------------------      -------                 -------------------       ---------------
WLO256                   WIOA(FM)              Aural STL                BPLST-870914MD                 02/01/04
KUQ48                    WIOB(FM)              Aural STL                502960                         02/01/04
WAW453                   WIOB(FM)              Aural Intercity Relay    500433                         02/01/04
WHN214                   WIOB(FM)              Aural Intercity Relay    502961                         02/01/04
WPNI500                  WIOB(FM)              Aural Intercity Relay    502959                         02/01/04
WAW481                   WIOC(FM)              Aural Intercity Relay    500434                         02/01/04



                               CONSTRUCTION PERMIT

Call Sign                  Frequency          Community of License         Permit File Number            Expiration Date
---------                  ---------          --------------------         ------------------            ---------------
WIOB(FM)                   97.5 MHz             Mayaguez, PR               BPH-961213IC                     08/20/00

B. LICENSEE: WLDI, INC.




                              MAIN STATION LICENSE

Call Sign                  Frequency                 Community of License               License File Number        Expiration Date
---------                  ---------                 --------------------               -------------------        ---------------
WCOM(FM)                    94.7 MHz                       Bayamon, PR                      BLH-850603KZ               02/01/04




                                AUXILIARY LICENSE

Call Sign         Associated Main Station         Service           License File Number        Expiration Date
---------         -----------------------         -------           -------------------        ---------------
KKT92                    WCOM(FM)                 Aural STL                501913                 02/01/04

C.       LICENSE: PORTORICAN AMERICAN BROADCASTING, INC.


                              MAIN STATION LICENSE


Call Sign(1)         Frequency         Community of License        License File Number        Expiration Date
----------         ---------         --------------------        -------------------        ---------------
WZMT((FM)          93.3 MHz          Ponce, PR                        BLH-4398                 02/01/04




                               AUXILIARY LICENSES

Call Sign         Associated Main Station         Service                  License File Number           Expiration Date
---------         -----------------------         -------                  -------------------           ---------------
KPM574            WZMT(FM)                        RP Auxiliary Remote         9401480659                 02/01/04
                                                  Pickup
KQT856            WZMT(FM)                        RP Auxiliary Remote         9401480660                 02/01/04
                                                  Pickup
KQT857            WZMT(FM)                        RP Auxiliary Remote         9401480663                 02/01/04
                                                  Pickup
KK7946            WZMT(FM)                        RP Auxiliary Remote         922545                     02/01/04
                                                  Pickup
KSK902            WZMT(FM)                        RP Auxiliary Remote         911597                     02/01/04
                                                  Pickup
WPMH794           WZMT(FM)                        RP Auxiliary Remote         9806D110763                02/01/04
                                                  Pickup



----------
(1) The FCC granted a call sign change request, filed on 6/14/99, from WOQI to WZMT.

D. LICENSEE: WOYE, INC.



                             MAIN STATION LICENSE


Call Sign           Frequency           Community of License           License File Number        Expiration Date
---------           ---------           --------------------           -------------------        ---------------
WOYE-FM             94.1 MHz            Mayaguez, PR                   BLH-781219AD               02/01/04




                               TRANSLATOR LICENSE


Call Sign         Associated Main Station         Service Area         License File Number        Expiration Date
---------         -----------------------         ------------         -------------------        ---------------
W276AI            WOYE-FM                         Ponce, PR            BLFT-860609TH              02/01/04




                               AUXILIARY LICENSES


Call Sign         Associated Main Station         Service                   License File Number          Expiration Date
---------         -----------------------         -------                   -------------------          ---------------
WCD959            WOYE-FM                         Aural STL                 BMLST-850725MQ               02/01/04
WPNA849           WOYE-FM                         Aural Intercity Relay     501859                       02/01/04
WPNH659           WOYE-FM                         Aural Intercity Relay     502962                       02/01/04
KY7776            WOYE-FM                         Remote Pickup             BRRE7810020N                 02/01/04
WFW654            WOYE-FM                         Aural Intercity Relay     BPLIC-790321                 02/01/04



----------
         WOYE-FM is currently operating under Special Temporary Authority ("STA") while the station constructs a new antenna tower. The STA was granted July 9, 1999 and expires on October 9, 1999.

D. LICENSEE: WOYE, INC.



                                  APPLICATIONS


Call Sign         FCC File Number           Explanation
---------         ---------------           -----------
WOYE-FM           BMLH-990720KA             Modify Main Station License for installation of a new antenna.

E. LICENSEE: WRPC, INC.


                             MAIN STATION LICENSE

Call Sign                  Frequency                 Community of License               License File Number        Expiration Date
---------                  ---------                 --------------------               -------------------        ---------------
WCTA-FM                    95.1 MHz                  San German, PR                      BLH-6720                  02/01/04





                               AUXILIARY LICENSES


Call Sign         Associated Main Station            Service                            License File Number        Expiration Date
---------         -----------------------            -------                            -------------------        ---------------
BLP-00544         WCTA-FM                            LP Auxiliary Low Power             830407MM                   02/01/04





                                  APPLICATIONS

Call Sign         FCC File Number           Explanation
---------         ---------------           -----------
WCTA-FM           BMLH-990720KB             Modify Main Station License for installation of a new antenna.





--------

         WCTA-FM is currently operating under Special Temporary Authority ("STA") while the station constructs a new antenna tower. The STA was granted July 9, 1999 and expires on October 9, 1999.

F. LICENSEE: WZNT, INC.


                              MAIN STATION LICENSE



Call Sign                  Frequency                 Community of License               License File Number        Expiration Date
---------                  ---------                 --------------------               -------------------        ---------------
WZNT(FM)                   93.7 MHz                  San Juan, PR                              BLH-6968            02/01/04



                                 BOOSTER LICENSE



Call Sign                  Associated Main Station   Service Area                       License File Number        Expiration Date
---------                  -----------------------   ------------                       -------------------        ---------------
WZNT-FM1                   WZNT(FM)                  Cagus, PR                           BLFTB-861210TB            02/01/04



                                  APPLICATIONS


Call Sign         FCC File Number           Explanation
---------         ---------------           -----------
WZNT(FM)          BLH-980805KG              Application to cover a construction permit to relocate the station.

                                                                    SCHEDULE 3.5
                      REAL PROPERTY AND LEASEHOLD INTERESTS


OWNED REAL PROPERTY


               LOCATION                               DESCRIPTION
               --------                               -----------
San Juan - Radio Aeropuerto               Empty - For Sale
Cond. Radio A Int. 41 & 4
Mayaguez 74 Hato Rey

Canavanas - Cubuy                         Transmitter Site - WZNT, WIOA, & WCOM

Mayaguez - Cond. Radio Centro             10th Floor - Apt. #801
                                          10th Floor - Apt. #811

Ponce - Canas Ward                        Parcel

LEASED PROPERTY (LESSEE)


              LOCATION                                     DESCRIPTION                               LESSOR
              --------                                     -----------                               ------
Guaynabo - Acueducto Road 833                   Main Building Facilities                       Rosario de Toro Vda. de
                                                Zeta, Cosmos & Estereotempo Studios            Hernandez and Rosario
                                                Administrative and Sales Offices               Hernandez del Toro

Mayaguez - Edificio Radio Centro                10th Floor - Apt. #802                         Cosme Velazquez

Mayaguez - Edificio Radio Centro                10th Floor - Apt. #807                         Edwin Martinez

Maricao - Monte Del Estado                      WOYE Transmitter Site                          Recursos Naturales

Maricao - Monte Del Estado                      WCTA Transmitter Site                          Recursos Naturales

Aguada - Atalaya                                WIOB Transmitter Site                          Ara International Corp.

Ponce - Pampanos Ward, Playa De Ponce           WOQI Main Offices                              WPAB, Inc.

LEASED PROPERTY (LESSOR)


                LOCATION                                  DESCRIPTION                              LESSEE
                --------                                  -----------                              ------
Guaynabo - Acueducto Road 833                   Cellular Telecommunications                    Centennial Cellular Corp.

Mayaguez - Radio Centro                         Cellular Telecommunications                    Centennial Cellular Corp.

Guaynabo - Acueducto Road 833                   Cellular Telecommunications                    Cellular Communications
                                                                                               of Puerto Rico, Inc.

Guaynabo - Acueducto Road 833                   Beepers                                        Ardis Company

Maricao - Monte Del Estado                      Antenna                                        WNJX-TV, Inc.

                                                                    SCHEDULE 3.6
                            PERSONAL PROPERTY LEASES


         LOCATION                             DESCRIPTION                         LESSOR
         --------                             -----------                         ------
Guaynabo - Acueducto Road 833                    Copier                      Xerox Corporation
Mayaguez - Radio Centro                          Copier                      Xerox Corporation
Ponce - Pampanos Ward, Playa De Ponce            Copier                      Xerox Corporation
Guaynabo - Acueducto Road 833                    Fax                         Xerox Corporation

                                                                    Schedule 3.7

                                PERSONAL PROPERTY

(20) Modular Desks

(1) Voltage Regulator

(1) Ponce Electric Plant

Time Keeping/Attendance Equipment

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

SITES AND LOCATIONS

Page 1-4                                    MAIN OFFICES AND CENTRAL STUDIOS - GUAYNABO
Page 5-6                                    WZNT, WCOM, WIOA TRANSMITTER SITE - CUBUY
Page 7-8                                    RADIO CENTRO BLDG., MAYAGUEZ OFFICES AND STUDIOS
Page 9                                      WOYE TRANSMITTER SITE - MARICAO
Page 10                                     WCTA TRANSMITTER SITE- MARICAO
Page 11                                     WIOB TRANSMITTER SITE - ATALAYA
Page 12                                     WIOC STUDIO, OFFICES AND TRANSMITTER SITE- BY PASS P
Page 13                                     WOQI MAIN OFFICES AND TRANSMITTER SITE - PONCE
Page 14                                     VEHICLES

----------------------------------------------------------------------------------------------------------
MAIN OFFICES AND CENTRAL STUDIOS - GUAYNABO
Control Z-93                          1    Eventide Harmonizer
                                      1    Custom built furniture
                                      1    TFT EAS
                                      1    Belar Rf Amplifier
                                      1    Belar Modulation Monitor
                                      1    Belar Stereo Monitor
                                      1    Tascam DAT DA-30 MKII
                                      1    3 Deck BE Cart Machine
                                      2    Denon 950F CD Players
                                      1    Vox Pro Digital Audio Editor
                                      1    ADAS Terminal (PC)
                                      1    R-18 Radio Systems Console
                                      1    Telos 16 Phone system
                                      3    Sennheiser 420 Mics
                                      1    JBL Monitors and Crown Power amp.
                                      3    DBX 160 Compressors

Production room Zeta                  1    Ramsa 16 Chnl. Console
                                      1    Custom Built furniture
                                      1    ADAS Terminal (PC)
                                      1    Orban DSE 7000
                                      2    Ultra Harmonizer
                                      1    Tascam DAT DA-30 MKII
                                      1    Denon Dual CD 2500F
                                      1    Cassette Player/Rec Denon
                                      1    Sony MiniDisk MDS-B4P Rec/Play
                                      1    BE Phase Trak Cart Rec/Ptay
                                      1    Monitors and Power Amp.
                                      1    Technics Turntable
                                      1    Yamaha Effects Processor

Production room Cosmos                1    Vox Pro Digital Audio Editor
                                      1    ADAS Terminal (PC)


 1 of 16-Schedu36.xis-8/5/98-10:26 AM - Includes items with a value over $1,000

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

                                      1     Orban DSE 7000 System
                                      1     Eventide Delay unit
                                      1     Eventide Ultra Harmonizer
                                      1     Sony MiniDisk MDS-B4P
                                      1     Deno 950F CD Player
                                      1     Tascam DAT DA-30 MKII
                                      1     Tascam Cassette Rec/Plat
                                      1     BE Cart
                                      1     Monitors and Power amp.
                                      1     Custom Built furniture

Control Cosmos                        3     DBX 160 Compressors
                                      3     Sennheiser Mics
                                      1     Vox Pro Digital Audio Editor
                                      1     ADAS Terminal (PC)
                                      2     Denon 950f CD Players
                                      2     Tascam DAT DA-30 MKII
                                      1     Radio Systems R-18 Console
                                      1     Belar Modulation Monitor
                                      1     Belar Stereo Monitor
                                      1     Belar RF Amplifier
                                      1     Telos 16 phone system
                                      1     Sony MiniDisk MDS-B4P

Rack Room                             2     Premia 166Mhz 64Ram Servers ADAS
                                      2     Hewlett Packard 100VG ANY LAN 14 Hub
                                      4     DPT Towers
                                     12     Seagate 4.3Gb Drives
                                      4     Seagate 9 Gb Drives
                                      1     Toshiba 1400 SE UPS
                                      3     Telos Zypher with T-1 V.31 Terminal Adapters.
                                      2     CDQ Prima Codecs with ISDN Terminal Adapters
                                      1     Micorn Marathon
                                      1     FTP Rack with 5 FTP-100 Terminal Cards

Transmitter Room                      1     Harris FM1 H3 93.7Mhz
                                      1     Moseley 6010 STL Transmitter
                                      1     Moseley 4 Chnl Digital Exciter
                                      1     Burk ARC-16 Remote Control
                                      1     Orban 8200 Stereo Generator
                                      1     Moseley SCA Generator
                                      1     BE FX-30 Exciter
                                      1     Moseley PCL 505 STL Tx.
                                      1     Moseley PCL 606 STL Tx.
                                      1     Dielectric Coax Transfer switch 50000
                                      1     Martl RP Receiver


 2 of 16-Schedu36.xis-8/5/98-10:26 AM - Includes items with a value over $1,000

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

                                      1     Onan Transfer Panel
                                      1     Modulation Sciences Stereo Enhancer

Generators                            1     Onan 125Kva Generator
                                      1     Onan 55Kw Generator
                                      1     600 Gal. Diesel Tank With dique
                                      1     250 Gal LPG Tank

Engineering                           1     Sony MiniDisk MDS-84P Deck
                                      2     Denon 950F CD Players
                                      2     CDQ Prima
                                      1     Potomac Distortion Gen / 1 Audio Generator
                                      1     50 Mhz Oscilloscope

Control room Estereotempo             1     Custom built furniture
                                      1     BE Air Track 16 Chanl Console
                                      1     ADAS Terminal (PC)
                                      1     Vox Pro Digital Audio Editor Digital Audio Editor
                                      1     Getner Telephone Hybrid
                                      2     Denon 950F CD Player
                                      1     TFT Modulation Monitor
                                      1     TFT EAS
                                      1     Tascam DAT DA-30 MKII DA-30MKII
                                      4     DBX 160A Compressor
                                      4     Senheisser 420 Mics

Estereotempo Production room          1     ADAS Terminal (PC)
                                      1     Orban DSE 7000 Editor
                                      1     Mackie 32 Chnl Console
                                      1     Sony MiniDisk MDS-84P Player
                                      2     Tascam DAT DA30-MKII
                                      1     Denon CD DN-2500F Dual CD Player
                                      1     Yamaha SPX1000 Processor
                                      1     Telephone Interface
                                      1     Monitors and Power Amp
                                      1     Custom Built furniture

Dubb Room                             1     ADAS Terminal (PC)
                                      1     Mackie Audio Mixer SR24.4
                                      1     Akai DR4D Digital Recorder
                                      1     Yamaha SPX900 Processor
                                      1     Otari MX5050 Reel
                                      1     Monitors and Amplifier


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

A/C Units Guay.                       1     5 Ton Unit
                                      4     3 Ton Unit
                                      1     2 Ton

Sales Office                          1     EMT Voltage Regulator Stabiline 125 Kva
                                      1     Onan Transfer Panel
                                      1     Xerox Model 7042 Fax
                                      1     Xerox Model 5028 Photocopier

Admin Office                          1     Meridian Telephone System (51 Telephones)
                                     10     Complete PC's
                                      1     Xerox Photocopier Model 5818
                                      1     Xerox Fax Pro 735

Server Room                          14     CPU's
                                      1     Marathon 2R

PC (individual offi.)                  19     Personal Computers

Tower Guaynabo                        1     140 Ft Tower (Guyed)


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

WZNT, WCOM, WIOA TRANSMITTER SITE - CUBUY

Cubuy- Building 1                     1     Harris FM 10K Transmitter @ 94.7Mhz.
                                      1     Harris FM 10H Transmitter @ 94.7Mhz.
                                      1     Harris FM 10H3 Transmitter @ 93.7Mhz.
                                      1     Jampro Combiner for 94.7Mhz and 93.7Mhz
                                      1     Rigid transmission line 3 1/8" Andrews (15 elbows) l00ft line
                                      1     Andrew 3 1/8 HJ8-50 Transmission line 80'
                                      2     Moseley STL 6020 Receivers with 4Chnl digital Decoder.
                                      1     Andrew LDF-4-50 1/2" Transmission line 60'
                                      1     Marti STL Receiver auto transfer switch.
                                      1     Scala PR-450 STL antenna
                                      1     Bird Thruline wattmeter 3 1/8"
                                      1     Coaxial Dynamics Thruline wattmeter 3 1/8"
                                      1     Bird Thruline wattmeter 1 5/8"
                                      1     Dielectric Coax Transfer Switch 50000
                                      2     Harris Digit One Exciters
                                      1     Harris MX-15 Exciter
                                      2     10Kw Dummy Loads
                                      1     Andrew Dehydrator
                                      1     Onan Transfer Switch

Cubuy- Tower                          1     Mark 6' STL Antenna
                                      1     Burke ARC-16 Remote Control System
                                      1     JBPC-6 CP Jampro antenna (94.7 / 93.7) Mhz
                                      1     Shivley 6 Bay CP antenna

Cubuy-Building 2                      1     Broadcast Electronics FM20B Transmitter
                                            with FX50 Exciter.
                                      1     CCA 10Kw Transmitter
                                      1     Harris MX-15 Exciter
                                      1     Moseley PC:L 505 STL receiver
                                      3     Stabiline Voltage Regulators
                                      1     Onan 60Kw Generator
                                      1     60Kw Generator
                                      1     Transfer Panel
                                      1     Transfer Panel for Generator Switching
                                      1     Dielectric Coax Transfer Switch 50000
                                      1     Altronics 30Kw Dummy Load
                                      1     Andrew Rigid 3 1/8 Tx line (6 elbows)
                                      1     Andrew Dehydrator

Cubuy Site                            1     Cyclone Fence Heavy Gauge Fence 8" 500'
                                      1     1000 Gal Diesel Tank double wall
                                      1     500 Gal Diesel Tank (not in use)
                                      1     Electrical Substation 225KVA
                                      1     Jampro 6 Bay antenna 94.7hz (not in use)
                                      1     100ft Andrew 1 5/8 Transmission Line (4 connectors)


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

RADIO CENTRO BLDG., MAYAGUEZ OFFICES AND STUDIOS

WOYE
Radio Centro, Top Roof               50 ft  Steel Tower, Surplus, Cross Sectional Steel

Monte del Estado (WOYE)               1     RPU Receiver VHF, Marti Electronics, R-150
Monte del Estado (WOYE)               1     RPU Receiver VHF, Marti Electronics, R-150

Radio Centro Building                 1     AC Generator, Honda, EXS-6000

Radio Centro, Apollo Studio           1     Audio Console Sony
                                      1     DAT - Machine - TEAG
                                      1     Reel to Reel, Otari Corporation, MX-5050BE 2 ch.
                                      1     Reel to Reel, Otari Corporation, MX 5050B- 4 ch.
                                      1     Cartridge Machine, ITC - Record Day, Delta 99B
                                      1     Harmonizer Eventide
                                      1     Harmonizer Yahama, SPX-1026
                                      1     CD Library
                                      1     Studio Furnite, Custom made
                                      1     Air Conditioner Carrier, 24,000 BTU Split
                                      1     Compact Disk Technics SLP-1200

Radio Centro, Control Room            2     900 Mhz Transmitter, Marti Electronics, STL-10
                                      1     900 Mhz Receiver, Moseley, PCL-6020
                                      1     Audio Processor, Orban, 8.100st Studio Unit
                                      1     Digital Audio ISDN, Telos, Zephyr
                                      1     EAS Encedir Decodir, TFT, EAS-911R
                                      1     Remote Control, Marti Electronics, RMS, RMT,151,S
                                      1     FM Mod Monitor, TFT, 944A
                                      1     FM SEA Med. Monitor, MC Martin
                                      1     Air Conditioner, Carrier, 36,000 BTU - Split
                                      1     Cartridge Machine, ITC, Delta 9913
                                      1     Data Multiplexer Motorola, Marathon

Radio Centro, Master Control          2     RPU Receiver UHF, Marti Electronics, CR-10
                                      1     RPU Receiver VHF, Marti Electronics, CR-10
                                      1     Audio System, ADAS
                                      2     RPU -Receiver UHF, Marti Electronics, CR-10
                                      1     RPU Receiver VHF, Marti Electronics, CR-10

Radio Centro, Pacific StudIo          1     Audio Console, Pacific Recording, AMX-l0
                                      1     Cartridge Machine Place Rkid, International Tapetronics, Delta 99B
                                      2     Otari Corporation, MX-5050B
                                      1     Harmonizer, Eventide
                                      1     Audio Processor, Orban, Limiter / Compressor
                                      1     Telephone interphase, Symetrix


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

                                      1     Air Conditioner, Carrier, 24,000 BTU, split
                                      1     Studio Furniture, Custom
Radio Centro, Pacific Studio          1     Cartridge Machine, Broadcast Electronics, 5600 B
                                      1     Compact Disk Technics SP-1260
                                      1     Audio System, ADAS

Radio Centro, Reception Off.          2     Computer clone 486-DX

Radio Centro, Sales and Traffic Off   3     Computer clone 486-DX
                                      1     Printer Epson DFX 500
                                      1     Photocopier Gestener

Radio Centro, Sales Office            1     Computer clone 486-DX

Radio Centro, Shop                    1     RPU Transmitter UHF, Marti Electronics, RPT-15
                                      1     RPU Transmitter VHF, Marti Electronics, RPT-40
                                      2     Cartridge Machine, ITC, 99B playback
                                      1     RPU Transmitter UHF, Marti Electronics, RPT-15
                                      1     RPU Transmitter VHF, Marl Electronics, RPT-40

Radio Centro, Top Roof                1     900 Mhz Antenna, Anixter Mark, PE0- 6FT dia
                                      1     900 Mhz Antenna, Mark Antenna, PE- 6FT dia
                                      1     AC Generator LP Gas, General, 6059 MKW
                                      1     900 Mhz Antenna (spare), Anixter-Mark PLE-

Radio Centro, Warehouse               1     Audio Console, Broadcast Electronic, S-150
                                      1     Audio Console, Broadcast Electronics, S-100
                                      1     Audio Console, Collins Rockwell, 1C-10
                                      1     Compact Disk Technics SLP-1200
                                      2     Reel to Reel, Otari Corporation, MX-5050B
                                      1     Audio Console, Studio Master, Diamond 16-4-2
                                      2     Cartridge Machine, Broadcast Electronics, 5300B
                                      1     Cartridge Machine, Beaucort
                                      1     Audio Console, Broadcast Electronics, S-150
                                      1     Audio Console, Broadcast Electronics, S-100

Radio Centro, WOYE (Offices)           1     Telephone Switch board, Meridian S-22

WIOB

Radio Centro, WIOB Off                1     Photocopier Xerox
Radio Centro, Warehouse               1     Stereo Mod Monitor, Mac Martin
Radio Centro, Top Roof                1     900 Mhz Antenna, Mark Antenna, PC-

Radio Centro, Master Control          2     900 Mhz Receiver, Marti Electronics, R-10
                                      2     900 Mhz Transmitter, Marti Electronics, STL-10


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

                                      1     Audio System, Audisk
                                      1     UPS System


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

WCTA

Radio Centro, Top Roof                1     900 mhz Antenna, Anixter Mark, PEL - 6ft dia

Radio Centro, Apollo Studio           1     Studio Microphone, Newman, TLM170

Radio Centro, Master Control          1     900 mhz Transmitter, Moseley, PCL-6010
                                      1     Audio Console, Pacific Recording, BMX-10
                                      1     Digital Audio System, ADAS
                                      1     Telephone Interphase, Gentner
                                      1     FM Mod Monitor, TFT, 744
                                      1     Digital Guides ISDN, Telos, Zephyr
                                      1     Studio Furniture, Custom Made
                                      1     Digital Audio System, Vox Pro-Computer

Radio Centro, Pacific Studio          1     Digital Audio System, ADAS


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

WOYE TRANSMITTER SITE - MARICAO

Monte del Estado                      1     FM Transmitter 10 kw, Harris, FM-10K
                                      1     FM Transmitter 10 kw, Harris, FM-10K
                                      1     FM Transmitter 50w, Gates, FMA-4A H
                                      1     Steel Tower, Surplus, Cross-Sectional
                                      1     Microwave Antenna, Anixter Mark, PG-
                                      1     Audio Processor, Orban, 8,100 XTI
                                      1     Audio Processor, ARE-Orban, 8,200
                                      1     FM Exciter, Mc Martin
                                      1     FM Exciter, Harris, MX-10
                                      1     FM Exciter, Harris, Digital One
                                      1     Audio Processor, MSP-103
                                      2     900 mhz Receiver, Marti Electronics, CR-10
                                      1     FM Mod. Monitor, TFT-710
                                      1     FM Mod Monitor, Mc Martin


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

WCTA TRANSMITTER SITE - MARICAO

Monte del Estado                      1     FM Antenna Comalk, 6 Bays
                                      1     Microwave Antenna, Anixter Mark, 6 FT. PLG
                                      1     Microwave Antenna, Mark Antenna, 6 FT. PLG
                                     80 FT  RF Coaxial Line Andrew, 3 in diameter with connector
                                    100 FT  Steel Tower
                                      1     FM Transmitter 10kw, Visual Sistronix FM 10K
                                      1     FM Transmitter 10kw, Broadcast Electronics FM-l0T
                                      1     FM Exciter, Broadcast Electronics, FX-50
                                      1     Audio Processor AKE-Orban 8200
                                      3     Audio Processor Set, CRL
                                      2     900 mhz Receiver, Marti Electronics R-950
                                      1     900 mhz Receiver, Moseley PCL-6020
                                      1     Remote Control, Broadcast Electronics WMC-16
                                      1     RF T8 Transfer Switch, Comark
                                      1     RF Dummy Load, Altronics Corp., 25 KW
                                      1     Automatic Transfer Switch, Lake Shore
                                            120/208 30 450 225 Amp
                                      1     Search Protector, Lighting Eliminator
                                      1     Twaiwan Register 100w, E.F. Johnson, CR-1000
                                      1     Air Conditioner, Carrier, 36,000 BTU 120 / 240
                                      1     AC Generator, DMT, 30 kw 120/208, 30, 4 w
                                      1     Diesel Tank, Steel, 650 Gallons
                                      1     900 mhz Transmitter, Moseley, FCL-6010
                                      1     Transmitter Spare Parts
                                      2     900 mhz Transmitter, Marti Electronics, STL-10
                                      1     Diesel Tank, Steel, 650 gallons
                                      1     Concrete Building, 2 Floors 20' x 20'
                                     1 lot  TX Spare Parts
                                      1     RF Power Metro, Bird Electronic, Watchdea
                                      1     Automatic Transfer Switch, Lake Shore 120/208 30 4w 225 amp
                                      1     Search Protector, Lighting Eliminator
                                      1     Two-way Repeater 10w, E.F. Johnson, CR-1000
                                      1     Air Conditioner, Carrier, 36,000 BTU 120/240
                                      1     AC Generator, DMT, 30 kw 120/208, 30, 4w
                                      1     Diesel Tank, Steel, 650 Gallons
                                      1     900 mhz Transmitter, Moseley, PCL-6010
                                      1     Transmitter Spare Parts
                                      1     900 mhz Transmitter, Marti Electronics, STL-10
                                      1     Concrete Building, Custom made, 20' x 20' x 10'


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

WIOB TRANSMITTER SITE - ATALAYA

                                      1     FM Antenna, Shevely, 6810-sp 10 bays
                                     80FT   RF Gooxial Line, Andrew, 3in. Dia with connectors
                                      1     900mhz antenna, Seala, paraflector
                                      1     900mhz antenna, Anixter Mark, PGL
                                      1     FM Transmitter 20kw, Broadcast Electronics, FM-20B
                                      1     FM Transmitter 10kw, CCA, FM-10
                                      1     FM Exciter, Broadcast Electronics, FX-30
                                      1     FM Exciter, Harris, Mx-10
                                      1     Media Processor, Orban, 8,l00xtz
                                      1     Remote Control, Burk Technology, ARC-16
                                      2     900mhz Receiver, Marti Electronics, CR-10
                                      2     900mhz Receiver, Marti Electronics, R-950
                                      1     Dummy Load, Altronics, 10kw
                                      1     RF Coaxial Transfer Switch, Comark
                                      1     Air Conditioner, 36000BTU
                                      1     Automatic Transfer Switch, Lake-Share, 120/208, 3, 4ss, 2250mp
                                      1     AC Generator 30KW, DMT, DMT-30 120/209,30
                                      1     Diesel Tank, Steel, 1000 Gallons
                                      1     Search Protector, Lightning Eliminator
                                      1     Spare Parts Bin
                                      1     FM Antenna, Comark, 6Bays


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

WIOC STUDIO, OFFICES AND TRANSMITTER SITE - BY PASS PONCE

WIOC, Auxiliary Tower                 1     900 mhz Antenna, Mark Antenna, PLE - GFT Dia.

WIOC, Conference Room                 1     Air Conditioner, Carrier, Floor mount - 24,000 BTU

WIOC, Control Room                    1     Audio Console, Studio Master, Diamond 16,4,2
                                      1     EAS Equipment, TFT, 911-R
                                      1     Digital Audio System, Audisk
                                      1     UPS (Power Supply)
                                      1     FM Modulation Mon., TFT, 944A
                                      1     FM Modulation Mon., Mc Martin
                                      1     Air Conditioner, Carrier, 24,000 BTU

WIOC, Facilities                      1     Automatic Transfer Switch, Onan, 120/208, 30, 4w 200amp
WIOC, Lobby Area                      1     Air Conditioner, Carrier, Wallmount 12,000 BTU
WIOC, Manager Room                    1     Air Conditioner, Carrier, Wallmount 12,000 BTU
WIOC, Microwave Room                  2     900 mhz Receiver, Marti Electronics, R-950
WIOC, Microwave Room                  1     Switch Board, Panasonic, Telephone
WIOC, Reception Room                  1     Computer, Clone, 488 DX

WIOC, Sales Room                      1     Air Conditioner, Carrier, Floor mount - 24,000 BTU
WIOC, Sales Room                      1     Computer, Clone, 486DX-4
WIOC, Secretary Room                  1     Air Conditioner, Carrier, Wallmount 12,000 BTU
WIOC, Shop                            4     900 mhz Transmitter, Marti Electronics, STL-8

WIOC, Traffic Room                    1     Computer, Clone, 486DX4
WIOC, Traffic Room                    1     Data Multiplexer, Multitech

WPRP Antenna Tower                    1     FM Antenna, Shively 6810-SP-L 10 bays
WPRP Antenna Tower                    1     FM Antenna RCA, 1 bay
WPRP Antenna Tower                  200 FT  RF Coaxial Line 3 in., Andrew, LF50, 3 in EIA
WPRP Antenna Tower                  180 FT  RF Coaxial Line, Andrew, Rigid, 3 in. EIA

WPRP Bin Warehouse                    1     900 mhz Antenna, Anixter Mark, PIE-GFT

WPRP Transmitter Room                 1     FM Transmitter 10kw, Harris, FM-10k
WPRP Transmitter Room                 1     FM Transmitter 10 kw, RCA, FM-10
WPRP Transmitter Room                 1     Audio Processor, Orban 8.100 XT1


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

PERSONAL PROPERTY

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

WOQI MAIN OFFICES AND TRANSMITTER SITE - PONCE

WOQI                                  1     FM Antenna Collins, 6 Bays
                                    150 FT  Steel Tower, Rohn, Self Support
                                    100 FT  RF Coaxial Line 1 5/8 inches, Andrew LDF-50A

WOQI, Control Room                    1     FM Modulation Monitor, TFT, 944 A
                                      1     Audio Console, Broadcast Electronics, 105-250A
                                      1     Digital Audio System, Telos, Zephyr
                                      1     Cartridge Machine, Broadcast Electronics, 5300 B
                                      2     Cartridge Machine, Broadcast Electronics, Duratrack

WOQI, Shop                            1     FM Exciter, Collins, TX20

WOQI, Transmitter Room                1     FM Transmitter, Collins, 830
                                      1     FM Exciter, Broadcast Electronics, FX-30
                                      1     FM Power Amplifier, Broadcast Electronics, IPA-250
                                      1     Audio Processor, Orban, 810 DXT


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

----------------------------------------------------------------------------------------------------------
          LOCATION                   QTY                    DESCRIPTION
----------------------------------------------------------------------------------------------------------

VEHICLES

Guaynabo                              1     Mitsubishi Montero 1991, BEN-778
                                      1     KIA Sportage 198, CZX-695
                                      1     KIA Sportage 1998, DAT-624
                                      1     Honda Accord 1995, BZX-701
                                      1     Acura RL 1997, CXJ-425
                                      1     Acura AL 1997, CVR-956
                                      1     Jeep Grand Cherokee 1998, DAT-949
                                      1     Dodge Pickup Ram 1996, 563-874
                                      1     Chevrolet Lumina 1996, BRT-894

Mayaguez                              1     Isuzu Pickup 1986, 527-893
                                      1     Mitsubishi Pickup 1995, 523-037

Ponce                                 1     Mazda B-2000 1986, 310-478
                                      1     Suzuki Jeep 1985, ANG-610

Mobile Equipment                      1     Remote studio boom box with trailer - Coloso
                                      1     Money Machine with trailer
                                      1     Remote walkman radio with trailer


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
                                                                    SCHEDULE 3.8

                                    CONTRACTS


Arbitron Company - Station License Agreement to Receive and Use Arbitron Radio Listening Estimates dated June 28, 1999(1)

Talent Agreement with Balaju Entertainment

Talent Agreement with Angela Meyer

Engineering Agreement with Rey Moreira

Music License Agreement with ASCAP

Music License Agreement with Broadcast Music, Inc.

Talent Agreement with Junior Abrams

Employment Agreement with Hillary Hattler, Vice President and General Manager

Employment Agreement with Raymond Totti, Vice President, Sales and Marketing

Employment Agreement with Hector Rossy, Vice President, Programming and
Promotions

Employment Agreement with Felix Bonnet, Senior Vice President

Employment Agreement with Luis Gonzalez, Vice President, Finance



--------

(1) Three contracts between Arbitron and Primedia as follows: 1) WIOA-FM, WIOB-FM, and WIOC-FM; 2) WZNT-FM, WCTA-FM, and WZMT-FM; and 3) WCOM-FM and WOYE-FM.

                                                                    SCHEDULE 3.9

                                    CONSENTS



None

                                                                   SCHEDULE 3.10
                              INTELLECTUAL PROPERTY


TRADEMARKS


Station             Servicemark                   Registration Number     Filing Date   Expiration Date
-------             -----------                   -------------------     -----------   ---------------
PRIMEDIA
            PRIMEDIA BROADCAST GROUP              550                     09/19/95      09/12/2005
            PRIMEDIA BROADCAST GROUP              37119                   09/19/95      09/19/2005
            PRIMEDIA BROADCAST GROUP              38824                   08/30/96      08/30/2006

ZETA NW
            LA Z SONIDO NACIONAL                  37083                   09/19/95      09/19/2005
            LA Z SONIDO NACIONAL                  37112                   09/19/95      09/19/2005
            LA Z                                  552                     09/19/95      09/19/2005
            CLASICOS DEL SALON DE LA FAMA         34854                   11/15/94      11/15/2004

COSMOS NW
            COSMOS 94 TU EMISORA RADIOAC          37113                   09/19/95      09/19/2005
            COSMOS 94 TU EMISORA RADIOAC          37116                   09/19/95      09/19/2005
            HRX (HITS ROTATION X)                 37115                   09/19/95      09/19/2005
            HRX (HITS ROTATION X)                 37114                   09/19/95      09/19/2005
            VACILON DE LA MANANA                  37117                   09/19/95      09/19/2005
            VACILON DE LA MANANA                  37118                   09/19/95      09/19/2005
            HITS ROTATION FOR GEN X               37110                   09/19/95      09/19/2005
            HITS ROTATION FOR GEN X               37111                   09/19/95      09/19/2005
            COSMOS 94                             881                     09/19/98      09/19/03

ESTEREOTEMPO NW
            LA NUEVA ESTEREOTEMPO                 39702
            LA NUEVA ESTEREOTEMPO                 37901
            CADENA ESTEREOTEMPO, CALIDAD DE
                    MUSICA, CALIDAD DE VIDA       36,854                  02/21/97
            ENCUENTRO DE LOS GRANDES              36,849                  02/21/97
            LA NUEVA ESTEREOTEMPO                 807                     07/22/97      07/22/07


Station             Servicemark                  International Class    Date of first use
-------             -----------                  -------------------    -----------------
PRIMEDIA
            PRIMEDIA BROADCAST GROUP                                    08/23/95
            PRIMEDIA BROADCAST GROUP                      38            08/23/95
            PRIMEDIA BROADCAST GROUP                      41            08/23/95

ZETA NW
            LA Z SONIDO NACIONAL                          41            08/23/95
            LA Z SONIDO NACIONAL                          38            08/23/95
            LA Z                                                        08/23/95
            CLASICOS DEL SALON DE LA FAMA                  9            NONE

COSMOS NW
            COSMOS 94 TU EMISORA RADIOAC                  41            08/23/95
            COSMOS 94 TU EMISORA RADIOAC                  38            08/23/95
            HRX (HITS ROTATION X)                         41            08/23/95
            HRX (HITS ROTATION X)                         38            08/23/95
            VACILON DE LA MANANA                          41            08/23/95
            VACILON DE LA MANANA                          38            08/23/95
            HITS ROTATION FOR GEN X                       41            08/23/95
            HITS ROTATION FOR GEN X                       38
            COSMOS 94

ESTEREOTEMPO NW
            LA NUEVA ESTEREOTEMPO                         38
            LA NUEVA ESTEREOTEMPO                         41
            CADENA ESTEREOTEMPO, CALIDAD DE
                    MUSICA, CALIDAD DE VIDA
            ENCUENTRO DE LOS GRANDES
            LA NUEVA ESTEREOTEMPO                         16

The following trademarks are also registered in the United States as indicated below:

                                      Serial No.           Reg. No.
                                      ----------           --------

COSMOS 94 TU EMISORA RADIACTIVA       75/048,080
HRX                                                        2,084,892
VACILON DE LA MANANA                                       2,084,891
LA NUEVA ESTEROTEMPO                  75/304,422


The following phrases are in the process of being registered in Puerto Rico for
Cosmos:

DONDE TU MUSICA MANDA
EL GRAN MARATON PARA GENIOS
DOMINGOS DE MUSICA LIBRE
THE COSMOS MUSIC CHALLENGE
DICTADORES DE LA MUSICA

                                                                   Schedule 3.11

                              FINANCIAL STATEMENTS

                            Primedia Broadcast Group
Date: 8/16/99       Time: 4:54p        Operator: MARIA DEL CARMEN        Page: 1
                                  BALANCE SHEET
                         DETAIL - CONSOLIDATED PRIMEDIA
                          Accounting Period: June 1999

              Warning! Jun99 and prior periods are not yet closed.

                                                      Balance           Balance
                                                       end of            end of
                                                         June              June
                                                         1998              1999
                                                      -------           -------
*** ASSETS ***

 CURRENT ASSETS:

   Cash in Bank & On Hand
     Bank balance                                     775,632           246,649
     Petty Cash                                         3,513             2,300
   Total Cash in Bank & On Hand                       779,145           248,949

   Accounts Receivable
     A/R Trade                                      3,039,647         2,863,980
     Allow for Doubtful Accts                        (170,455)         (375,770)
     Other A/R                                         25,492           155,911
     A/R Barter                                             0           991,101
   Total Accounts Receivable                        2,894,684         3,635,222
   Total A/R From/To Station                               (0)                0
   Intercompany Bal. - Chancellor                           0       (71,182,443)

   Prepaid Expenses
     Prepaid Property Taxes                           141,655           129,869
     Prepaid Sales Taxes                               83,128            93,481
     Prepaid Insurance                                  5,290             3,247
     Prepaid Other                                      2,844            53,819
     Deposits                                             260             4,460
     Deferred Tax Asset                                18,923           151,510
   Total Prepaid Expenses                             252,100           436,386
   TOTAL CURRENT ASSETS                             3,925,928       (66,861,886)

 INVESTMENTS:
     Investment in Subidiary                        3,084,626                 0
 TOTAL INVESTMENTS                                  3,084,626                 0

 PROPERTY AND EQUIPMENT:

   Property & Equipment
     Land                                             136,774           136,774
     Building                                         598,151           544,962
     Building Improvements                            378,184           296,753
     Tower and Antenna                              1,080,262           766,376
     Transmitter Equipment                          2,483,680         1,302,290
     Studio Technical Equipment                       796,071           523,453
     Production Equipment                             215,309           164,017
     Mobile Studio Equipment                          168,675           126,482
     Recording Equipment                                  289               289
     Furniture & Fixtures                             466,769           207,736
     Computer Hardware                                313,619           142,981
     Computer Software                                122,628            61,596
     Vehicles                                         386,042           295,362
   Total Property & Equipment                       7,146,452         4,569,070
   Total Accumulated Depreciation                  (2,737,885)         (537,548)
 TOTAL PROPERTY AND EQUIPMENT                       4,408,566         4,031,522

 OTHER ASSETS:

   Intangible Assets
     Pre-Sold Commercial Adv.Contr                  2,973,073                 0
     Tower Space Income Agreement                     150,295                 0
     Favorable Studio & Office Lea                    185,832                 0

                            Primedia Broadcast Group
Date: 8/16/99       Time: 4:54p        Operator: MARIA DEL CARMEN        Page: 2
                                  BALANCE SHEET
                         DETAIL - CONSOLIDATED PRIMEDIA
                          Accounting Period: June 1999

                                                      Balance           Balance
                                                       end of            end of
                                                         June              June
                                                         1998              1999
                                                      -------           -------
     FCC License                                   20,101,962        69,152,751
     Other Unidentified Intang.Ass                  9,758,262                 0
     Start Up Cost                                    109,183                (0)
   Total Intangible Assets                         33,278,607        69,152,751

   Accumulated Amort. - Intangibles
     Pre-Sold Adv.Contr-Accum Amor                   (586,356)           16,517
     Tower Space Inc.Ag-Accum Amor                   (150,295)                0
     Fav. Studio Lease-Accum Amort                    (61,084)            1,723
     FCC License - Accum Amort                    (3,439,735)       (2,990,012)
     Other Intangibles-Accum Amort                 (1,165,457)           54,215
   Total Accumulated Amortization                  (5,402,927)       (2,917,556)

   Other Deferred Costs
     Deferred Financing Cost                          722,590                (0)
     Acquisition Cost                                 725,855                (0)
     New Product Cost                                 198,541                 0
   Total Other Deferred Costs                       1,646,986                 0

   Accum. Amort.-Other Defer.Cost
     Def.Financing Cost-Accum.Amor                   (483,054)                0
     Acquisition Cost - Accum.Amor                    (98,341)            4,633
     New Product Cost - Accum.Amor                   (132,204)              707
   Total Accum. Amort.-Other Def                     (713,600)            5,340
 TOTAL OTHER ASSETS                                28,809,066        66,240,535
*** TOTAL ASSETS ***                               40,228,186         3,410,170

*** LIABILITIES ***

 CURRENT LIABILITIES

   Accounts Payable
     Accounts Payable - Trade                         182,965            66,960
     A/P Barter                                        93,674           991,101
     A/P Collection of Old A/R                         (5,039)                0
   Total Accounts Payable                             271,600         1,058,061

   Accrued Expenses
     Accrued Bonus                                     75,948            98,575
     Accrued Vacation                                 101,659           126,195
     Accrued Workmen Comp                              19,438            23,440
     Sales Comm Payable                               118,254           130,584
     Accrued Agency Commission                         75,773            96,187
     Income Tax Withheld                               26,696               701
     Income Tax Withtheld-Prof Ser                      9,088             5,735
     FICA Payable                                      78,725            10,587
     State Unemployment Payab                           9,356            13,345
     Federal Unemployment Payable                       5,654           (11,762)
     Disability Insurance Payable                       1,433             3,359
     Allimony Withheld                                    809               622
     Accrued Driver's Ins                                 156               693
     Accrued Volume Disc. - 1997                      204,175                 0
     Accrued Volume Disc. - 1998                      645,214           200,470
     Accrued Volume Disc. - 1999                            0           653,387
     Accrued Corporate Income Tax                     (43,332)          (36,569)
     Accrued Royalties - ASCAP                         (3,335)            9,350
     Accrued Royalties - BMI                           28,131              (485)
     Accrued SESAC                                          0               223
     Accrued Light & Power                             17,675            18,415
     Accrued Telephone                                 12,770            15,473

                            Primedia Broadcast Group
Date: 8/16/99       Time: 4:55p        Operator: MARIA DEL CARMEN        Page: 3
                                  BALANCE SHEET
                         DETAIL - CONSOLIDATED PRIMEDIA
                          Accounting Period: June 1999

                                                      Balance           Balance
                                                       end of            end of
                                                         June              June
                                                         1998              1999
                                                      -------           -------
     Accrued Audit Fees                                22,061            34,052
     Accrued Other                                     96,250           190,732
     Accrued Interest                                 502,154                 0
     Deferred Income Tax Liability                    234,948           193,938
   Total Accrued Expenses                           2,239,699         1,777,248
 TOTAL CURRENT LIABILITIES                          2,511,299         2,835,309

 DEBT
     Loan Payable - Citibank                       17,529,375                 0
     Loan Payable-Radio Aereop.WCO                    600,000                 0
     Loan Payable-American Nat WRP                  1,305,828                 0
     Note Payable-Portorrican WOQI                  2,000,000                 0
     Oller's Consulting Agreement                           0                 0
     Note Payable-Ramirez de Arell                  1,175,000                 0
 TOTAL DEBT                                        22,610,204                 0
*** TOTAL LIABILITIES ***                          25,121,503         2,835,309

***  STOCKHOLDER'S EQUITY ***
    Total Common Stock                              1,657,138                 0
    Total Preferred Stock                              13,739                 0
    Total Additional paid-in capit                 17,262,322                 0
    Total Common Stock Warrants                       100,000                 0
    Total Retained Earnings                        (3,527,947)          889,612
*** TOTAL STOCKHOLDER'S EQUITY                     15,505,252           889,612

Net Income                                           (398,569)         (314,751)

                            Primedia Broadcast Group
Date: 8/16/99       Time: 4:58p        Operator: MARIA DEL CARMEN        Page: 1
                              PROFIT/LOSS STATEMENT
                     Altered DETAIL:PY, ACTUAL VS BUD:CM-YTD
                          Accounting Period: June 1999

              Warning! Jun99 and prior periods are not yet closed.

                                                                            Budget       Percent
                                                 Budget                      minus        use of      YTD thru
                                Net Change          for   Net Change        Actual       Budget:        end of
                                      June         June         June          June          June          June
                                      1998         1999         1999          1999          1999          1998
                                ----------   ----------   ----------    ----------    ----------    ----------
REVENUES & EXPENSES

BROADCAST REVENUES

  Direct
   Local                           112,736       96,229       86,464         9,765         89.05%      465,139
   Network                             505       26,891       56,337       (29,446)       209.50%      149,478
   Combo                            39,411       44,285       31,904        12,381         72.04%      205,604
   Tricombo Network                 33,085       37,715       11,476        26,239         30.43%      130,247
  Total Direct                     185,736      205,120      186,191        18,939         90.77%      958,468

  Agency
   Regional                        145,738      167,598      130,206        37,392         77.69%      748,294
   Network                         378,106      441,410      441,870          (460)       100.10%    1,867,557
   Combo                           303,572      367,323      329,424        37,899         89.68%    1,450,546
   Tricombo Network                471,382      577,445      271,506       305,939         47.02%    1,635,982
  Total Agency                   1,298,798    1,553,776    1,173,006       380,770         75.49%    5,702,379
  Total Political                        0            0            0             0          -.- %            0


Special Events
  Concerts                          15,400            0       (2,500)        2,500          -.- %      260,778
  Coloso                             4,766        5,000        4,300           700         86.00%        8,467
  Panita                             6,600        1,500        2,000          (500)       133.33%        7,450
  Money Machine                      5,536        2,100            0         2,100          0.00%        8,236
  Special Programs                  21,757       20,000       17,145         2,855         85.73%      115,033
  Ticket Sales                           0            0            0             0          -.- %      236,561
  Sales Events                           0       60,000            0        60,000          0.00%       20,000
 Total Special Events               54,059       88,600       20,945        67,655         23.64%      656,524
TOTAL GROSS BROADCAST REVENUE    1,538,593    1,847,496    1,380,132       467,364         74.70%    7,317,372

Discounts
  Agency Commission                277,489      326,880      214,045       112,835         65.48%    1,220,553
  Cash Discount                     13,401       17,091       10,712         6,379         62.67%       60,011
  Volume Discount                  146,420      155,184      119,598        35,586         77.07%      645,214
Total Discounts                    437,310      499,155      344,354       154,801         68.99%    1,925,778
TOTAL NET BROADCAST REVENUE      1,101,284    1,348,341    1,035,778       312,564         76.82%    5,391,594
 Total Other Income                 24,660       21,200       17,350         3,850         81.84%      206,365
TOTAL CASH REVENUE               1,125,944    1,369,541    1,053,128       316,414         76.90%    5,597,959
 Total Trade Revenue                     0      161,270      170,128        (8,859)       105.49%            0
TOTAL NET REVENUE                1,125,944    1,530,811    1,223,256       307,555         79.91%    5,597,959

EXPENSES

TECHNICAL
  Salary - Wages                     3,400        3,363        3,400           (37)       101.13%       20,401
  Bonus                                121          100          100             0        100.00%          726
  T & E                              1,624          500          500             0        100.00%        4,419

                                       YTD                    Budget
                                    Budget     YTD thru          YTD       Percent
                                   through       end of        minus        use of
                                      June         June       Actual           YTD
                                      1999         1999          YTD        Budget
                                ----------   ----------   ----------    ----------
REVENUES & EXPENSES

BROADCAST REVENUES

  Direct
   Local                           514,426      490,693       23,733         95.39%
   Network                         157,885      272,679     (114,794)       172.71%
   Combo                           225,427      170,946       46,181         79.38%
   Tricombo Network                164,786      142,261       22,525         86.33%
  Total Direct                   1,062,524    1,O84,579      (22,055)       102.08%

  Agency
   Regional                        860,067      720,627      139,440         83.79%
   Network                       2,180,931    2,173,936        6,995         99.68%
   Combo                         1,760,165    1,579,062      181,103         89.71%
   Tricombo Network              2,004,081    1,652,373      351,708         82.45%
  Total Agency                   6,805,244    6,125,497      679,747         90.01%
  Total Political                        0        4,040       (4,040)         -.- %


Special Events
  Concerts                         230,000      254,265      (24,265)       110.55%
  Coloso                            18,600       28,260       (9,660)       151.94%
  Panita                             4,600        7,000       (2,400)       152.17%
  Money Machine                      9,350        3,000        6,350         32.09%
  Special Programs                 101,200      118,698      (17,498)       117.29%
  Ticket Sales                     100,000      154,810      (54,810)       154.81%
  Sales Events                     159,000            0      159,000          0.00%
 Total Special Events              622,750      566,033       56,717         90.89%
TOTAL GROSS BROADCAST REVENUE    8,490,518    7,780,148      710,370         91.63%

Discounts
  Agency Commission              1,456,187    1,261,311      194,876         86.62%
  Cash Discount                     77,088       75,304        1,784         97.69%
  Volume Discount                  699,744      653,387       46,357         93.38%
Total Discounts                  2,233,019    1,990,002      243,017         89.12%
TOTAL NET BROADCAST REVENUE      6,257,499    5,790,147      467,353         92.53%
 Total Other Income                180,262      137,110       43,152         76.06%
TOTAL CASH REVENUE               6,437,761    5,927,257      510,504         92.07%
 Total Trade Revenue               967,617      776,046      191,571         80.20%
TOTAL NET REVENUE                7,405,378    6,703,303      702,075         90.52%

EXPENSES

TECHNICAL
  Salary - Wages                    20,289       20,401         (112)       100.55%
  Bonus                                600          600            0        100.00%
  T & E                              3,000        6,126       (3,126)       204.20%

                            Primedia Broadcast Group
Date: 8/16/99       Time: 4:59p        Operator: MARIA DEL CARMEN        Page: 2
                              PROFIT/LOSS STATEMENT
                     Altered DETAIL:PY, ACTUAL VS BUD:CM-YTD
                          Accounting Period: June 1999

                                                                          Budget        Percent
                                               Budget                      minus         use of      YTD thru
                             Net Change           for   Net Change        Actual        Budget:        end of
                                   June          June         June          June           June          June
                                   1998          1999         1999          1999           1999          1998
                             ----------    ----------   ----------    ----------     ----------    ----------
 Auto Expense                         0           164            0           164           0.00%          223
 Tel & Tel                            0            35          104           (69)        297.14%            0
 Maintenance & Repair             2,857         3,500        6,712        (3,212)        191.78%       21,490
 Light & Power                   15,543        18,390       12,000         6,390          65.25%      112,783
 Tower Rent                       1,750         1,850        2,100          (250)        113.51%        9,430
 Eng Consultant                   9,500         8,500        9,616        (1,116)        113.13%       52,942
 Service Contract                   730         1,100          529           572          48.05%        6,776
Total Technical                  35,526        37,502       35,061         2,441          93.49%      229,190

PROGRAMMING
 Salary - Wages                  69,295        75,858       80,454        (4,596)        106.06%      399,652
 Overtime                         2,551         1,534        3,852        (2,318)        251.11%       19,527
 Bonus                            4,187         5,091        5,103           (12)        100.24%       25,122
 Salary - Talent                  4,365         3,200        3,825          (625)        119.53%       25,240
 Prof Fees - Talent              38,874        45,666       40,866         4,800          89.49%      224,071
 Salary - Promotions              3,173         3,826        4,664          (838)        121.91%       23,834
 Prof Fees - Promotions           1,300         2,261        1,995           266          88.24%       18,825
 T&E                              8,229         6,275        7,625        (1,350)        121.51%       54,115
 Auto                             2,476         1,450        4,660        (3,210)        321.36%        7,534
 Tel & Tel                        7,347         5,964        5,700           264          95.57%       41,916
 Supplies                             0           300           56           244          18.67%        1,941
 Records - Tapes                    990         1,379          278         1,101          20.16%        6,178
 Audience Research                    0         6,750            0         6,750           0.00%            0
 ASCAP                           20,827        24,231       19,192         5,039          79.20%       95,087
 BMI                             19,995        24,081       18,424         5,657          76.51%       91,251
 SESAC                              318           469          475            (6)        101.30%        2,268
 FCC User Fee                         0             0            0             0           -.- %        1,640
 Computer Programs                1,405           805        1,602          (797)        199.01%        5,325
 Consultant                       1,024         3,500        4,892        (1,392)        139.77%        6,744
 Advertising                         75         3,283          340         2,943          10.36%        9,226
 Promotions                       2,821         9,961       (1,074)       11,035         -10.78%       22,083
 Special Events                  31,530             0        8,181        (8,181)          -.- %      327,765
 Alloc To/Fr Stations                (0)            0           (0)            0           -.- %            1
Total Programming               220,783       225,884      211,111        14,773          93.46%    1,409,347

SALES
  Salary - Wages                 16,368        26,816       23,248         3,568          86.69%      115,689
  Bonus                           3,023         3,948        3,948             0         100.00%       18,138
  Commissions                    60,963        76,522       61,681        14,841          80.61%      316,388
  Salary - Sales Events               0         1,500        2,930        (1,430)        195.33%            0
  Prof Fees - Sales Events            0         3,500        1,380         2,120          39.43%            0
  T&E                             9,841        11,900       10,799         1,101          90.75%       59,665
  Auto Expense                      428           100          163           (63)        163.25%          508
  Telephone                       2,500         6,735        6,401           334          95.04%       14,819
  Office Supplies                   595           267        2,684        (2,417)       1005.25%        2,636
  Dues & Subscriptions              625           392        1,087          (695)        277.30%        3,962
  Professional Fees                   0             0            0             0           -.- %            0
  Sales Promotions                8,214         2,595         (330)        2,925         -12.72%       33,534
  Special Events - Sales          1,625         6,480        6,406            74          98.86%        6,875

                                 YTD                     Budget
                              Budget     YTD thru           YTD        Percent
                             through       end of         minus         use of
                                June         June        Actual            YTD
                                1999         1999           YTD         Budget
                          ----------   ----------    ----------     ----------
 Auto Expense                  1,304          119         1,185           9.16%
 Tel & Tel                       210          523          (313)        248.84%
 Maintenance & Repair         21,000       31,161       (10,161)        148.38%
 Light & Power               110,340       67,523        42,817          61.20%
 Tower Rent                   13,100       11,968         1,132          91.36%
 Eng Consultant               51,000       51,865          (865)        101.70%
 Service Contract              6,600        4,679         1,922          70.89%
Total Technical              227,443      194,964        32,479          85.72%

PROGRAMMING
 Salary - Wages              463,465      462,910           555          99.08%
 Overtime                      9,205       22,272       (13,067)        241.95%
 Bonus                        30,546       31,388          (842)        102.76%
 Salary - Talent              32,175       30,529         1,646          94.08%
 Prof Fees - Talent          252,946      227,698        25,248          90.02%
 Salary - Promotions          22,956       24,878        (1,922)        108.37%
 Prof Fees - Promotions       13,565       12,774           791          94.17%
 T&E                          37,650       51,988       (14,338)        138.08%
 Auto                          8,700       11,316        (2,616)        130.07%
 Tel & Tel                    36,009       36,676          (667)        101.85%
 Supplies                      1,800        1,245           555          69.19%
 Records - Tapes               7,763        5,234         2,529          67.43%
 Audience Research            40,500       20,000        20,500          49.38%
 ASCAP                       112,008      105,504         6,584          94.13%
 BMI                         111,395      101,286        10,109          90.93%
 SESAC                         2,814        2,773            41          98.55%
 FCC User Fee                      0          150          (150)          -.- %
 Computer Programs             4,830        6,196        (1,366)        120.28%
 Consultant                   21,000       21,438          (438)        102.09%
 Advertising                  21,700       35,537       (13,829)        163.71%
 Promotions                   19,923        7,037        12,086          35.32%
 Special Events              208,000      285,111       (77,111)        137.07%
 Alloc To/Fr Stations              0           (0)            0           -.- %
Total Programming          1,459,039    1,504,494       (45,455)        103.12%

SALES
  Salary - Wages             160,895      129,072        31,023          80.22%
  Bonus                       23,680       23,687             0         100.00%
  Commissions                366,706      373,445        (6,739)        101.84%
  Salary - Sales Events        3,975        7,795        (3,820)        196.10%
  Prof Fees - Sales Event      9,275        7,527         1,748          81.15%
  T&R                         72,650       70,995         1,655          97.72%
  Auto Expense                   600          274           326         45,70%
  Telephone                   41,190       40,569           621          98.49%
  Office Supplies              1,602        5,233        (3,631)        326.65%
  Dues & Subscriptions         1,517        2,077        (1,360)        189.65%
  Professional Fees                0        3,757        (3,757)          -.- %
  Sales Promotions            16,922       18,005        (1,083)        106.40%
  Special Events - Sales      23,005       12,811        10,194          55.69%

                            Primedia Broadcast Group
Date: 8/16/99       Time: 5:00p        Operator: MARIA DEL CARMEN        Page: 3
                              PROFIT/LOSS STATEMENT
                     Altered DETAIL:PY, ACTUAL VS BUD:CM-YTD
                          Accounting Period: June 1999

                                                                                  Budget        Percent
                                                       Budget                      minus         use of      YTD thru
                                     Net Change           for   Net Change        Actual        Budget:        end of
                                           June          June         June          June           June          June
                                           1999          1999         1999          1999           1999          1998
                                     ----------    ----------   ----------    ----------     ----------    ----------
   Ratings Survey                         7,500        11,000       15,003        (4,003)        136.39%       46,520
   Alloc To/Fr Stations                       0             0            0             0           -.- %            0
  Total Sales                           111,681       151,755      135,400        16,356          89.22%      619,950

GENERAL & ADMINISTRATIVE
  Salary - Wages                         55,820        58,806       61,990        (3,184)        105.41%      289,757
  Bonus                                   1,545         4,838        4,838            (0)        100.00%        9,270
  FICA                                   16,802        20,189       17,075         3,114          84.58%      101,669
  Federal UI Tax                            601           750          686            64          91.52%        5,393
  State UI Tax                            2,900         4,900        3,775         1,125          77.05%       28,616
  Disability                                175           600          189           411          31.50%        3,972
  Chauffer Insurance                          0            67            0            67           0.00%          215
  Workmen's Comp                          2,934         3,563        2,934           629          82.35%       19,438
  Group Insurance                        (2,688)       18,350       18,877          (527)        102.87%       (6,120)
  T&E                                     4,182         9,460       13,259        (3,799)        140.16%       26,142
  General Insurance                       7,640         5,471        6,415          (944)        117.25%       36,460
  Auto Expense                              792         1,063          740           323          69.61%        7,114
  Telephone                              10,173         4,037        4,262          (225)        105.56%       51,485
  Office Expense                          3,708         2,325        2,966          (641)        127.55%       25,140
  Postage                                   605           697         (556)        1,253         -79.70%        5,171
  Express Delivery                        1,540         1,250        1,023           227          81.87%        7,625
  Dues & Subscriptions                      561           585          475           110          81.20%        3,643
  Maintenance & Repairs                   2,125         5,114        5,084            30          99.41%       13,031
  Water                                     295           150          256          (106)        170.86%          892
  Property Tax                           15,640        12,232       11,909           323          97.36%       93,840
  Licenses                                5,479         6,240        6,242            (2)        100.03%       32,874
  Rent                                    7,837         4,497        6,045        (1,548)        134.41%       46,658
  Audit                                   4,167         4,167        4,167            (0)        100.01%       25,002
  Legal Expenses                          9,463         5,000          501         4,499          10.01%       51,550
  Computer Fees                           5,908         3,250        2,508           742          77.16%       19,574
  Professional Fees                      (1,000)            0            0             0           -.- %         (760)
  Security                                  175           325            0           325           0.00%        1,252
  Bad Debt Expense                       19,186        20,225       17,643         2,582          87.23%       87,822
  Bank Charges                                3         1,000          211           789          21.11%            2
  Donations                                 875           500          700          (200)        140.00%        2,022
  LMA-JSA Fees                                0             0            0             0           -.- %        6,920
  Alloc To/Fr Stations                       (0)            0            0             0           -.- %           (0)
Total General & Administrative          117,444       199,650      194,214         5,437          97.28%      995,670

CORPORATE
  Salary                                 10,853             0            0             0           -.- %       61,370
  Bonus                                     333             0            0             0           -.- %       60,498
  T & E                                  12,778             0            0             0           -.- %       93,418
  Auto Expense                                0             0            0             0           -.- %        1,277
  Tel & Tel                                   0             0            0             0           -.- %          333
  Chancellor Overhead                         0        15,000       (1,955)       16,955         -13.03%            0
 Total Corporate                         23,965        15,000       (1,955)       16,955         -13.03%      216,896
TOTAL CASH EXPENSES                     569,398       629,792      573,831        55,961          91.11%    3,471,052
 Total Trade Expense                          0       161,270      170,128        (8,859)        105.49%            0

                                          YTD                      Budget
                                       Budget      YTD thru           YTD        Percent
                                      through        end of         minus         use of
                                         June          June        Actual            YTD
                                         1999          1999           YTD         Budget
                                   ----------    ----------    ----------     ----------
   Ratings Survey                      66,000        58,523         7,477          88.67%
   Alloc To/Fr Stations                     0             0             0           -.- %
  Total Sales                         788,024       754,571        33,453          95.75%

GENERAL & ADMINISTRATIVE
  Salary - Wages                      353,858       367,520       (13,662)        103.86%
  Bonus                                29,028        29,029            (1)        100.00%
  FICA                                115,776       116,368          (592)        100.51%
  Federal UI Tax                        5,775         4,193         1,582          72.60%
  State UI Tax                         37,731        25,104        12,627          66.53%
  Disability                            4,620         1,940         2,680          41.99%
  Chauffer Insurance                      400           326            74          81.56%
  Workmen's Comp                       20,431        17,604         2,827          86.16%
  Group Insurance                     110,100       109,725           375          99.66%
  T&E                                  56,760        61,497        (4,737)        108.35%
  General Insurance                    32,826        36,254        (3,428)        110.44%
  Auto Expense                          6,378         5,306         1,072          83.20%
  Telephone                            24,402        38,728       (14,326)        158.71%
  Office Expense                       13,950        26,918       (12,968)        192.96%
  Postage                               4,182         4,247           (65)        101.55%
  Express Delivery                      7,500         7,934          (434)        105.79%
  Dues & Subscriptions                  5,745         4,929           816          85.79%
  Maintenance & Repairs                30,684        26,246         4,430          85.54%
  Water                                   792         1,609          (817)        203.14%
  Property Tax                         73,392        71,453         1,939          97.36%
  Licenses                             37,440        38,545        (1,105)        102.95%
  Rent                                 27,597        31,607        (4,010)        114.53%
  Audit                                25,000        25,002            (2)        100.01%
  Legal Expenses                       30,000        17,746        12,254          59.15%
  Computer Fees                        19,500        12,117         7,383          62.14%
  Professional Fees                         0         2,076        (2,076)          -.- %
  Security                              1,950             0         1,950           0.00%
  Bad Debt Expense                     93,862        96,298        (2,436)        102.59%
  Bank Charges                          6,000           509         5,491           8.49%
  Donations                             3,000         9,360        (6,360)        312.00%
  LMA-JSA Fees                              0             0             0           -.- %
  Alloc To/Fr Stations                      0             0             0           -.- %
Total General & Administrative      1,178,679     1,190,189       (11,510)        100.98%

CORPORATE
  Salary                                    0             0             0           -.- %
  Bonus                                     0             0             0           -.- %
  T & E                                     0             0             0           -.- %
  Auto Expense                              0             0             0           -.- %
  Tel & Tel                                 0             0             0           -.- %
  Chancellor Overhead                  90,000        73,074        16,926          81.19%
 Total Corporate                       90,000        73,074        16,926          81.19%
TOTAL CASH EXPENSES                 3,743,185     3,717,293        25,892          99.31%
 Total Trade Expense                  967,617       776,046       191,571          80.20%

                            Primedia Broadcast Group
Date: 8/16/99       Time: 5:00p        Operator: MARIA DEL CARMEN        Page: 4
                              PROFIT/LOSS STATEMENT
                     Altered DETAIL:PY, ACTUAL VS BUD:CM-YTD
                          Accounting Period: June 1999

                                                                                  Budget        Percent
                                                       Budget                      minus         use of      YTD thru
                                     Net Change           for   Net Change        Actual        Budget:        end of
                                           June          June         June          June           June          June
                                           1998          1999         1999          1999           1999          1998
                                     ----------    ----------   ----------    ----------     ----------    ----------
TOTAL EXPENSES                          569,398       791,061      743,959        47,102          94.05%    3,471,052
OPERATING PROFIT (LOSS)                 556,546       739,749      479,297       260,453          64.79%    2,126,907

NON-OPERATING EXPENSES
  Total Depreciation                     57,607        65,703       65,703             0         100.00%      345,082

   Amortization Expense
     Amortization - Tax deductible       33,415       388,887           (0)      388,887           0.00%      137,061
     Amortization - Non deductible      149,521             0      388,887      (388,887)          -.- %      897,128
   Total Amortization Expense           182,936       388,887      388,887             0         100.00%    1,034,188

   Interest Expense
     Interest Expense - Citibank        150,547             0            0             0           -.- %      911,322
     Interest Expense - WLDI Note         4,242             0            0             0           -.- %       25,452
     Interest Expense - WRPC Note         9,902             0            0             0           -.- %       60,057
     Interest Expense - WOQI Note        15,000             0            0             0           -.- %       78,782
     Interest Expense - Estereotemp       7,073             0            0             0           -.- %       43,095
   Total Interest Expenses              186,764             0            0             0           -.- %    1,118,708
   Total Other Financing Charges          3,333             0            0             0           -.- %       27,498
   Total Interest Income                      0             0            0             0           -.- %            0
   Gain (Loss) on sale of Asset               0             0            0             0           -.- %            0
TOTAL NON-OPERATING EXPENSES            430,640       454,590      454,590             0         100.00%    2,525,476
NET PROFIT (LOSS)                       125,906       285,159       24,707       260,452           8.66%     (398,569)

Net Income                              125,906       285,159       24,707       260,452           8.66%     (398,569)

                                           YTD                      Budget
                                        Budget      YTD thru           YTD        Percent
                                       through        end of         minus         use of
                                          June          June        Actual            YTD
                                          1999          1999           YTD         Budget
                                    ----------    ----------    ----------     ----------
TOTAL EXPENSES                       4,710,802     4,493,339       217,463          95.38%
OPERATING PROFIT (LOSS)              2,694,576     2,209,964       484,612          82.02%

NON-OPERATING EXPENSES
  Total Depreciation                   394,219       394,219             0         100.00%

   Amortization Expense
     Amortization - Tax deductible   2,333,322       (23,578)    2,356,900         -1.01%
     Amortization - Non deductible           0     2,167,433    (2,167,433)          -.- %
   Total Amortization Expense        2,333,322     2,143,855       189,467          91.98%

   Interest Expense
     Interest Expense - Citibank             0             0             0           -.- %
     Interest Expense - WLDI Note            0             0             0           -.- %
     Interest Expense - WRPC Note            0             0             0           -.- %
     Interest Expense - WOQI Note            0             0             0           -.- %
     Interest Expense - Estereotemp          0             0             0           -.- %
   Total Interest Expenses                   0             0             0           -.- %
   Total Other Financing Charges             0             0             0           -.- %
   Total Interest Income                     0        11,770       (11,770)          -.- %
   Gain (Loss) on sale of Asset              0         1,590        (1,590)          -.- %
TOTAL NON-OPERATING EXPENSES         2,727,541     2,524,714       202,827          92.56%
NET PROFIT (LOSS)                      (32,965)     (314,751)      281,785         954.79%

Net Income                             (32,965)     (314,751)      281,785         954.79%

DELOITTE & TOUCHE
-----------------
              [LOGO]

                                       ------------------------------------
                                       PRIMEDIA BROADCAST GROUP,
                                       INC. AND ITS AFFILIATES

                                       Combined Financial Statements and
                                       Additional Combining Information for the
                                       Year Ended December 31, 1998, and
                                       Independent Auditors' Report

---------------
Deloitte Touche
Tohmatsu
---------------

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                            Page

INDEPENDENT AUDITORS' REPORT ON COMBINED
  FINANCIAL STATEMENTS                                                       1

COMBINED FINANCIAL STATEMENTS AS OF AND
  FOR THE YEAR ENDED DECEMBER 31, 1998:

  Combined Balance Sheet                                                     2

  Combined Statement of Loss and Deficit                                     3

  Combined Statement of Cash Flows                                           4

  Notes to Combined Financial Statements                                   5 - 9

INDEPENDENT AUDITORS' REPORT ON
  ADDITIONAL COMBINING INFORMATION                                          10

ADDITIONAL COMBINING INFORMATION AS OF AND
  FOR THE YEAR ENDED DECEMBER 31, 1998:

  Combining Balance Sheet Information                                       11

  Combining Statement of Loss and Deficit Information                       12

                        [LETTERHEAD OF DELOITTE & TOUCHE]

INDEPENDENT AUDITORS' REPORT

To the Stockholder of
Primedia Broadcast Group, Inc.,
WZNT, Inc., WOYE, Inc.,
WLDI, Inc., WRPC, Inc.,
WOQI, Inc., WIO, Inc. and
Cadena Estereotempo, Inc.

We have audited the accompanying combined balance sheet of Primedia Broadcast Group, Inc. and its affiliates as of December 31, 1998, and the related combined statements of loss and deficit and of cash flows for the year then ended. The combined financial statements include the accounts of Primedia Broadcast Group, Inc. and seven related companies, WZNT, Inc., WOYE, Inc., WLDI, Inc., WRPC, Inc., WOQI, Inc., WIO, Inc. and Cadena Estereotempo, Inc. These companies are under common ownership and common management. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of Primedia Broadcast Group, Inc. and its affiliates at December 31, 1998, and the combined results of their operations and their combined cash flows for the year then ended, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

April 9, 1999

Stamp No. 1600676
affixed to original.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

COMBINED BALANCE SHEET
DECEMBER 31, 1998
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                       $  1,672,483
   Accounts receivable (Note 4)                                       3,714,785
   Prepaid expenses                                                     155,084
   Deferred tax asset (Note 9)                                           68,686
                                                                   ------------

     Total current assets                                             5,611,038

PROPERTY AND EQUIPMENT - Net (Note 5)                                 4,414,664

INTANGIBLE AND OTHER ASSETS - Net (Note 6)                           27,382,547
                                                                   ------------

TOTAL                                                              $ 37,408,249
                                                                   ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                $    132,758
   Accrued expenses                                                   2,433,287
   Income taxes payable                                                  85,236
                                                                   ------------
     Total current liabilities                                        2,651,281

DUE TO PARENT (Note 3)                                               26,492,984

DEFERRED INCOME TAX (Note 9)                                            193,938
                                                                   ------------
     Total liabilities                                               29,338,203
                                                                   ------------

STOCKHOLDER'S EQUITY (Note 7):
   Common stock                                                           7,138
   Preferred stock                                                       13,739
   Additional paid-in capital                                        13,368,408
   Deficit                                                           (5,319,239)
                                                                   ------------
      Total stockholder's equity                                      8,070,046
                                                                   ------------

TOTAL                                                              $ 37,408,249
                                                                   ============

See notes to combined financial statements.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

COMBINED STATEMENT OF LOSS AND DEFICIT
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

REVENUES:
   Broadcast revenues (Note 8)                                     $ 18,390,547
   Less agency commissions and discounts                              4,372,704
                                                                   ------------
     Net broadcast revenues                                          14,017,843
   Other revenues                                                       530,015
                                                                   ------------
       Total revenues                                                14,547,858
                                                                   ------------

COSTS AND EXPENSES:
   Technical operations                                                 460,727
   Programming                                                        2,755,826
   Selling                                                            1,410,941
   General and administrative (Notes 8 and 10)                        6,322,727
                                                                   ------------
     Total costs and expenses                                        10,950,221
                                                                   ------------

INCOME BEFORE OTHER EXPENSES                                          3,597,637
                                                                   ------------

OTHER EXPENSES (INCOME):
   Depreciation and amortization                                      3,211,054
   Interest expense                                                   1,995,410
   Other income                                                          (3,694)
                                                                   ------------
     Total other expenses                                             5,202,770
                                                                   ------------

LOSS BEFORE INCOME TAX PROVISION                                      1,605,133
                                                                   ------------
INCOME TAX PROVISION (Note 9):
   Current                                                               95,129
   Deferred                                                                 814
                                                                   ------------

     Total income tax provision                                          95,943
                                                                   ------------

NET LOSS                                                              1,701,076

DEFICIT, BEGINNING OF YEAR                                            3,618,163
                                                                   ------------

DEFICIT, END OF YEAR                                               $  5,319,239
                                                                   ============

See notes to combined financial statements.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - Primedia Broadcast Group, Inc. ("Primedia") was incorporated on December 12, 1994 under the laws of the Commonwealth of Puerto Rico. Primedia commenced its operations on January 1, 1995 as a management company for a group of radio stations acquired or under local marketing or joint sale agreements.

      Combined Financial Statements - The accompanying combined financial statements include the accounts of Primedia and its affiliated companies WZNT, Inc., WOYE, Inc., WLDI, Inc., WRPC, Inc., WOQI, Inc., WIO, Inc. and Cadena Estereotempo, Inc. (the "Group"). Primedia and its affiliates are under common ownership and management. The affiliated companies were incorporated for the purpose of acquiring existing radio stations in Puerto Rico. These companies commenced operations upon the acquisition of the radio stations.

      All significant intercompany balances and transactions have been eliminated in the preparation of the combined financial statements.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue and Expense Recognition - Revenues are recognized when commercials are broadcasted. Salaries and other operating costs are charged to expense when incurred.

      Cash and Cash Equivalents - All highly liquid investments purchased with original maturities of three months or less are considered as cash equivalents.

      Allowance for Doubtful Accounts - The allowance for doubtful accounts is an amount that management believes will be adequate to absorb possible losses on existing accounts receivable that may become uncollectible based on evaluations of collectibility of accounts receivable and prior credit experience. Because of uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the existing accounts receivable and the related allowance may change in the near term.

      Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows: building and leasehold improvements, 40 years; broadcasting equipment, 5 to 15 years; other equipment and furniture and fixtures, 3 to 7 years.

      Expenditures for maintenance and repairs are charged to costs and expenses as incurred; expenditures for renewals and betterments are capitalized. Cost and accumulated depreciation for property sold, retired or abandoned are removed from the accounts and any resulting gain or loss is included in income or expense.

      Intangible and Other Assets - Intangible and other assets consist principally of the excess of cost over net assets acquired from predecessor companies. Such excess cost was assigned to the Federal Communications Commission ("FCC") licenses, customer list, goodwill, leasehold rights and tower space income agreements based on independent appraisals. These assets are amortized on a straight-line basis over their estimated useful lives as follows: FCC licenses, customer list and goodwill, 15 years; leasehold rights, 4 years; tower space income agreement, 1-1/2 years.

      Impairment of Long-Lived Assets - Long-lived assets, certain identifiable intangibles and goodwill, are periodically reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No indications of impairment are evident as a result of such review.

      Barter Transactions - Barter and trade-out revenue is recognized when commercials are broadcasted. Goods or services are recorded at their estimated fair value when received or used. If goods or services are received prior to the broadcast of the commercial, a liability is recorded; if the commercial is broadcasted first, a receivable is recorded.

      Deferred Income Taxes - Deferred income taxes are provided for temporary differences in the financial statements and tax bases of assets and liabilities using current tax rates in effect in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Principal temporary differences giving rise to deferred income taxes are depreciation and the allowance for bad debts. Deferred tax assets, including the benefit for net operating loss carryforward, if any, are evaluated based on the guidelines of SFAS 109 for realization and may be reduced by a valuation allowance.

2.    SIGNIFICANT EVENTS

      Change in ownership of the Group

      Effective October 23, 1998, and pursuant to a stock purchase agreement, Chancellor Media Corporation (the "Parent") acquired all of the issued and outstanding shares of the Group from the existing shareholders, and became the sole shareholder of the Group. Following is a summary of the most significant transactions affecting the Group, resulting from the change in ownership:

      o All of the outstanding debt of the Group, including amounts due to financial institutions, stockholders and former owners of radio stations amounting to $22,389,744, including accrued interest of $331,242, were paid by the Parent on behalf of the Group.

      o 229 warrants to purchase shares of common stock, issued and outstanding, with a carrying value of $100,000, were redeemed for $663,268 and paid by the Parent on behalf of the Group. The excess of the redemption price over the carrying value of the stock warrants was recorded as a reduction of additional paid-in capital in the accompanying combined balance sheet.

      o Preferred dividends in arrears including accrued interest, amounting to $2,097,172 at October 23, 1998 were paid by the Parent on behalf of the Group and recorded as a reduction of additional paid-in capital in the accompanying combined balance sheet.

      o Other expenses amounting to $1,972,800 and charged to operations were paid by the Parent on behalf of the Group, resulting in an increase in the amount due to Parent.

      Acquisitions

      On January 16, 1998, WOQI, Inc. acquired the net assets of Portorican American Broadcasting, Co., Inc. ("PAB"), for a total purchase price of $3,000,000. On the same date, WOQI, Inc. sold one of the two stations owned by PAB for $50,000. This acquisition was accounted for using the purchase method of accounting at the acquisition date, and accordingly, the purchase price was allocated to assets acquired and liabilities assumed based upon their related market values at the acquisition date. The excess of the total purchase price over the fair values of the net assets acquired of approximately $1,684,000 was recorded as goodwill.

3.    RELATED PARTY TRANSACTIONS

      The companies included in the combined financial statements share technical and operating personnel and certain facilities and other services. The individual financial statements for each company have been prepared from separate records maintained in a central accounting location. Portions of certain revenues and expenses represent allocations made by management for items applicable to each company based on operating statistics and other pertinent criteria. In addition, the Group had significant transactions with its Parent at terms and conditions arranged by the parties.

      Due to Parent at December 31, 1998 amounting to $26,492,984, consists of payments made by the Parent on behalf of the Group (see Note 2). The Company is presently negotiating the terms of this debt.

4.    ACCOUNTS RECEIVABLE

      Accounts receivable at December 31, 1998 consisted of:

        Customers                                             $3,890,700
        Other                                                     19,193
                                                              ----------

        Total                                                  3,909,893
        Less allowance for doubtful accounts                     195,108
                                                              ----------

        Accounts receivable - net                             $3,714,785
                                                              ==========

5.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1998 consisted of:

        Land, building and leasehold improvements             $1,143,259
        Broadcasting equipment                                 4,080,608
        Other equipment, furniture and fixtures                1,113,052
                                                              ----------
        Total                                                  6,336,919
        Less accumulated depreciation and amortization         1,922,255
                                                              ----------
        Property and equipment - net                          $4,414,664
                                                              ==========

6.    INTANGIBLE AND OTHER ASSETS

      Intangible and other assets at December 31, 1998 consisted of:

        FCC licenses                                         $18,162,742
        Goodwill                                              12,061,557
        Tower space income agreement                             150,295
        Customer list                                          2,973,073
        Leasehold rights                                         185,832
        Other                                                    203,641
                                                             -----------
        Total                                                 33,737,140
        Less accumulated amortization                          6,354,593
                                                             -----------
        Intangible and other assets - net                    $27,382,547
                                                             ===========

7.    STOCKHOLDER'S EQUITY

      Common stock at December 31, 1998 consisted of:

                                                                      Shares
                                            Shares          Par     Issued and
                                          Authorized       Value    Outstanding     Amount
        WZNT, Inc.                        1,000,000        $1.00        1,782      $ 1,782
        WOYE, Inc.                        1,000,000         1.00          716          716
        WLDI, Inc.                        1,000,000         1.00          719          719
        WOQI, Inc.                        1,000,000         1.00        1,000        1,000
        WRPC, Inc.                        1,000,000         1.00        1,095        1,095
        Primedia Broadcast Group, Inc.    1,000,000         1.00            4            4
        WIO, Inc.                         1,000,000         1.00        1,822        1,822
                                                                                   -------
        Total                                                                      $ 7,138
                                                                                   =======

      Preferred stock at December 31, 1998 consisted of:

                         Preferred                                    Shares
                          Stock             Shares          Par     Issued and
                          Class A         Authorized       Value    Outstanding     Amount
        WZNT, Inc.                            6,000      $  1.00        3,988      $ 3,988
        WOYE, Inc.                            3,000         1.00        1,602        1,602
        WLDI, Inc.                            3,000         1.00        1,610        1,610
        WRPC, Inc.                            4,500         1.00        2,452        2,452
        Primedia Broadcast Group, Inc.           50         1.00            8            8
        WIO, Inc.                             8,000         1.00        4,079        4,079
                                                                                   -------
        Total                                                                      $13,739
                                                                                   =======

      Preferred shares are cumulative at an annual rate of $50.00 per share, calculated on a basis of 360-day year; unpaid dividends accrue interest on a daily basis at a rate of 5% per annum. Total dividends in arrears amounted to approximately $113,000 as of December 31, 1998. The preferred shares entitle the holder to vote, and to receive, in the event of liquidation and prior to any distribution of assets to the holders of the common stock, an amount equal to (a) $1,000 per share, plus (b) an amount equal to all accrued and unpaid dividends, plus (c) an amount equal to all accrued and unpaid interest to the date of such payment.

8.    BARTER TRANSACTIONS

      Broadcast revenues and expenses related to trade-out agreements amounted to approximately $1,959,000 and $1,726,000, respectively, during the year ended December 31, 1998.

9.    INCOME TAXES

      The companies within the Group are subject to Puerto Rico income taxes at statutory rates that range from 20% to 39%. The provision for income tax is computed on an individual company basis, therefore losses of one company cannot be offset against the taxable income of another.

      At December 31, 1997, certain companies had net operating loss carryforwards of approximately $199,000 and $301,000 for regular tax and alternative minimum tax purposes, respectively, that were used to offset their corresponding taxable income for the year ended December 31, 1998.

      The components of deferred income tax at December 31, 1998 are as follows:

      Deferred tax liability -
       Property and equipment                                           $193,938
                                                                        --------

      Deferred tax asset -
       Allowance for bad debts                                          $ 68,686
                                                                        --------

10.   LEASE AGREEMENTS

      WZNT, Inc. leases its office space in Guaynabo, Puerto Rico under an operating lease agreement expiring on August 31, 2000. The lease specifies a monthly rental payment of $2,100. Rent expense for the year ended December 31, 1998 amounted to approximately $25,000.

      WZNT, Inc. leases tower and building space at its transmitter site to two cellular communication companies under operating leases expiring in various dates through August 31, 2000. These agreements require the lessees to pay WZNT, Inc. monthly rental payments of $2,800 and $3,000, respectively, during the corresponding lease periods.

11.   SUPPLEMENTAL CASH FLOW INFORMATION

      Interest and income tax paid during the year ended December 31, 1998 amounted to approximately $1,980,000 and $18,000, respectively.

      During 1998, the Group financed $2,000,000, for the acquisition of radio stations. This noncash transaction was excluded from the accompanying statement of cash flows.

      As described in Note 2, all of the Group's outstanding debt, accrued interest and preferred dividends in arrears as of October 23, 1998 amounting to approximately S24,487,000 were paid by the Parent on behalf of the Group. In addition, the Parent paid approximately $663,000 for the redemption of stock warrants, also on behalf of the Group. These noncash financing transactions were excluded from the accompanying statement of cash flows.

                                  * * * * * *

                       [LETTERHEAD OF DELOITTE & TOUCHE]

INDEPENDENT AUDITORS' REPORT ON
ADDITIONAL COMBINING INFORMATION

To the Stockholder of
Primedia Broadcast Group, Inc.,
WZNT, Inc., WOYE, Inc.,
WLDI, Inc., WRPC, Inc.,
WOQI, Inc., WIO, Inc. and
Cadena Estereotempo, Inc.

Our audit was conducted for the purpose of forming an opinion on the basic combined financial statements for the year ended December 31, 1998, taken as a whole. The additional combining information listed in. the table of contents is presented for the purpose of additional analysis of the basic combined financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the basic combined financial statements. This additional information is the responsibility of the Companies' management. Such information has been subjected to the auditing procedures applied in our audit of the basic combined financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic combined financial statements taken as a whole.


/s/ Deloitte & Touche LLP

April 9, 1999

Stamp No. 1600677
affixed to original.

PRIMEDIA BROADCAST GROUP, INC. AND ITS AFFILIATES

COMBINING BALANCE SHEET INFORMATION
DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS                                              PRIMEDIA           WZNT             WOYE             WLDI              WRPC
CURRENT ASSETS:
  Cash and cash equivalents                     $         --      $    529,941     $    358,912     $    644,073      $    239,583
  Accounts receivable                                    153           825,973          316,080          724,564           159,439
  Prepaid expenses                                    11,029            92,798            8,626            1,515             6,061
  Investment in subsidiary
  Deferred tax asset                                                    18,303           16,860            8,408             7,185
                                                ------------      ------------     ------------     ------------      ------------

     Total current assets                             11,182         1,467,015          700,478        1,378,560           412,268

PROPERTY AND EQUIPMENT - Net                          32,321         1,623,992          717,790          625,221           463,078

INTANGIBLES AND OTHER ASSETS - Net                     1,666         7,675,583        2,687,284        2,348,702         2,312,931
                                                ------------      ------------     ------------     ------------      ------------

TOTAL                                           $     45,169      $ 10,766,590     $  4,105,552     $  4,352,483      $  3,188,277
                                                ============      ============     ============     ============      ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                              $  1,607,929      $     96,013     $         --     $         --      $         --
  Accrued expenses                                   585,621           487,111          134,678          363,446            69,609
  Income tax payable                                   4,439             6,487           12,451           16,329             6,390
                                                ------------      ------------     ------------     ------------      ------------

     Total current liabilities                     2,197,989           589,611          147,129          379,775            75,999

DUE TO PARENT                                     (2,149,381)        7,795,551        2,912,908        3,004,579         1,386,169

DEFERRED INCOME TAX
                                                ------------      ------------     ------------     ------------      ------------
     Total liabilities                                48,608         8,385,162        3,060,037        3,384,354         1,462,168
                                                ------------      ------------     ------------     ------------      ------------

STOCKHOLDER'S EQUITY (DEFICIENCY):
  Common Stock                                             4             1,782              716              719             1,095
  Preferred Stock                                          8             3,988            1,602            1,610             2,452
  Additional paid-in capital                             988         3,982,869        1,599,828        1,534,313         2,172,114
  Deficit                                             (4,439)       (1,607,211)        (556,631)        (568,513)         (449,552)
                                                ------------      ------------     ------------     ------------      ------------
     Total Stockholder's equity (deficiency)          (3,439)        2,381,428        1,045,515          968,129         1,726,109
                                                ------------      ------------     ------------     ------------      ------------
Less treasury stock at cost
                                                ------------      ------------     ------------     ------------      ------------
TOTAL                                           $     45,169      $ 10,766,590     $  4,105,552     $  4,352,483      $  3,188,277
                                                ============      ============     ============     ============      ============

ASSETS                                             WOQI              WIO          Estereotempo       Eliminations       Combined
CURRENT ASSETS:
  Cash and cash equivalents                   $    192,881      $         --      $  1,278,069      $ (1,570,976)     $  1,672,483
  Accounts receivable                              149,200                           1,539,376                           3,714,785
  Prepaid expenses                                  (2,030)              829            36,256                             155,084
  Investment in subsidiary                                         2,390,226                          (2,390,226)
  Deferred tax asset                                 1,575                              16,355                              68,686
                                              ------------      ------------      ------------      ------------      ------------

     Total current assets                          341,626         2,391,055         2,870,056        (3,961,202)        5,611,038

PROPERTY AND EQUIPMENT - Net                        14,983           408,274           529,005                           4,414,664

INTANGIBLES AND OTHER ASSETS - Net               2,891,974         6,942,653         2,521,754                           27,382,547
                                              ------------      ------------      ------------      ------------      ------------

TOTAL                                         $  3,248,583      $  9,741,982      $  5,920,815      $(3,961,202)      $ 37,408,249
                                              ============      ============      ============      ===========       ============

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                            $         --      $         --      $       (208)     $ (1,570,976)     $    132,758
  Accrued expenses                                  90,020                             702,802                           2,433,287
  Income tax payable                                 6,012            16,502            16,626                              85,236
                                              ------------      ------------      ------------      ------------      ------------

     Total current liabilities                      96,032            16,502           719,220        (1,570,976)        2,651,281

DUE TO PARENT                                    3,244,735         7,487,054         2,811,369                          26,492,984

DEFERRED INCOME TAX                                                  193,938                                               193,938
                                              ------------      ------------      ------------      ------------      ------------
     Total liabilities                           3,340,767         7,697,494         3,530,589        (1,570,976)       29,338,203
                                              ------------      ------------      ------------      ------------      ------------

STOCKHOLDER'S EQUITY (DEFICIENCY):
  Common Stock                                       1,000             1,822         2,001,000        (2,001,000)            7,138
  Preferred Stock                                                      4,079                                                13,739
  Additional paid-in capital                                       4,078,296         1,291,199        (1,291,199)       13,368,408
  Deficit                                          (93,184)       (2,039,709)         (550,973)          550,973        (5,319,239)
                                              ------------      ------------      ------------      ------------      ------------
     Total Stockholder's equity (deficiency)       (92,184)        2,044,488         2,741,226        (2,741,226)        8,070,046
                                              ------------      ------------      ------------      ------------      ------------
Less treasury stock at cost                                                           (351,000)          351,000
                                              ------------      ------------      ------------      ------------      ------------
TOTAL                                         $  3,248,583      $  9,741,982      $  5,920,815      $ (3,961,202)     $ 37,408,249
                                              ============      ============      ============      ============      ============

PRIMEDIA BROADCAST GROUP, INC. AND ITS AFFILIATES

COMBINING STATEMENT OF LOSS AND DEFICIT INFORMATION
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

                                             PRIMEDIA          WZNT              WOYE             WLDI              WRPC
REVENUES;
  Broadcast revenues                          $    --      $  3,724,218      $  1,660,305      $  3,981,551      $    881,588
  Less agency commission and discounts                          833,287           378,189           969,226           230,736
                                              -------      ------------      ------------      ------------      ------------
    Net broadcast revenues                                    2,890,931         1,282,116         3,012,325           650,852
  Other revenues                                                524,815             1,200             4,000
                                              -------      ------------      ------------      ------------      ------------

    Total revenues                                            3,415,746         1,283,316         2,016,325           650,852
                                              -------      ------------      ------------      ------------      ------------

COSTS AND EXPENSES:
  Technical operations                                          105,966            46,073            92,145            18,430
  Programming                                                   633,839           275,583           551,166           110,235
  Selling                                                       331,279           139,228           277,777            63,124
  General and administrative                                  1,206,949           385,359         1,560,715            94,791
                                              -------      ------------      ------------      ------------      ------------

    Total costs and expenses                                  2,278,033           846,243         2,481,803           286,580
                                              -------      ------------      ------------      ------------      ------------

INCOME BEFORE OTHER EXPENSES                                  1,137,713           437,073           534,522           364,272
                                              -------      ------------      ------------      ------------      ------------

OTHER EXPENSES (INCOME):
  Depreciation and amortization                                 996,030           303,428           283,059           248,578
  Interest expense                                              582,364           222,361           263,086           117,413
  Interest income                                                (3,694)
                                              -------      ------------      ------------      ------------      ------------

     Total other expenses                                     1,574,700           525,789           548,145           365,991
                                              -------      ------------      ------------      ------------      ------------

OPERATING LOSS                                                 (436,987)          (88,716)          (13,623)           (1,719)

EQUITY IN LOSS OF SUBSIDIARY
                                              -------      ------------      ------------      ------------      ------------

LOSS BEFORE INCOME TAX PROVISION
 (BENEFIT)                                                     (436,987)          (88,716)          (13,623)           (1,719)
                                              -------      ------------      ------------      ------------      ------------

INCOME TAX PROVISION (BENEFIT):
 Current                                                         18,319            14,951            16,329             6,390
 Deferred                                                         8,012             8,534             6,244            (7,185)
                                              -------      ------------      ------------      ------------      ------------

     Total income tax provision (benefit)                        26,331            23,485            22,573              (795)
                                              -------      ------------      ------------      ------------      ------------

NET LOSS                                                       (463,318)         (112,201)          (36,196)             (924)

DEFICIT, BEGINNING OF YEAR                     (4,439)       (1,143,893)         (444,430)         (532,317)         (448,628)
                                              -------      ------------      ------------      ------------      ------------

DEFICIT, END OF YEAR                          $(4,439)     $ (1,607,211)     $   (556,631)     $   (568,513)     $   (449,552)
                                              =======      ============      ============      ============      ============

                                                   WOQI              WIO           Estereotempo    Eliminations     Combined
REVENUES;
  Broadcast revenues                           $    753,514      $         --      $  7,389,371      $     --     $ 18,390,547
  Less agency commission and discounts              191,836                           1,769,430                      4,372,704
                                               ------------      ------------      ------------      --------     ------------
    Net broadcast revenues                          561,678                           5,619,941                     14,017,843
  Other revenues                                                       96,000                         (96,000)         530,015
                                               ------------      ------------      ------------      --------     ------------

    Total revenues                                  561,678            96,000         5,619,941       (96,000)      14,547,858
                                               ------------      ------------      ------------      --------     ------------

COSTS AND EXPENSES:
  Technical operations                               18,429                             179,684                        460,727
  Programming                                       110,233                           1,074,770                      2,755,826
  Selling                                            54,476                             545,057                      1,410,941
  General and administrative                        197,528                           2,973,385       (96,000)       6,322,727
                                               ------------      ------------      ------------      --------     ------------

    Total costs and expenses                        380,666                           4,772,896       (96,000)      10,950,221
                                               ------------      ------------      ------------      --------     ------------

INCOME BEFORE OTHER EXPENSES                        181,012            96,000           847,045                      3,597,637
                                               ------------      ------------      ------------      --------     ------------

OTHER EXPENSES (INCOME):
  Depreciation and amortization                     108,657           706,801           564,501                      3,211,054
  Interest expense                                  138,083                             670,103                      1,995,410
  Interest income                                                                                                       (3,694)
                                               ------------      ------------      ------------      --------     ------------

     Total other expenses                           246,740           706,801         1,234,604                      5,202,770
                                               ------------      ------------      ------------      --------     ------------

OPERATING LOSS                                      (65,728)         (610,801)         (387,559)                    (1,605,113)

EQUITY IN LOSS OF SUBSIDIARY                                         (411,474)                        411,474
                                               ------------      ------------      ------------      --------     ------------

LOSS BEFORE INCOME TAX PROVISION
 (BENEFIT)                                          (65,728)       (1,022,275)         (387,559)      411,474       (1,605,133)
                                               ------------      ------------      ------------      --------     ------------

INCOME TAX PROVISION (BENEFIT):
 Current                                              6,012            16,502            16,626                         95,129
 Deferred                                            (1,575)          (20,505)            7,289                            814
                                               ------------      ------------      ------------      --------     ------------

     Total income tax provision (benefit)             4,437            (4,003)           23,915                         95,943
                                               ------------      ------------      ------------      --------     ------------

NET LOSS                                            (70,165)       (1,018,272)         (411,474)      411,474       (1,701,076)

DEFICIT, BEGINNING OF YEAR                          (23,019)       (1,021,437)         (139,499)      139,499       (3,618,163)
                                               ------------      ------------      ------------      --------     ------------

DEFICIT, END OF YEAR                           $    (93,184)     $ (2,039,709)     $   (550,973)     $550,973     $ (5,319,239)
                                               ============      ============      ============      ========     ============

Deloitte & Touche LLP
---------------------
               [LOGO]
                              --------------------------------------------------
                              PRIMEDIA BROADCAST
                              GROUP, INC.
                              AND ITS AFFILIATES

                              Combined Financial Statements for the
                              Years Ended December 31, 1997 and 1996,
                              Additional Combining Information for the
                              Year Ended December 31, 1997 and
                              Independent Auditors' Report

---------------
Deloitte Touche
Tohmatsu
International

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                        Page
INDEPENDENT AUDITORS' REPORT ON
  COMBINED FINANCIAL STATEMENTS                                           1

COMBINED FINANCIAL STATEMENTS AS OF AND
  FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996:

  Combined Balance Sheet                                                  2

  Combined Statement of Loss and Deficit                                  3

  Combined Statement of Cash Flows                                        4

  Notes to Combined Financial Statements                                5 - 12

INDEPENDENT AUDITORS' REPORT ON
  ADDITIONAL COMBINING INFORMATION                                       13

ADDITIONAL COMBINING INFORMATION AS OF
  AND FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996:

  Combining Balance Sheet Information                                    14

  Combining Statement of Loss and Deficit Information                    15

                       [LETTERHEAD OF DELOITTE & TOUCHE]

INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Primedia Broadcast Group, Inc.
WZNT, Inc. WOYE, Inc.
WLDI, Inc. WRPC, Inc.
WOQI, Inc. WIO, Inc.
Cadena Estereotempo, Inc.

We have audited the accompanying combined balance sheets of Primedia Broadcast Group. Inc. and its affiliates as of December 31, 1997 and 1996, and the related combined statements of loss and deficit and of cash flows for the years then ended. The combined financial statements include the accounts of Primedia Broadcast Group, Inc. and seven related companies. WZNT, Inc., WOYE, Inc., WLDI, Inc., WRPC, Inc., WOQI, Inc., WIO, Inc. and Cadena Estereotempo, Inc.. These companies are under common ownership and common management. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of Primedia Broadcast Group, Inc. and its affiliates at December 31, 1997 and 1996, and the combined results of their operations and their combined cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

February 28, l998

Stamp No. 1483982
affixed to original.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

COMBINED BALANCE SHEETS
DECEMBER 31, 1997 and 1996
--------------------------------------------------------------------------------

                                                     1997               1996
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                       $  1,170,258      $  1,508,330
 Accounts receivable (Note 2)                       2,920,261         2,237,861
 Prepaid expenses                                     436,866           406,163
 Deferred tax asset (Note 9)                           90,005            18,923
                                                 ------------      ------------

     Total current assets                           4,617,390         4,171,277

PROPERTY AND EQUIPMENT - Net (Note 3)               4,495,322         4,551,045

INTANGIBLE AND OTHER ASSETS - Net (Note 4)         26,669,512        28,789,551
                                                 ------------      ------------

TOTAL                                            $ 35,782,224      $ 37,511,873
                                                 ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Accounts payable                                $    127,349      $    510,353
 Accrued expenses                                   2,322,760         1,750,212
 Income taxes payable                                   5,783            77,566
 Current portion of long-term debt (Note 5)         1,635,800         1,514,532
                                                 ------------      ------------

     Total current liabilities                      4,091,692         3,852,663

LONG-TERM DEBT (Note 5)                            19,002,252        20,208,082

DEFERRED INCOME TAX (Note 9)                          214,443           234,948
                                                 ------------      ------------
     Total liabilities                             23,308,387        24,295,693
                                                 ------------      ------------

STOCKHOLDERS' EQUITY (Note 6):
 Common stock                                           7,138             7,138
 Preferred stock                                       13,739            13,739
 Additional paid-in capital                        15,971,123        15,971,123
 Common stock warrants                                100,000           100,000
 Deficit                                           (3,618,163)       (2,875,820)
                                                 ------------      ------------
     Total stockholders' equity                    12,473,837        13,216,180
                                                 ------------      ------------

TOTAL                                            $ 35,782,224      $ 37,511,873
                                                 ============      ============

See notes to combined financial statements.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

COMBINED STATEMENTS OF LOSS AND DEFICIT
YEARS ENDED DECEMBER 31, 1997 and 1996
--------------------------------------------------------------------------------

                                                       1997              1996
REVENUES:
  Broadcast revenues (Note 8)                     $ 14,648,625      $  8,382,256
  Less agency commissions and discounts              3,481,829         2,190,591
                                                  ------------      ------------
      Net broadcast revenues                        11,166,796         6,191,663
  Other revenues                                     1,083,005         1,249,569
                                                  ------------      ------------
      Total revenues                                12,249,801         7,441,234
                                                  ------------      ------------

COSTS AND EXPENSES:
  Technical operations                                 448,614           228,492
  Programming                                        2,354,402         1,738,340
  Selling                                            1,276,818           841,497
  General and administrative (Notes 8 and 10)        3,906,222         2,623,202
                                                  ------------      ------------
      Total costs and expenses                       7,986,056         5,431,531
                                                  ------------      ------------

INCOME BEFORE OTHER EXPENSES                         4,263,745         2,009,703
                                                  ------------      ------------

OTHER EXPENSES (INCOME):
  Depreciation and amortization                      2,916,466         2,133,392
  Interest expense                                   2,102,207         1,426,622
  Loss on sale of property and equipment                65,965
  Interest income                                      (25,339)          (32,948)
                                                  ------------      ------------
      Total other expenses                           5,059,299         3,527,066
                                                  ------------      ------------

LOSS BEFORE INCOME TAX                                 795,554         1,517,363
                                                  ------------      ------------

INCOME TAX PROVISION (BENEFIT) (Note 9):
  Current                                               38,376
  Deferred                                             (91,587)          (37,625)
                                                  ------------      ------------
      Total                                            (53,211)          (37,625)
                                                  ------------      ------------

NET LOSS                                               742,343         1,479,738

DEFICIT, BEGINNING OF THE YEAR                       2,875,820         1,396,082
                                                  ------------      ------------

DEFICIT, END OF THE YEAR                          $  3,618,163      $  2,875,820
                                                  ============      ============

See notes to combined financial statements.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

COMBINED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

                                                                    1997             1996
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                      $   (742,343)     $ (1,479,738)
 Adjustments to reconcile net loss to net cash provided
  by operating activities:
   Depreciation and amortization                                  2,916,466         2,133,392
   Bad debt expense                                                 153,732            99,658
   Financed interest expense                                                          114,279
   Loss on sale of fixed assets                                      65,965
   Deferred income tax benefit                                      (91,587)          (37,625)
   Changes in operating assets and liabilities, net of
    effect of assets acquired and liabilities assumed:
     Increase in:
       Accounts receivable                                         (836,132)         (709,192)
       Prepaid expenses                                             (30,703)          (10,479)
     Increase (decrease) in:
       Accounts payable                                              36,133           259,025
       Income tax payable                                           (71,783)          (68,525)
       Accrued  expenses                                            572,548           453,420

       Net cash provided by operating activities                  1,972,296           756,215
                                                               ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Disbursement for acquisition of radio stations, net
   of cash acquired of $88,949                                                    (12,986,560)
  Capital expenditures                                             (717,295)         (415,857)
  Proceeds from sale of:
    Radio station                                                                     639,800
    Property and equipment                                           38,500
  Net increase in other assets                                     (127,874)         (384,898)
                                                               ------------      ------------
       Net cash used in investing activities                       (806,669)      (13,147,515)
                                                               ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from issuance of:
  Long-term debt                                                    429,969         6,950,000
  Shares of common and preferred stock                                              7,289,000
 Payment of long-term debt                                       (1,514,531)         (747,959)
 Due to stockholders                                               (419,137)         (752,037)
                                                               ------------      ------------
       Net cash (used in) provided by financing activities       (1,503,699)       12,739,004
                                                               ------------      ------------

NET CHANGE IN CASH AND CASH EQUIVALENTS                            (338,072)          347,704

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                      1,508,330         1,160,626
                                                               ------------      ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                         $  1,170,258      $  1,508,330
                                                               ============      ============

See notes to combined financial statements.

PRIMEDIA BROADCAST GROUP, INC.
AND ITS AFFILIATES

NOTES TO THE COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - Primedia Broadcast Group, Inc. ("Primedia") was incorporated on December 12, 1994 under the laws of the Commonwealth of Puerto Rico. Primedia commenced its operations effective January 1, 1995 as a management company for a group of radio stations acquired or under local marketing or joint sale agreements.

      Combined Financial Statements - The accompanying combined financial statements include the accounts of Primedia and its affiliated companies WZNT, Inc., WOYE, Inc., WLDI, Inc., WRPC, Inc., WOQI, Inc., WIO, Inc. and Cadena Estereotempo, Inc. (the "Group"). Primedia and its affiliates are under common ownership and common management The affiliated companies were incorporated for the purpose of acquiring existing radio stations in Puerto Rico. These companies commenced operations upon the acquisition of the radio stations.

      All significant intercompany balances and transactions have been eliminated in the preparation of the combined financial statements.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue and Expense Recognition - Revenues are recognized when commercials are broadcasted, salaries and other operating costs are charged to expense when incurred.

      Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows: building and leasehold improvements, 40 years; broadcasting equipment, 5 to 15 years; other equipment and furniture and fixtures, 3 to 7 years.

      Expenditures for maintenance and repairs are charged to costs and expenses as incurred: expenditures for renewals and betterments are capitalized. Cost and accumulated depreciation for property sold, retired or abandoned are removed from the accounts and any resulting gain or loss is included in income or expense.

      Barter Transactions - Barter and trade-out revenue is recognized when commercials are broadcasted. Goods or services are recorded at their estimated fair value when received or used. If goods or services are received prior to the broadcast of the commercial, a liability is recorded; if the commercial is broadcasted first, a receivable is recorded.

      Intangible and Other Assets - Intangible and other assets consist principally of the excess of cost over net assets acquired from predecessor companies. Such excess cost was assigned to the Federal Communications Commission ("FCC") licenses, customer list, goodwill, leasehold rights and tower space income agreements based on independent appraisals. These assets are amortized on a straight-line basis over their estimated useful lives as follows: FCC licenses, customer list and goodwill, 15 years; leasehold rights, 4 year; tower space income agreement, 1-1/2 years. Deferred financing costs are amortized over the life of the related debt which is approximately 7 years.

      Deferred Income Taxes - Deferred income taxes are provided for temporary differences in the financial statements and tax bases of assets and liabilities using current tax rates in effect in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Principal temporary differences giving rise to deferred income taxes are depreciation and the allowance for bad debts. Deferred tax assets, including the benefit for net operating loss carryforward, are evaluated based on the guidelines of SFAS 109 for realization and may be reduced by a valuation allowance.

      Cash and Cash Equivalents - All highly liquid investments purchased with original maturities of three months or less are considered as cash equivalents.

      Allowance for Doubtful Accounts - The allowance for doubtful accounts is an amount that management believes will be adequate to absorb possible losses on existing accounts receivables that may become uncollectible based on evaluations of collectibility of accounts receivables and prior credit experience. Because on uncertainties inherent in the estimation process, management's estimate of credit losses inherent in the existing accounts receivables and related allowance may change in the near term.

      Impairment of Long-Lived Assets - The carrying value of intangible and other assets and of property and equipment is evaluated periodically for recoverability when considered in relation to the expected future undiscounted cash flows of the underlying business over the estimated remaining useful life of the asset.

2.    ACCOUNTS RECEIVABLE

      Accounts receivable at December 31, 1997 and 1996 consisted of:

                                                         1997            1996
      Customers                                       $3,095,585     $2,203,178
      Other                                              125,166        217,386
                                                      ----------     ----------

      Total                                            3,220,751      2,420,564
      Less allowance for doubtful accounts               300,490        182,703
                                                      ----------     ----------

      Accounts receivable, net                        $2,920,261     $2,237,861
                                                      ==========     ==========

3.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1997 and 1996 consisted of:

                                                             1997           1996
      Land, building and leasehold improvements          $1,002,717     $  805,739
      Broadcasting equipment                              3,834,461      3,572,149
      Other equipment, furniture and fixtures               842,629        711,369
                                                         ----------     ----------

      Total                                               5,679,807      5,089,257
      Less accumulated depreciation and amortization      1,184,485        538,212
                                                         ----------     ----------

      Property and equipment - net                       $4,495,322     $4,551,045
                                                         ==========     ==========

4.    INTANGIBLE AND OTHER ASSETS

      Intangible and other assets at December 31, 1997 and 1996 consisted of:


                                                            1997           1996
      FCC licenses                                      $16,896,742    $16,896,742
      Goodwill                                           10,165,716     10,232,200
      Tower space income agreement                          150,295        150,295
      Customer list                                       2,973,073      2,973,073
      Leasehold rights                                      185,832        185,832
      Deferred financing cost                               722,590        714,877
      Other                                                 186,641
                                                        -----------    -----------
      Total                                              31,280,889     31,153,019
      Less accumulated amortization                       4,611,377      2,363,468
                                                        -----------    -----------

      Intangible and other assets - net                 $26,669,512    $28,789,551
                                                        ===========    ===========

5.    LONG-TERM DEBT

      Long-term debt at December 31, 1997 and 1996 consisted of:

                                                                                    1997             1996
      Note payable to a financial institution bearing interest at the prime rate plus 1.75% (10.25% and 10% at December 31, 1997 and 1996, respectively), due in quarterly installments ranging from $275,000 to
       $476,500 from January 1997 through October 2004                           $17,175,000     $17,850,000

      Noninterest bearing note payable to stockholder due
       in quarterly installments of $83,333 from October 1995
       to July 1998                                                                  250,000         583,333

      Notes payable due on July 2000 beating interest at 8.75%                       600,000         600,000

      Note payable in quarterly installments ranging from $26,466 to $57,664
       from April 1997 through January 2006, beating interest at 9%                1,363,052       1,439,281

      Note payable in annual installments ranging from
       $168,750 to $356,250 from January 1998
       through 2001 bearing interest at 7%                                           750,000         750,000

      Note payable due on October 31, 2001 bearing
       interest at 7%                                                                500,000         500,000
                                                                                 -----------     -----------

      Total                                                                       20,638,052      21,722,614
      Less current portion                                                         1,635,800       1,514,532
                                                                                 -----------     -----------
      Long-term debt                                                             $19,002,252     $20,208,082
                                                                                 ===========     ===========

      Maturities of long-term debt (including current portion) are as follows:

      Year                                                         Amount
      1998                                                     $ 1,635,800
      1999                                                       2,261,695
      2000                                                       3,703,605
      2001                                                       3,629,123
      2002                                                       3,402,103
      Thereafter                                                 6,005,726
                                                               -----------

      Total                                                    $20,638,052
                                                               ===========

      WZNT, Inc., WOYE, Inc., WLDI, Inc. and WIO, Inc. entered into a credit agreement with a financing institution which provides for term loan and non-revolving advances up to $20,000,000. Borrowings under this agreement have been used principally to finance the acquisitions of radio stations made by such companies, for working capital and other corporate purposes. These advances are collateralized by substantially all of the above mentioned companies' assets. In addition, the stockholders have also pledged their shares of common and preferred stocks as collateral.

      The loan covenants of the credit agreement stipulate, among other things. that the above mentioned companies may not, without the lender's previous written consent, pay dividends in excess of a predetermined amount, enter into any contingent liability or encumber its assets, sell, lease or transfer any asset, merge or permit any of the companies to merge into or consolidate with any person or make any material change in the nature of the business, and disburse cash for capital expenditures in excess of established amounts per year. In addition, the companies are required to maintain certain minimum capital requirements and financial ratios. Noncompliance with such covenants gives the financial institution the right to declare the debt due and payable.

6.    STOCKHOLDERS' EQUITY

      Common stock at December 31. 1997 and 1996 consisted of:

                                                                      Shares
                                            Shares         Par      Issued and
                                          Authorized      Value     Outstanding     Amount
      WZNT, Inc.                          1,000,000     $   1.00       1,782     $    1,782
      WOYE, Inc.                          1,000,000         1.00         716            716
      WLDI, Inc.                          1,000,000         1.00         719            719
      WOQI, Inc.                          1,000,000         1.00       1,000          1,000
      WRPC, Inc.                          1,000,000         1.00       1,095          1,095
      Primedia Broadcast Group, Inc.      1,000,000         1.00           4              4
      WIO, Inc.                           1,000,000         1.00       1,822          1,822
                                                                                 ----------

      Total                                                                      $    7,138
                                                                                 ==========

      Preferred stock at December 31, 1997 and 1996 consisted of:

                Preferred                                         Shares
                  Stock                   Shares        Par     issued and
                 Class A                Authorized     Value    Outstanding     Amount
      WZNT, Inc.                           6,000     $   1.00      3,988       $ 3,988
      WOYE, Inc.                           3,000         1.00      1,602         1,602
      WLDI, Inc.                           3,000         1.00      1,610         1,610
      WRPC, Inc.                           4,500         1.00      2,452         2,452
      Primedia Broadcast Group, Inc.          50         1.00          8             8
      WIO, Inc.                            8,000         1.00      4,079         4,079
                                                                               -------
      Total                                                                    $13,739
                                                                               =======

Preferred shares are cumulative at an annual rate of $50.00 per share, calculated on a basis of 360 day year; unpaid dividends accrue interest on a daily basis at a rate of 5% per annum. Total dividends in arrears amounted to approximately $l,365,000 and $678,000 as of December 31, 1997 and 1996 respectively. The preferred shares entitle the holder to vote, and to receive, in the event of liquidation and prior to any distribution of assets to the holders of the common stock, an amount equal to (a) $1.000 per share, plus (b) an amount equal to all accrued and unpaid dividends, plus (c) an amount equal to all accrued and unpaid interest to the date of such payment.

The additional paid-in capital at December 31, 1997 and 1996, represents the excess of the amount contributed over the par value of the shares issued as follows:

                                         Common       Preferred
          Company                        Shares         Shares           Total
   WZNT, Inc.                        $   829,218     $ 3,984,012     $ 4,813,230
   WOYE, Inc.                            333,284       1,600,398       1,933,682
   WLDI, Inc.                            334,281       1,608,390       1,942,671
   WRPC, Inc.                             86,505       2,449,948       2,536,453
   WIO, Inc.                             669,178       4,074,921       4,744,099
   Primedia Broadcast Group, Inc.                            988             988
                                                                     -----------

  Total                                                              $15,971,123
                                                                     ===========

In connection with the credit agreement, WZNT, Inc., WOYE, Inc., WLDI, Inc. and WIO, Inc. issued to the financial institution which provided the loan, 229 warrants to purchase shares of common stock. Warrants issued represent 1.40% of the preferred and common shares issued by such companies. Assigned value of warrants at December 31, 1997 and 1996 amounted to $100,000 as follows:

                                                     Warrants            Value
                                                     Issued            Assigned
   WZNT, Inc.                                           81             $ 35,400
   WOYE, Inc.                                           32               14,000
   WLDI, Inc.                                           33               14,400
   WIO, Inc.                                            83               36,200
                                                                       --------

   Total                                                               $100,000
                                                                       ========

Each warrant entities the financial institution to purchase one share of common stock at the exercise price of $1.00 per share on or before the 90th day after the date on which all the obligations under the credit agreement are paid. The warrants have a put option that can be exercised (a) on or after July 1998 (b) after the occurrence of a liquidity event, as defined in the credit agreement or
(c) after the payment in full of the obligation under the credit agreement. The put price will be based on an independent appraisal.

7.    RELATED PARTY TRANSACTIONS

      The companies included in the combined financial statements have common ownership and management and also share technical and operating personnel and certain facilities and other services. The individual financial statements for each company have been prepared from separate records maintained in a central accounting location for the Group. Portions of certain revenues and expenses represent allocations made by management for items applicable to each company based on operating statistics and other pertinent criteria.

8.    BARTER TRANSACTIONS

      Broadcasting revenues and expenses related to trade-out agreements amounted to approximately $1,411,000 and $1,505,000 respectively during the year ended December 31, 1997 and $815,000 and $615,000 respectively during the year ended December 31, 1996.

9.    INCOME TAXES

      The Group is subject to Puerto Rico income taxes at statutory rates that range from 20% to 39%. The provision for income tax is computed on an individual company basis, therefore losses of one company cannot be offset against the taxable income of another.

      At December 31, 1997 and 1996, certain companies in the Group have net operating loss carryforwards available to offset future taxable income of approximately $200,000 and $1,524,000, respectively, for regular tax purposes; and $301,000 and $1,471,000, respectively, for alternative minimum tax purposes, expiring at various dates through 2004.

      The components of deferred income taxes at December 31, 1997 and 1996 are as follows:

                                                            1997          1996
       Deferred tax liability -
        Property and equipment                            $214,443      $234,948
                                                          ========      ========

       Deferred tax asset:
        Net operating loss carryforwards                  $ 78,984      $594,360
        Allowance for bad debts                            101,958        48,406
        Other                                               13,681            --
                                                          --------      --------
        Total                                              194,623       642,766
        Less valuation allowance                           104,618       623,843
                                                          --------      --------
        Net deferred tax asset                            $ 90,005      $ 18,923
                                                          ========      ========

10.   LEASE AGREEMENTS

      WZNT, Inc. leases its office space in Guaynabo, Puerto Rico under an operating lease agreement expiring on August 31, 2000. The lease specifies a monthly rental payment of $2,100. Rent expense for the years ended December 31, 1997 and 1996 amounted to approximately $25,000.

      WZNT, Inc. leases tower and building space at its transmitter site to two cellular communication companies under operating leases expiring in various dates through August 31, 2000. These agreements require the lessees to pay WZNT, Inc. monthly rental payments of $2,800 and $3,000, respectively, during corresponding lease periods.

11.   SUPPLEMENTAL CASH FLOW INFORMATION

      Interest paid during the years ended December 31, 1997 and 1996 amounted to approximately $1,892,000 and $1,419,000, respectively. Income tax paid amounted to approximately $99,000 and $35,000, during the years ended December 31, 1997 and 1996, respectively.

12.   SUBSEQUENT EVENT

      Effective January 16, 1998, WOQI, Inc. acquired certain assets of a radio station from Portorican American Broadcasting Co., Inc., for a total purchase price of $3,000,000.

                                   * * * * * *

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

INDEPENDENT AUDITORS' REPORT ON
ADDITIONAL COMBINING INFORMATION

To the Stockholders of
Primedia Broadcast Group, Inc.
WZNT, Inc. WOYE, Inc.
WLDI, Inc. WRPC, Inc.
WOQI, Inc. WIO, Inc.
Cadena Estereotempo, Inc.

Our audits were conducted for the purpose of forming an opinion on the basic combined financial statements for the years ended December 31, 1997 and 1996, taken as a whole. The additional combining information as of and for the year ended December 31, 1997 is presented for the purpose of additional analysis of the basic combined financial statements rather than to present the financial position and results of operations of the individual companies, and is not a required part of the basic combined financial statements. This additional information is the responsibility of the Companies' management. Such information has been subjected to the auditing procedures applied in our audit of the 1997 basic combined financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the 1997 basic combined financial statements taken as a whole.


/s/ Deloitte & Touche LLP

February 28, 1998

Stamp No. 1483983
affixed to original.

PRIMEDIA BROADCAST GROUP, INC. AND ITS AFFILIATES

COMBINING BALANCE SHEET INFORMATION
DECEMBER 31, 1997
--------------------------------------------------------------------------------

ASSETS                                    PRIMEDIA           WZNT            WOYE            WLDI            WRPC
CURRENT ASSETS:
      Cash and cash equivalents          $1,170,258      $                $               $               $
      Accounts receivable                  (685,893)         131,887         249,694       1,430,802         527,051
      Prepaid expenses                       33,841          189,687          23,772          15,596          15,845
      Investment in subsidiary
      Deferred tax asset                                      26,315          25,394          14,652
                                         ----------      -----------      ----------      ----------      ----------

           Total current assets             518,206          347,889         298,860       1,461,050         542,896

PROPERTY AND EQUIPMENT - Net                 32,321        1,517,805         747,856         639,127         480,320

INTANGIBLES AND OTHER ASSETS - Net            1,676        8,220,985       2,907,685       2,540,360       2,553,557
                                         ----------      -----------      ----------      ----------      ----------

TOTAL                                    $  552,203      $10,086,679      $3,954,401      $4,640,537      $3,576,773
                                         ==========      ===========      ==========      ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                   $   33,675      $    93,674      $               $               $
      Accrued expenses                      521,967          346,663         162,383         318,754         122,349
      Income tax payable                                       3,035           2,748
      Current portion of long-term debt                      859,180         244,860         245,960         117,050
                                         ----------      -----------      ----------      ----------      ----------

           Total current liabilities        555,642        1,302,552         409,991         564,714         239,399

LONG-TERM DEBT                                             5,073,620       2,038,840       2,648,740       1,246,002

DEFERRED INCOME TAX
                                         ----------      -----------      ----------      ----------      ----------

           Total liabilities                555,642        6,376,172       2,448,831       3,213,454       1,485,401
                                         ----------      -----------      ----------      ----------      ----------

STOCKHOLDERS' EQUITY:
      Common stock                                4            1,782             716             719           1,095
      Preferred stock                             8            3,988           1,602           1,610           2,452
      Additional paid-in capital                988        4,813,230       1,933,682       1,942,671       2,536,453
      Common stock warrants                                   35,400          14,000          14,400
      Deficit                                (4,439)      (1,143,893)       (444,430)       (532,317)       (448,628)
                                         ----------      -----------      ----------      ----------      ----------

           Total stockholders' equity         3,439        3,710,507       1,505,570       1,427,083       2,091,372
                                         ----------      -----------      ----------      ----------      ----------

Less: treasury stock at cost
                                         ----------      -----------      ----------      ----------      ----------

TOTAL                                    $  552,203      $10,086,679      $3,954,401      $4,640,537      $3,576,773
                                         ==========      ===========      ==========      ==========      ==========

ASSETS                                      WOQL           WIO         Estereotempo     Eliminations      Combined
CURRENT ASSETS:
      Cash and cash equivalents          $             $                $               $                $ 1,170,258
      Accounts receivable                 (61,589)       1,265,376          62,933                         2,920,261
      Prepaid expenses                     95,732           18,004          44,389                           436,866
      Investment in subsidiary                           2,801,700                       (2,801,700)
      Deferred tax asset                                                    23,644                            90,005
                                         --------      -----------      ----------      -----------      -----------

           Total current assets            34,143        4,085,080         130,966       (2,801,700)       4,617,390

PROPERTY AND EQUIPMENT - Net                               454,232         623,661                         4,495,322

INTANGIBLES AND OTHER ASSETS - Net         28,821        7,603,694       2,812,734                        26,669,512
                                         --------      -----------      ----------      -----------      -----------

TOTAL                                    $ 62,964      $12,143,006      $3,567,361      $(2,801,700)     $35,782,224
                                         ========      ===========      ==========      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
      Accounts payable                   $             $                $               $                $   127,349
      Accrued expenses                     84,983                          765,661                         2,322,760
      Income tax payable                                                                                       5,783
      Current portion of long-term debt                    168,750                                         1,635,800
                                         --------      -----------      ----------      -----------      -----------

           Total current liabilities       84,983          168,750         765,661                         4,091,692

LONG-TERM DEBT                                           7,995,050                                        19,002,252

DEFERRED INCOME TAX                                        214,443                                           214,443
                                         --------      -----------      ----------      -----------      -----------
           Total liabilities               84,983        8,378,243         765,661                        23,308,387
                                         --------      -----------      ----------      -----------      -----------

STOCKHOLDERS' EQUITY:
      Common stock                          1,000            1,822       2,001,000        2,001,000            7,138
      Preferred stock                                        4,079                                            13,739
      Additional paid-in capital                         4,744,099       1,291,199        1,291,199       15,971,123
      Common stock warrants                                 36,200                                           100,000
      Deficit                             (23,019)      (1,021,437)       (139,499)         139,499       (3,618,163)
                                         --------      -----------      ----------      -----------      -----------

           Total stockholders' equity     (22,019)       3,764,763       3,152,700       (3,152,700)      12,473,837
                                         --------      -----------      ----------      -----------      -----------

Less: treasury stock at cost                                              (351,000)         351,000
                                         --------      -----------      ----------      -----------      -----------

TOTAL                                    $ 62,964      $12,143,006      $3,567,361      $(2,801,700)     $35,782,224
                                         ========      ===========      ==========      ===========      ===========

PRIMEDIA BROADCAST GROUP, INC. AND ITS AFFILIATES

COMBINING STATEMENT OF LOSS AND DEFICIT INFORMATION
YEARS ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

                                                     Primedia       WZNT         WOYE         WLDI         WRPC        WOQI
REVENUES:
       Broadcast revenues                             $         $ 2,531,646   $1,861,819   $2,217,011   $ 995,902   $ 854,794
       Less agency commissions and discounts                        620,245      384,973      620,581     252,124     200,434
                                                      -------   -----------   ----------   ----------   ---------   ---------
           Net broadcast revenues                                 1,911,401    1,476,846    1,596,430     743,778     654,360
       Other revenues                                               681,726        2,850      227,217
                                                      -------   -----------   ----------   ----------   ---------   ---------

           Total revenues                                         2,593,127    1,479,696    1,823,647     743,778     654,360
                                                      -------   -----------   ----------   ----------   ---------   ---------

COST AND EXPENSES:
       Technical operations                                          55,615       64,758       66,968       4,836      24,798
       Programming                                                  440,021      334,809      299,364      17,337     118,136
       Selling                                                      227,601      169,030      197,488      80,933      74,130
       General and administrative                                   794,353      384,246      554,348      79,199     163,012
                                                      -------   -----------   ----------   ----------   ---------   ---------

           Total costs and expenses                               1,517,590      952,843    1,118,168     182,305     380,076
                                                      -------   -----------   ----------   ----------   ---------   ---------

INCOME BEFORE OTHER EXPENSES                                      1,075,537      526,853      705,479     561,473     274,284
                                                      -------   -----------   ----------   ----------   ---------   ---------

OTHER EXPENSES (INCOME):
       Depreciation and amortization                                935,283      324,368      266,239     254,935       1,476
       Interest expense                                             641,807      242,401      294,589     126,214
       (Gain) loss on sale of property and equipment                 (8,874)
       Interest Income                                               (1,408)                  (19,776)
                                                      -------   -----------   ----------   ----------   ---------   ---------

           Total other expenses                                   1,566,808      566,769      541,052     381,149       1,476
                                                      -------   -----------   ----------   ----------   ---------   ---------

OPERATING INCOME (LOSS)                                            (491,271)     (39,916)     164,427     180,324     272,808

EQUITY IN LOSS OF SUBSIDIARY
                                                      -------   -----------   ----------   ----------   ---------   ---------

INCOME (LOSS) BEFORE INCOME TAX BENEFIT                            (491,271)     (39,916)     164,427     180,324     272,808

INCOME TAX EXPENSE (BENEFIT)                            4,439         6,701      (22,646)     (14,652)
                                                      -------   -----------   ----------   ----------   ---------   ---------

NET INCOME (LOSS)                                      (4,439)     (497,972)     (17,270)     179,079     180,324     272,808

DEFICIT, BEGINNING OF YEAR                                         (645,921)    (427,160)    (711,396)   (628,952)   (295,827)
                                                      -------   -----------   ----------   ----------   ---------   ---------

DEFICIT, END OF YEAR                                  $(4,439)  $(1,143,893)  $ (444,430)  $ (532,317)  $(448,628)  $ (23,019)
                                                      =======   ===========   ==========   ==========   =========   =========

                                                          WIO        Estereotempo  Eliminations    Combined
REVENUES:
       Broadcast revenues                             $               $6,187,453     $           $14,648,635
       Less agency commissions and discounts                           1,403,472                   3,481,829
                                                      -----------     ----------     ---------   -----------
           Net broadcast revenues                                      4,783,981                  11,166,796
       Other revenues                                                    171,212                   1,083,005
                                                      -----------     ----------     ---------   -----------

           Total revenues                                              4,955,193                  12,249,801
                                                      -----------     ----------     ---------   -----------

COST AND EXPENSES:
       Technical operations                                              231,639                     448,614
       Programming                                                     1,144,735                   2,354,402
       Selling                                                           527,636                   1,276,818
       General and administrative                                      1,931,064                   3,906,222
                                                      -----------     ----------     ---------   -----------

           Total costs and expenses                                    3,835,074                   7,986,056
                                                      -----------     ----------     ---------   -----------

INCOME BEFORE OTHER EXPENSES                                           1,120,119                   4,263,745
                                                      -----------     ----------     ---------   -----------

OTHER EXPENSES (INCOME):
       Depreciation and amortization                      593,931        540,234                   2,916,466
       Interest expense                                                  797,196                   2,102,207
       (Gain) loss on sale of property and equipment                      74,839                      65,965
       Interest Income                                     (1,480)        (2,675)                    (23,339)
                                                      -----------     ----------     ---------   -----------

           Total other expenses                           592,451      1,409,594                   5,059,299
                                                      -----------     ----------     ---------   -----------

OPERATING INCOME (LOSS)                                  (592,451)      (289,475)                   (795,554)

EQUITY IN LOSS OF SUBSIDIARY                             (282,927)                     282,927
                                                      -----------     ----------     ---------   -----------

INCOME (LOSS) BEFORE INCOME TAX BENEFIT                  (875,378)      (289,475)      282,927      (795,554)

INCOME TAX EXPENSE (BENEFIT)                              (20,505)        (6,548)                    (53,211)
                                                      -----------     ----------     ---------   -----------

NET INCOME (LOSS)                                        (854,873)      (282,927)      282,927      (742,343)

DEFICIT, BEGINNING OF YEAR                               (166,564)       143,428      (143,428)   (2,875,820)
                                                      -----------     ----------     ---------   -----------

DEFICIT, END OF YEAR                                  $(1,021,437)    $ (139,499)    $ 139,499   $(3,618,163)
                                                      ===========     ==========     =========   ===========

DELOITTE & TOUCHE LLP
---------------------
               [LOGO]

                                     -------------------------------------------
                                     CADENA ESTEREOTEMPO, INC.
                                     (A Wholly-Owned Subsidiary
                                     of WIO, Inc.)

                                     Financial Statements for the Year
                                     Ended December 31, 1996 and
                                     Independent Auditors' Report

---------------------
Deloitte & Touche
Tohmatsu
International
---------------------

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Cadena Estereotempo, Inc.:

We have audited the accompanying balance sheet of Cadena Estereotempo, Inc. (a wholly-owned subsidiary of WIO, Inc.) as of December 31, 1996, and the related statements of income and retained earnings and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Cadena Estereotempo, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

July 3, 1997

Stamp No. 1467144
affixed to original.

CADENA ESTEREOTEMPO, INC.
(A Wholly-Owned Subsidiary of WIO, Inc.)

BALANCE SHEET
DECEMBER 31, 1996
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS:
  Cash                                                              $    84,932
  Accounts receivable (Note 3)                                          598,505
  Prepaid expenses and other current assets                               1,715
                                                                    -----------
    Total current assets                                                685,152

PROPERTY AND EQUIPMENT - Net (Note 4)                                   819,921

INTANGIBLE AND OTHER ASSETS - Net (Note 5)                            3,020,522
                                                                    -----------

TOTAL                                                               $ 4,525,595
                                                                    ===========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                  $   851,628
  Accrued expenses                                                      511,774
  Income tax payable (Note 6)                                            77,566
                                                                    -----------

    Total current liabilities                                         1,440,968
                                                                    -----------

COMMITMENTS (Note 8)

SHAREHOLDER'S EQUITY:
  Common stock, $1 par value; authorized 10,000,000 shares;
    issued, 2,001,000 shares, including 351,000 shares in treasury    2,001,000
  Additional paid-in capital                                          1,291,199
  Retained earnings                                                     143,428
                                                                    -----------

    Total                                                             3,435,627
  Less treasury stock, at cost                                         (351,000)
                                                                    -----------

    Total stockholder's equity                                        3,084,627

TOTAL                                                               $ 4,525,595
                                                                    ===========

See notes to financial statements.

CADENA ESTEREOTEMPO, INC.
(A Wholly-Owned Subsidiary of WIO, Inc.)

STATEMENT OF INCOME AND RETAINED EARNINGS
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

REVENUES:
  Broadcast revenues (Note 7)                                       $ 4,969,895
  Less agency commissions and discounts                                 797,773
                                                                    -----------

    Net broadcast revenues                                            4,172,122
                                                                    -----------

COSTS AND EXPENSES:
  Technical operations                                                  196,098
  Programming                                                           751,578
  Selling                                                               652,014
  General and administrative (Notes 7 and 8)                          1,719,036
                                                                    -----------

    Total costs and expenses                                          3,318,726
                                                                    -----------

INCOME BEFORE OTHER EXPENSES                                            853,396
                                                                    -----------

OTHER EXPENSES:
  Depreciation and amortization                                         307,560
  Interest expense                                                      275,178
                                                                    -----------

    Total other expenses                                                582,738
                                                                    -----------

INCOME BEFORE INCOME TAX                                                270,658

INCOME TAX (Note 6)                                                     135,184
                                                                    -----------

NET INCOME                                                              135,474

RETAINED EARNINGS, BEGINNING OF THE YEAR                                507,954

DIVIDENDS DECLARED                                                     (500,000)
                                                                    -----------

RETAINED EARNINGS, END OF THE YEAR                                  $   143,428
                                                                    ===========

CADENA ESTEREOTEMPO, INC.
(A Wholly-Owned Subsidiary of WIO, Inc.)

STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income
  Adjustments to reconcile net income to net cash                   $   135,474
    provided by operating activities:
    Depreciation and amortization                                       307,560
    Changes in assets and liabilities:
      Decrease in:
        Accounts receivable                                             474,762
        Prepaid expenses and other assets                                27,236
      Increase (decrease) in:
        Accounts payable                                                430,598
        Accrued expenses                                               (165,360)
        Income tax payable                                               24,948
                                                                    -----------

        Net cash provided by operating activities                     1,235,218
                                                                    -----------

CASH FLOWS USED IN INVESTING ACTIVITIES -
  Capital expenditures                                                 (127,054)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contribution from parent company                            1,291,199
  Dividends paid                                                       (500,000)
  Disbursements for deferred acquisition costs                         (139,029)
  Repayment of long term debt                                        (1,745,043)
                                                                    -----------

    Net cash used in financing activities                            (1,092,873)
                                                                    -----------

NET INCREASE IN CASH                                                     15,291

CASH, BEGINNING OF YEAR                                                  69,641
                                                                    -----------

CASH, END OF YEAR                                                   $    84,932
                                                                    ===========

See notes to financial statements.

CADENA ESTEREOTEMPO, INC.
(A Wholly-Owned Subsidiary of WIO, Inc.)

NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Organization - Cadena Estereotempo, Inc. (the "Company") was incorporated under the laws of the Commonwealth of Puerto Rico in 1984. The Company operates the FM radio network known as Cadena Estereotempo, which consist of WIOA-FM San Juan, WIOB-FM Mayaguez, and WIOC-FM Ponce. Effective October 31, 1996, WIO, Inc. (the "Parent Company"), a member of Primedia Broadcast Group, Inc., acquired the net assets of the Company for a total purchase price of approximately $11,862,000 including expenses.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue and Expense Recognition - Revenues are recognized when commercials are broadcasted, salaries and other operating costs are charged to expense when incurred.

      Property and Equipment - Property and equipment are stated at cost. Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows: building and leasehold improvements, 40 years; broadcasting equipment, 5 to 15 years; other equipment and furniture and fixtures, 3 to 7 years.

      Barter Transactions - Barter and trade-out revenue is recognized when commercials are broadcasted. Goods or services are recorded at their estimated fair value when received or used. If goods or services are received prior to the broadcast of the commercial, a liability is recorded; if the commercial is broadcasted first, a receivable is recorded.

      Intangible and Other Assets - Intangible and other assets consist principally of the Federal Communications Commission ("FCC") licenses and deferred acquisition costs. These assets are amortized on a straight-line basis over their estimated useful lives as follows: FCC licenses, 40 years; deferred acquisition costs, 7 years.

      Accounting for Income Taxes - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This Statement establishes financial accounting and reporting standards for the effects of income taxes that result from the Company's activities during the current and preceding years. This Statement also requires an asset and liability approach for financial accounting and reporting for income taxes and permits the recognition of the future tax benefit of net operating losses in certain circumstances.

2.    TRANSACTIONS WITH AFFILIATES

      The Parent Company is a member of a group of companies affiliated through common ownership and management. The Company has significant transactions with its Parent and its affiliates at terms and conditions arranged by the management of Primedia Broadcast Group, Inc.. The individual financial statements for each company have been prepared from separate records maintained in a central accounting location for the Group. Portions of certain revenues and expenses represent allocations made by management for items applicable to each company based on operating statistics and other pertinent criteria.

3.    ACCOUNTS RECEIVABLE

      Accounts receivable at December 31, 1996 consisted of:

        Customers                                                     $  582,402
        Other                                                             21,037
                                                                      ----------

        Total                                                            603,439
        Less allowance for doubtful accounts                               4,934
                                                                      ----------

        Accounts receivable - net                                     $  598,505
                                                                      ==========

4.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1996 consisted of:

        Building and leasehold improvements                           $  101,203
        Broadcasting equipment                                         1,330,664
        Other equipment, furniture and fixtures                          617,641
                                                                      ----------

        Total                                                          2,049,508
        Less accumulated depreciation and amortization                 1,229,587
                                                                      ----------

        Property and equipment - net                                  $  819,921
                                                                      ==========

5.    INTANGIBLE AND OTHER ASSETS

      Intangible and other assets at December 31, 1996 consisted of:

        FCC licenses
        Deferred acquisition costs                                    $3,374,059
                                                                         139,028
                                                                      ----------
        Total                                                          3,513,087
        Less accumulated amortization                                    492,565
                                                                      ----------

        Intangible and other assets - net                             $3,020,522
                                                                      ==========

6.    INCOME TAX

      The Company is subject to Puerto Rico income taxes at statutory rates that range from 20% to 39%. Income tax provision for the year ended December 31, 1996 does not bears a normal relationship to income before income tax mainly because of certain expenses which are not deductible for income tax purposes.

7.    BARTER TRANSACTIONS

      Broadcasting revenues and corresponding expenses related to trade-out agreements amounted to approximately $110,000 and $33,000, respectively, during the year ended December 31, 1996, and they are included as revenues and general and administrative expenses in the accompanying financial statements.

8.    COMMITMENTS

      The Company leases its office facilities under an operating lease agreement expiring on January 1998. Annual lease payments amount to approximately $79,000.

9.    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

      Cash paid for interest and income taxes during the year ended December 31, 1996, amounted to approximately $215,000 and $115,000, respectively.

      Prior to October 31, 1996, the Company transferred land with a carrying value of $350,000 to a related entity owned by the Ramirez de Arellano family, in exchange for 350,000 shares of common stock of the Company. Acquired shares are presented as treasury stock at December 31, 1996. This noncash transaction is excluded from the accompanying statement of cash flows.

                                   * * * * * *

                                                                   Schedule 3.12

                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

          NAME                                        POSITION                       SALARY RATE         START DATE
          ----                                        --------                       -----------         ----------
RAYNALDO AGOSTO-DELGADO                           DJ                                     7.25              3/1/97
VICTOR R. ALDWEN-SANABRIA                         TECH. PRODUCER, DJ                     6.24              2/24/89
CARLOS L. ALVAREZ-RIVERA                          RADIO SPECIALIST - AGENCY              (A)               1/12/98
FRANCISCO J. ALVARADO-RIVERA                      CONTROL OPERATOR                       5.15              3/1/99
PEDRO A. ARROYO-TORRES                            MUSIC DIRECTOR                        10.19              8/20/79
JUDITH BAEZ-ORTIZ                                 ACCOUNTS PAYABLE                       7.75              8/10/88
EDWIN BERRIOS                                     STATION MANAGER                        7.19              8/1/95
KAREN BERRIOS-VAZQUEZ                             CONTROL OPERATOR                       5.15              6/11/99
EDWIN BERRIOS-VAZQUEZ                             CONTROL OPERATOR                       5.15              1/18/97
WANDA BERRIOS-RODRIQUEZ                           RECEPTIONIST                           6.75             11/30/98
JUDITH J. BEZAREZ-VELEZ                           DJ                                     5.25              11/1/96
FELIX A. BONNET-ALVAREZ                           SENIOR V.P.                            (B)               7/16/95
HECTOR BRAVO-GONZALEZ                             DJ                                     (B)               9/27/98
MILAGROS CANDELARIA-VILLAFANE                     OFFICE MANAGER - PROMOTIONS           12.01              4/20/99
CARLOS H. CARLO-FAJARDO                           CONTROL OPERATOR                       5.15              4/21/99
NYDIA I. CASANOVA-MARQUEZ                         A/R - BILLING                          6.5               5/5/99
ARMANDO CENTENO-LOPEZ                             DJ                                      6                6/11/99
RAMON CINTRON-RIVERA                              MESSENGER                               9                9/8/77
MARIANNA COLON-ORTIZ                              TRAFFIC                                8.5               5/4/99
NELSON D. COLLAZO-MARCUCCI                        DJ                                     6.25              6/2/99
EDUARDO CONESA-MUNOZ                              CONTROL OPERATOR                       5.15             12/17/97
ALAN CORALES-VALLE                                PROGRAM DIRECTOR                        12               11/8/96
CARMEN E. CORDOVA-ALVAREZ                         PROMOTIONS DIRECTOR                   24.03              3/1/95
IVELISSE M. CORTES-KERCADO                        DIRECT SALES MANAGER                   (A)               2/1/96
JAVIER CORDERO-RAMOS                              DJ                                     (B)               8/7/95
MARIA V. CORDOVA-ALVAREZ                          PROMOTIONS                              9                1/30/96
FELIX E. COSME-CABALLERO                          DJ                                      6                2/13/99
AXEL CRUZ-SANCHEZ                                 TECHNICAL PRODUCER                      11               9/8/97
JESSICA B. CURBELO-CONDE                          RADIO SPECIALIST - DIRECT              (A)               3/16/98
ODALIE M. DAVID-FRASQUERI                         RADIO SPECIALIST - DIRECT              (A)               3/15/99
WALFREDO DAVILA-ORTIZ                             MORNING SHOW PRODUCER                  (B)               1/16/98
FERNANDO DE HOSTOS                                DJ                                     8.9               1/20/97
DELIA M. DEL VALLE-CUEVAS                         TRAFFIC                                6.25              4/28/68
BIANCA DIAZ-MARTINEZ                              RADIO SPECIALIST - DIRECT              (A)               3/1/93
JORGE L. DIAZ-ALVAREZ                             DJ                                      6                3/15/99
LUIS E. ECHEVARRIA-GUAD                           DJ                                      6                1/24/99
ELBA I. ESMURRIA-DE LA CRUZ                       SALES MANAGER - AGENCY                 (A)               3/2/98
VILMA M. FABREGAS-RAMIREZ                         RADIO SPECIALIST - DIRECT              (A)               2/2/98
JOEL FELICIANO-FANTAUZZI                          CONTROL OPERATOR                       5.15              1/18/99
CARLOS A. FERNANDEZ-BARBOSA                       TECHNICAL PRODUCER                     8.35              2/2/98
MARNIE FERRER-MERCADO                             RADIO SPECIALIST - DIRECT              (A)               4/19/95
RIGOBERTO J. FERNANDEZ-GINORIO                    CONTROL OPERATOR                       5.15              3/1/99
PEDRO J. FIGUEROA-ORTEGA                          DJ                                     (B)               5/4/98
JORGE GARCIA-HERNADEZ                             CONTROL OPERATOR                       5.15              9/1/95
JOSE M. GARCIA-DIAZ                               CONTROL OPERATOR                       5.45             12/16/97
WILLIAM GARCIA-DIAZ                               DJ                                     5.5               11/5/97
ADAGILSA GUAD-NEGRON                              NEW BUSINESS                          20.38              1/14/97
NORMA GINORIO-PALERMO                             TRAFFIC                                5.7               3/14/69
LUIS GONZALEZ-PEREZ                               VP FINANCE                             (B)               4/24/95
MIRIAM J. GONZALEZ-GONZALEZ                       A/R - BILLING                           7                10/1/85
RAMON E. GONZALEZ-JUARBE                          MAINTENANCE                            5.15              2/17/97

JAVIER GRANELL-VEGA                               DJ                                     6.75              9/1/95
RENE GUZMAN-FLORES                                CHIEF OPERATOR WIOC-WOQI               8.4               1/23/84
HILARY HATTLER-McCARTHY                           GENERAL MANAGER                        (B)               1/1/98
JOEL F. HERNANDEZ-COLON                           MAINTENANCE                            5.15             11/20/98
ISRAEL IRIZARRY-LUCIANO                           DJ                                     6.15              3/16/98
JOSE F. IRIZARRY-LUGO                             CONTROL OPERATOR                       5.15              3/27/99
ANGEL L. JUSTINIANO-VELEZ                         MAINTENANCE                            5.4              10/28/91
MIGUEL A. LEBRON-SANCHEZ                          MAINTENANCE                            5.15              3/17/99
CAROLINA LIBERAL-CUCURELLA                        SALES ASSISTANCE                       8.5               6/1/99
VANESSA LIBOY-MALDONADO                           JR. PROJECT MANAGER                    7.69              6/22/98
ANA E. LOPEZ-CORTES                               RADIO SPECIALIST - DIRECT              (A)               8/1/91
ENRIQUE LOPEZ-SANTOS                              CHIEF OPERATOR                        11.54              2/10/97
MARTIN E. LOPEZ-RIVERA                            DJ                                      6                1/31/99
HENRRY LUGO-BORDOX                                CONTROL OPERATOR                       5.25              4/16/98
MAGALI MALDONADO-BUDET                            ADMINISTRATIVE ASSISTANCE             10.17              3/22/82
SAUL MALDONADO-CATALA                             TRAFFIC                               12.51              2/15/71
JULIA MARTINEZ-VENEGAS                            OFFICE MANAGER                          11               8/10/95
MICHELLE J. MARANGES                              RADIO SPECIALIST                       (A)               6/22/98
GILBERT MERLE-RUIZ                                DJ                                     8.08              6/30/96
JUAN A. MIRANDA-HERNANDEZ                         MAINTENANCE                            6.25              2/11/91
EDIEL MONTALVO-RAMOS                              CONTROL OPERATOR                        6                8/1/96
RONALDO S. MORALES                                DJ                                     6.4               9/16/97
MADELINE MUNIZ-AQUINO                             RADIO SPECIALIST - DIRECT              (A)               7/1/98
WARREN MUNIZ-CANDELARIO                           DJ                                     6.5               9/1/95
BASILIO NIEVES-PACHECO                            DJ                                     6.25              1/13/96
YOLANDA NIEVES-RIVERA                             RADIO SPECIALIST - AGENCY              (A)               3/23/99
JESSICA NUNEZ-HERRARA                             ADMINISTRATIVE ASSISTANCE              7.25              8/1/95
MIGDALIA OJEDA-PADILLA                            RADIO SPECIALIST - DIRECT              (A)               3/3/84
NANCY A. ORTIZ-PUIG                               RADIO SPECIALIST - DIRECT              (A)               9/17/98
ROSA M. ORTIZ                                     TRAFFIC DIRECTOR                        13              11/22/95
JORGE A. PABON-OCASIO                             DJ                                      6                3/12/99
ONEYDA PACHECO-TOSADO                             PROMOTIONS MANAGER                     6.75              6/17/88
LOURDES PAGAN-MARIN                               REGIONAL SALES MANAGER SOUTH           (A)               5/2/94
EMILIA PARRILLA-FIGUEROA                          PAYROLL                                9.75             11/13/95
DAVID J. PEREZ-CRUZADO                            TECHNICAL PRODUCER                     8.37              2/1/90
ISRAEL PRIETO-MARTINEZ                            DJ                                     6.24              4/12/98
ROSA M. QUINTANA-SANTIAGO                         ACCOUNTANT                             7.5               6/11/86
JUAN A. REYES-HERNANDEZ                           DJ                                      6                4/16/97
PROVIDENCIA RIOS-MORENO                           SECRETARY                               8                1/25/93
WILBERTO RIOS-SEPULVEDA                           CONTROL OPERATOR                       5.15              1/16/99
MARIA DEL C. RIVERA-LANDRON                       CONTROLLER                            16.58              6/17/97
ANGEL RODRIGUEZ-LOPEZ                             MORNING SHOW PRODUCER                  9.62              12/7/98
DELFIN RODRIGUEZ-FRANCO                           DJ                                      6                8/31/93
HECTOR L. RODRIGUEZ-COSME                         CONTROL OPERATOR                       5.15              6/1/97
NESTOR J. RODRIGUEZ-BUONOMO                       DJ                                      10               3/2/83
OMAR RODRIGUEZ-VAZQUEZ                            DJ                                      6                6/29/99
RAMON M. RODRIGUEZ-VALENTIN                       DJ                                     (B)               8/31/95
SANDRA RODRIGUEZ-RODRIGUEZ                        SECRETARY GEN. MANAGER                11.25              1/1/90
YASMINE RODRIGUEZ-ALICEA                          OFFICE CLERK                            6                6/15/98
JUAN FCO. ROMAN-GARCIA                            CONTROL OPERATOR                       5.15             10/23/72
HECTOR ROSSY                                      VP OF PROGRAMMING                      (B)               3/1/95
LAURA E. ROSAS-VALDESPINO                         REGIONAL SALES MANAGER WEST            (A)               5/21/87

MIGUEL ROSARIO-VELAZQUEZ                          TECHNICAL PRODUCER                      6                6/10/99
UZZIEL RUIZ-PARDO                                 MUSIC DIRECTOR                        15.38              1/20/98
FERNANDO SANTIAGO-CABRERA                         TECHNICAL PRODUCER                     6.75              2/23/98
JOEL SANTIAGO-PEREIRA                             DJ                                     (B)               2/1/97
NELSON SANCHEZ-CORTINA                            TRAFFIC                               N8.00              10/6/80
ERIC J. TORO-OCASIO                               PROMOTIONS MANAGER                    12.01              2/12/97
JACQUELINE TORRES-BLANCO                          RADIO SPECIALIST - AGENCY              (A)               1/21/91
MARIAM TORRES-LEBRON                              RECEPTIONIST                           5.4               3/17/97
RAYMOND TOTTI                                     SR VP SALES & MARKETING                (B)              12/18/89
CARMEN M. VALLE-PADILLA                           RADIO SPECIALIST - DIRECT              (A)               8/26/94
MARIA C. VARELA-ALFONSO                           RADIO SPECIALIST - DIRECT              (A)               8/1/91
ANIBAL VAZQUEZ-ALMODOVAR                          DJ                                     5.25              9/1/95
ELI R VAZQUEZ-VAZQUEZ                             DJ                                     5.15             12/12/97
SANTIN VAZQUEZ-ARROYO                             CONTROL OPERATOR                       5.25              6/5/93
JUAN VEGA-ORTIZ                                   DJ                                    12.25              9/7/98
ROSA M. VEGA                                      A/R - CREDIT                          11.02              2/16/76
HECTOR L VELAZQUEZ-RODRIGUEZ                      MORNING SHOW PRODUCER                   9               10/29/98
MIGUEL A. VELEZ-ORTIZ                             TECHNICAL PRODUCER                     6.5               4/22/98
ANA M. VIALIZ-GONZALEZ                            RADIO SPECIALIST - DIRECT              (A)               9/1/94
MARIA D. VILLABELLA-SOLIS                         RADIO SPECIALIST - DIRECT              (A)               5/11/92
FERNANDO J. ZEGRI-PRIETO                          RADIO SPECIALIST - AGENCY              (A)               1/20/97


(A)      Commissions based on sales
(B)      Employment Agreement



EMPLOYEE BENEFIT PLANS

Group Health Insurance Plan

Group Life Insurance Plan

Vacation and Sick Leave (in accordance with applicable statutes, rules or regulations)

Bonus - By law 2% of annual salary (Oct. 1 - Sept. 30) up to a maximum of $200. Discretionary bonuses awarded beyond $200 based on individual performance during the year.

Various arrangements with certain employees regarding auto allowances, commissions, bonuses, holiday, sick leave and vacation pay. All such arrangements are contained in applicable employees' employment agreements.

                                                                   SCHEDULE 3.13

                                 LABOR RELATIONS


None

                                                                   SCHEDULE 3.14

                                      TAXES

None

                                                                   SCHEDULE 3.15

                            CLAIMS AND LEGAL ACTIONS


MARINA J. BOZA CARABALLO

On April 17, 1999, during a concert produced by Primedia, it is alleged that one of our sponsors was throwing promotional items from the stage. Marina Boza claims one of the items caused damage to her eye. She is claiming that Primedia is responsible for the damage and is asking to negotiate. Our insurance company believes that the sponsor is the one responsible and not Primedia. If required, this case is covered by our insurance policy.


IVELISSE CANCEL ARCE, LIDIA E. ARCE VS. PRIMEDIA

On June 24, 1998, the Company received a notification of a claim against Primedia and its stations from Ivelisse Cancel and Lidia Arce. According to the complaint, on April 13, 1997, Ivelelisse was at a concert produced by Primedia (Justas 1997) and a person from the public jumped from the stage falling on top of her causing damage to her left shoulder. This case was transferred to the insurance company for investigation. If required, this case is covered by our insurance policy.


FERNANDO LOPEZ, ESTRELLAS PARA EL FIRMAMENTO VS. PRIMEDIA

On August 17, 1999, the Company received a notification of claim against Primedia from Fernando Lopez, Estrellas para el Firmamento. According to the complaint, Primedia failed to provide the promotion for the promoter activity in February 1999 causing losses to the promoter. This case is being transferred to our lawyers.

                                                                   SCHEDULE 3.17

                              ENVIRONMENTAL MATTERS


                  On June 23, 1999, Primedia received a copy of a letter submitted to the Department of Natural Resources by WUKQ-FM ("WUKQ") protesting the establishment of two structures for reinforcing the tower of WOYE-FM ("WOYE"). The structures are located adjacent to the towers and area controlled by WUKQ.

                  WUKQ states that WOYE and the Department of Natural Resources are responsible for any damage to WUKQ's tower and land due to the construction by WOYE. WUKQ demands that the excavated land be filled with concrete or compacted dirt so as not to disrupt the structures of WUKQ's tower.

                                                                   SCHEDULE 3.19

                                 CAPITALIZATION


                                                                Shares Held
         Company                    Shares Authorized           In Treasury
         -------                    -----------------           -----------

Primedia Broadcast Group, Inc.      1,000,000 Common               None
                                    50 Series A Preferred

WIO, Inc.                           1,000,000 Common               None
                                    8,000 Series A Preferred

WLDI, Inc.                          1,000,000 Common               None
                                    3,000 Series A Preferred

WPRC, Inc.                          1,000,000 Common               None
                                    4,500 Series A Preferred

WOYE, Inc.                          1,000,000 Common               None
                                    3,000 Series A Preferred

WZNT, Inc.                          1,000,000 Common               None
                                    6,000 Series A Preferred

WOQI, Inc.                          1,000,000 Common               None
                                    1,000 Series A Preferred

Cadena Estereotempo, Inc.           10,000,000 Common              None

Portorican American                 2,000 Common                   None
Broadcasting, Inc.

                                                                   SCHEDULE 3.20



                                  SUBSIDIARIES

                                                     SHARES ISSUES              PARENT COMPANY           SHARES HELD
SUBSIDIARY                 SHARES AUTHORIZED         AND OUTSTANDING            AND SOLE SHAREHOLDER     IN TREASURY

Cadena                     10,000,000 Common         1,733,200 Common           WIO, Inc.                None
Estereotempo, Inc.


Portorican                 2,000 Common              952 Common                 WOQI, Inc.               None
American
Broadcasting, Inc.

                                                                   Schedule 3.23

                                   TRADE DEALS
                             BALANCE AS OF JULY 1999

--------------------------------------------------------------------------------
                                    ORIGINAL     CONTRACT TERM
                                    CONTRACT     -------------        AIR TIME
           ADVERTISER                AMOUNT      FROM       TO       DUE CLIENT
--------------------------------------------------------------------------------
A FINE AWARD (JOSE MOLINA)            1,660      9902      9912         1,660
--------------------------------------------------------------------------------
A LA ORDEN DISCOUNT                  20,000      1198      9910           517
--------------------------------------------------------------------------------
AKM                                  12,270      9902      9912         3,799
--------------------------------------------------------------------------------
AMERICAN PRINTING                     1,000      9802      9812         1,000
--------------------------------------------------------------------------------
AQUARIUM SPECIALTIES                  5,000      9903      9912         3,755
--------------------------------------------------------------------------------
ASESORES                             15,000      9701      9712         9,438
--------------------------------------------------------------------------------
ASESORES                             27,000      9801      9812        27,000
--------------------------------------------------------------------------------
ASI SHOES                             3,000      9903      9912         3,000
--------------------------------------------------------------------------------
AUTO EXTRAS DE CUPEY                  9,532      9808      9907         9,532
--------------------------------------------------------------------------------
BALLON FOR EVER                       1,500      9902      9912           483
--------------------------------------------------------------------------------
BANQUETES Y ALGO MAS                  5,584      9901      9912         5,584
--------------------------------------------------------------------------------
BEAUTY CAR DESIGN                       250      9905      9912           250
--------------------------------------------------------------------------------
BELLA INT.                           20,736      9904      0003       (16,019)
--------------------------------------------------------------------------------
BONANZA - MAYAGUEZ                    1,800      9907      9912         1,514
--------------------------------------------------------------------------------
CABLE TV                            150,000      9901      0001        91,399
--------------------------------------------------------------------------------
CABRERA HNOS                         15,000      9907      9912         9,640
--------------------------------------------------------------------------------
CANDAS REST                           1,500      9906      9912         1,500
--------------------------------------------------------------------------------
CASA DE LOS TAPES                    50,000      9801      9812        (5,004)
--------------------------------------------------------------------------------
CASA DE LOS TAPES                    60,000      9905      9912        60,000
--------------------------------------------------------------------------------
CASABLANCA MOTORS (TITO MATOS)       75,200      9803      0004         1,505
--------------------------------------------------------------------------------
CASIANO COMMUNICATIONS              100,000      9902      0002        92,545
--------------------------------------------------------------------------------
CHECKER BOUTIQUE                        300      9812      9912           300
--------------------------------------------------------------------------------
CONVENCION CAMARA DE COMERCIO        40,000      9803         0         5,008
--------------------------------------------------------------------------------
COOK NO MORE                          6,000      9903      9912         6,000
--------------------------------------------------------------------------------
CORTELCO DE PUERTO RICO              98,000      9812      9912       (17,653)
--------------------------------------------------------------------------------
CP CONTRACTOR PAINT                   3,000      9812      9912         3,000
--------------------------------------------------------------------------------
DR. MANUEL I. MORELL (CLINICA         2,400      9907      9912         2,400
OPT)
--------------------------------------------------------------------------------
EL NUEVA DIA                        300,000      9901      9912       110,108
--------------------------------------------------------------------------------
ELEGANCE SECURITY                     4,515      9806      9905         2,451
--------------------------------------------------------------------------------
EXECUTIVE CAR CARE                      350      9805      9912           350
--------------------------------------------------------------------------------
FIORI DI CLASSE                       3,718      9901      9912         3,718
--------------------------------------------------------------------------------
FIORI DI CLASSE                       5,000      9908      0007         5,000
--------------------------------------------------------------------------------
FROILAN PRODUCTIONS                   1,300      9811      9910         1,300
--------------------------------------------------------------------------------
G.M. AIR CONTIONING SERV.             2,250      9903      0002         2,250
--------------------------------------------------------------------------------
GEOMAR TRAVEL                         1,092      9809      9908         1,092
--------------------------------------------------------------------------------
GUARINA BAKERY                          500      9901      9912           450
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ORIGINAL     CONTRACT TERM
                                    CONTRACT     -------------        AIR TIME
           ADVERTISER                AMOUNT      FROM       TO       DUE CLIENT
--------------------------------------------------------------------------------
HOTEL AMBASSADOR                     30,000      9810      9909         7,068
--------------------------------------------------------------------------------
HOTEL CIELO MAR                         654      9903      9912           654
--------------------------------------------------------------------------------
HOTEL COLONIAL                        4,000      9907      0004         4,000
--------------------------------------------------------------------------------
HOTEL EL CONVENTO                    49,747      9812      2012        49,747
--------------------------------------------------------------------------------
HOTEL PONCE HILTO                    30,000      9906      0005        29,312
--------------------------------------------------------------------------------
HYATT                                60,000      9712      9812       (43,124)
--------------------------------------------------------------------------------
IBERCARIBE                            3,000      9907      9912         3,000
--------------------------------------------------------------------------------
IDEAS PUBLISHING GROUP               12,000      9903      9912           964
--------------------------------------------------------------------------------
INTER OFFICE                          3,000      9905      9912         1,080
--------------------------------------------------------------------------------
INTERFAX                              1,990      9903      9903         1,030
--------------------------------------------------------------------------------
INTERNET SOLUTIONS                    3,750      9810      9909          (344)
--------------------------------------------------------------------------------
JOSE GONZALEZ (SANDERS)                 800      9902      9905           600
--------------------------------------------------------------------------------
LA ESTRELLA DE PR                    14,782      9805      9912         5,290
--------------------------------------------------------------------------------
LA MINA SOUND CENTER                  3,000      9902      9912         3,000
--------------------------------------------------------------------------------
LA PICCOLA CENTER                     4,500      9806      9905         1,900
--------------------------------------------------------------------------------
MA ESTEVES                           15,000      9806      9906         5,025
--------------------------------------------------------------------------------
MADERAS 3C/DECO CENTRO               40,000      9704      9803        52,723
--------------------------------------------------------------------------------
MAEKO AIR CONDITIONING                1,300      9907      9912         1,300
--------------------------------------------------------------------------------
MANHATTAN LADIES TOTAL FITNESS        6,000      9903      9912         4,770
--------------------------------------------------------------------------------
MIRNA HAU                             1,605      9905      0005           266
--------------------------------------------------------------------------------
MODULINE, INC.                       32,045      9901      0012        23,651
--------------------------------------------------------------------------------
MODULINE, INC.                        1,154      9906      0012         1,154
--------------------------------------------------------------------------------
MOTOR SPORT                           6,000      9903      0002         6,000
--------------------------------------------------------------------------------
MUEBLERIA LA UNICA                    7,500      9804      9812         1,071
--------------------------------------------------------------------------------
MUEBLERIA LA UNICA                    7,500      9902      9912         3,215
--------------------------------------------------------------------------------
NATIONAL PRINTERS                     2,000      9811       910         2,000
--------------------------------------------------------------------------------
NAYOR JOYEROS                        10,000      9905      0005         5,940
--------------------------------------------------------------------------------
ONLY YOU PROFESSIONAL SALON           2,000      9902      9912         1,830
--------------------------------------------------------------------------------
PANADERIA Y REP. LA ESMERALDA        15,000      9810      9910           305
--------------------------------------------------------------------------------
PATIO TROPICAL                          500      9904      9912           500
--------------------------------------------------------------------------------
PD AIR CONDITIONING                  10,940      9906      9912         3,724
--------------------------------------------------------------------------------
PEGASUS CABLE TELEVISION OF PR       67,260      9907      0006        67,260
--------------------------------------------------------------------------------
PEGASUS CABLE TELEVISION OF PR       55,200      9802      9901       (21,249)
--------------------------------------------------------------------------------
PERFECT CLEANERS                        200      9811      9910           200
--------------------------------------------------------------------------------
PERIODICO DIALOGO                    16,302      9803      9902            30
--------------------------------------------------------------------------------
PERIODICO LA OPINION DEL SUR          5,000      9804      9904         5,000
--------------------------------------------------------------------------------
PERIODICO NOTI SUR                   13,200      9808      9812        (3,426)
--------------------------------------------------------------------------------
PICHIS CONVENTION CENTER              2,000      9805      9812           310
--------------------------------------------------------------------------------
PLAZA MOTOR CORP (MAZDA-MAY)         80,000      9905      0012        80,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ORIGINAL     CONTRACT TERM
                                    CONTRACT     -------------        AIR TIME
           ADVERTISER                AMOUNT      FROM       TO       DUE CLIENT
--------------------------------------------------------------------------------
PLAZA MOTOR CORP (MAZDA)            144,000      9804      9912        17,714
--------------------------------------------------------------------------------
PLAZA MOTORS CORP                   104,000      9901      9912       104,000
--------------------------------------------------------------------------------
PONCE LIMOSINE SERVICES                 975      9904      9912           975
--------------------------------------------------------------------------------
POST AUDIO GROUP                      3,000      9902      9912         3,000
--------------------------------------------------------------------------------
POWERHOUSE GYM                        7,500      9805      9904         3,020
--------------------------------------------------------------------------------
PROFESSIONAL SERVICE GROUP              389      9808      9912           389
--------------------------------------------------------------------------------
Q-LUBE                                4,000      9906      9912         4,000
--------------------------------------------------------------------------------
R.C. CUISINE                            650      9904      9912           650
--------------------------------------------------------------------------------
RADAMES PENA INC                     22,500      9810      9912        20,092
--------------------------------------------------------------------------------
REST AJILIMOJILI                      5,000      9906      9912         3,059
--------------------------------------------------------------------------------
REST FRIDAS                           3,000      9909      9912         3,000
--------------------------------------------------------------------------------
REST MANDALAY                         4,500      9901      9912         2,400
--------------------------------------------------------------------------------
REST MANGERE                          3,000      9910      9906         3,000
--------------------------------------------------------------------------------
REST MANGERE                          3,000      9910      9912         3,000
--------------------------------------------------------------------------------
REST. COACHES                         3,000      9908      9912         3,000
--------------------------------------------------------------------------------
REST. PAPA LUIS                         700      9907      9912           700
--------------------------------------------------------------------------------
REST. PITO'S SEA FOOD                 3,600      9804      9912         1,640
--------------------------------------------------------------------------------
REVISTA VEA (KIKO FEBO)              90,515      9903      9912        43,775
--------------------------------------------------------------------------------
REVISTA COMERCIO Y PRODUCCION         9,550      9804      9812         9,550
--------------------------------------------------------------------------------
REVISTA TV GUIA (SHEPPERD CO.)       55,000      9811      9910       (78,673)
--------------------------------------------------------------------------------
ROCA BRUJA                              250      9901      9912           250
--------------------------------------------------------------------------------
SEPTIX                                  390      9906      9912           390
--------------------------------------------------------------------------------
SEPTIX                                  550      9904      9912           550
--------------------------------------------------------------------------------
SEPTIX                                  315      9907      9912           315
--------------------------------------------------------------------------------
SET FLOORS CORPORATION                6,435      9902      9912         5,523
--------------------------------------------------------------------------------
TACOLANDIA RANCHO TAXCO               2,500      9810      9912         2,050
--------------------------------------------------------------------------------
TALLER DE MODELOS VILY RENTA            500      9905      9912           500
--------------------------------------------------------------------------------
TALLER DE MODELOS VILY RENTA            350      9905      9912           350
--------------------------------------------------------------------------------
TECHNOLOGY WAREHOUSE                  3,284      9901      9912         3,284
--------------------------------------------------------------------------------
TELE PONCE CABLE T.V                  5,000      9907      0006         5,000
--------------------------------------------------------------------------------
TELEMUNDO (CANAL 2)                  30,000      9905      9912        26,608
--------------------------------------------------------------------------------
TELEMUNDO (CANAL 2)                  25,000      9802      9902        25,000
--------------------------------------------------------------------------------
TELEONCE (YOUNG & RUBICAM)          200,000      9801      9812       (31,343)
--------------------------------------------------------------------------------
TELEORO                              50,000      9907      9912        47,956
--------------------------------------------------------------------------------
TELEVINCENTRO                        90,000      9903      9912        68,704
--------------------------------------------------------------------------------
TONY ALFOMBRAS                       30,000      9802      9901        (1,900)
--------------------------------------------------------------------------------
TOP QUALITY                          10,000      9904      0003         9,426
--------------------------------------------------------------------------------
TORO'S CYCLE                         18,000      9907      0012        18,000
--------------------------------------------------------------------------------
TORO'S CYCLE                          5,000      9901      9912         5,000
--------------------------------------------------------------------------------
TROPICAL INTERNET SOLUTION,          57,750      9806      9905        57,750
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    ORIGINAL     CONTRACT TERM
                                    CONTRACT     -------------        AIR TIME
           ADVERTISER                AMOUNT      FROM       TO       DUE CLIENT
--------------------------------------------------------------------------------
INC.
--------------------------------------------------------------------------------
VOUS                                  6,000      9901      9912              14
--------------------------------------------------------------------------------
WAPA (CANAL 4)                       90,000      9802      9812          16,735
--------------------------------------------------------------------------------
WESTERN BOWLING                       7,500      9701      9812           3,857
--------------------------------------------------------------------------------
WYNDHAM PALMAS DEL MAR RESORT         8,700      9807      9812           (811)
--------------------------------------------------------------------------------
                                                                      1,146,146
--------------------------------------------------------------------------------

                                                                    SCHEDULE 4.3

                                BUYER'S CONSENTS


1.   FCC Consent

2. Expiration or termination of the applicable waiting period under the Hart-Scott Rodino Act

                                                                     EXHIBIT A




                            ESCROW DEPOSIT AGREEMENT

                  This Escrow Deposit Agreement ("Agreement") is entered into this ____ day, of September, 1999, by and among CHANCELLOR MEDIA CORPORATION OF LOS ANGELES ("Seller"), SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC. ("Buyer"), and ALLFIRST BANK, as escrow agent ("Escrow Agent").

                  Seller and Buyer have entered into a Stock Purchase Agreement (the "Purchase Agreement") of even date herewith for the sale by Seller and certain of its subsidiaries to Buyer of all of the issued and outstanding capital stock of certain companies listed on Schedule 1 hereto. Pursuant to the Purchase Agreement, Buyer is required on this date to deposit TEN MILLION DOLLARS ($10,000,000) in escrow to secure its obligations under the Purchase Agreement. Buyer and Seller desire that Escrow Agent hold these funds as provided in this Agreement.

                  Accordingly, in consideration of the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

         1. Receipt of Escrow Deposit. By its signature below, Escrow Agent acknowledges receipt of a deposit of TEN MILLION DOLLARS ($10,000,000) (the "Escrow Deposit") from Buyer.

         2. Investment of Escrow Deposit. The Escrow Deposit shall be invested by Escrow Agent in interest bearing bank accounts or certificates of deposit of federally insured financial institutions or in treasury bills or such other investments as may be directed by the joint written instructions of Seller and Buyer. All interest earned on the Escrow Deposit shall be paid periodically to Buyer unless or until a claim to the Escrow Deposit is made by Seller. Upon and after Seller's notice of claim thereto, all interest earned on the Escrow Deposit shall become part of the Escrow Deposit.

         3. Release of Escrow Deposit. Escrow Agent shall release the Escrow Deposit only pursuant to (a) the written instructions of Seller, which instructions shall include a certification that a copy of such instructions have been delivered to Buyer, provided that the Escrow Agent does not receive a written objection from Buyer within two (2) business days of Seller's delivery of such instructions, except that with respect to a release of the Escrow Deposit to Seller pursuant to Section 5.9, Buyer has no right to object and Escrow Agent shall not honor any such objections, (b) joint written instructions executed by Seller and Buyer, or (c) a final order of a court of competent jurisdiction. Escrow Agent shall release the Escrow Deposit in accordance with the above written instructions or final order within two (2) business days of its receipt thereof. An order shall be deemed "final" when, by a lapse of time or otherwise, it is no longer subject to administrative or judicial reconsideration or review. Escrow Agent shall be authorized to act on any document believed to be genuine and to be signed by the proper party or parties, and will incur no liability in so acting. In the event of any disagreement or presentation of adverse claims or demands in connection with the Escrow Deposit, Escrow Agent may act as stake-holder and deposit the item in dispute with the registry of the court having jurisdiction over the dispute.

         4. Indemnity. Seller and Buyer agree to indemnify and hold Escrow Agent harmless against any loss, claim, damage, liability, or expense incurred in connection with any action, suit, proceeding, claim or alleged liability arising from this Agreement; provided, however, that Escrow Agent shall not be so indemnified or held harmless for its gross negligence or acts in bad faith by it or any of its agents or employees, nor for its breach of this Agreement.

         5. Expenses. All expenses incurred by Escrow Agent in the administration of this Agreement, including reasonable legal costs incurred by Escrow Agent, shall be shared equally by Seller and Buyer. Any expenses incurred by Seller or Buyer in connection with this Agreement shall be borne by the parties incurring the expenses. If there arises a dispute concerning a party's entitlement to some or all of the Escrow Deposit, the prevailing party shall be entitled to recover its reasonable costs (including attorneys' fees) incurred in connection with such dispute.

         6. Notices. All notices and other communications required or permitted pursuant to this Escrow Agreement shall be in writing and be deemed to have been duly given and delivered if mailed by certified mail, return receipt requested, postage prepaid, as follows:

                  If to Seller:

                           Chancellor Media Corporation of Los Angeles
                           c/o AMFM Inc.
                           1845 Woodall Rodgers Freeway
                           Suite 1300
                           Attention:  William Banowsky, Esq.
                           Telecopier: (512) 340-7890

                  with copy to:

                           Latham & Watkins
                           Suite 1300
                           1001 Pennsylvania Avenue., N.W.
                           Washington, D.C.  20004
                           Attention:  Eric L. Bernthal, Esq.
                           Telecopier:  (202) 637-2201

                  If to Buyer:

                           Spanish Broadcasting System of Puerto Rico, Inc. 3191 Coral Way, #805
                           Miami, Florida  33145
                           Attention:  Raul Alarcon, Jr., President
                           Telecopier:  (305) 444-2179

                  With a copy to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           901 Fifteenth Street, N.W.
                           Washington, D.C. 20005-2327
                           Attention:  Jason L. Shrinsky, Esq.
                           Telecopier:  (202) 682-3580

                  If to Escrow Agent:

                           All First Bank
                           Capital Markets Group
                           601 13th Street N.W.
                           Suite 1000
                           Washington, D.C.  20005
                           Attention: John G. Wise
                           Telecopier: (202) 434-7032

or to such other address as such party shall specify by written notice to the other parties hereto. Any notice sent to Escrow Agent shall also be sent to the other party to this Agreement.

         7. Duties of Escrow Agent. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth herein.

         8. Assignment. Buyer and Seller may assign their rights under this Agreement to the same extent they are permitted to assign their rights and obligations under the Purchase Agreement.

         9. Miscellaneous. This Agreement, and with respect to Buyer and Seller, the Purchase Agreement, embody the entire agreement and understanding of the parties concerning the Escrow Deposit. This Agreement may be amended only by a writing signed by the party against whom enforcement is sought. The headings in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law rules utilized in that state. This Agreement shall bind and inure to the benefit of the parties hereto and their respective, heirs, personal representatives, successors and permitted assigns.

                  To evidence their agreement, the parties have caused this Agreement to be executed on the date first written above.

                                CHANCELLOR MEDIA CORPORATION
                                OF LOS ANGELES

                                By:  ___________________________________________

                                Name:

                                Title:

                                SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC.

                                By:  ___________________________________________

                                Name:

                                Title:

                                ALL FIRST BANK

                                By:  ___________________________________________

                                Name:

                                Title:

                                   SCHEDULE 1

PRIMEDIA BROADCAST GROUP, INC.
WIO, INC.
CADENA ESTEREOTEMPO, INC.
PORTORICAN AMERICAN BROADCASTING, INC.
WLDI, INC.
WRPC, INC.
WOYE, INC.
WZNT, INC.
WOQI, INC.

                                                                     EXHIBIT B




                            TIME BROKERAGE AGREEMENT

                                 BY AND BETWEEN

                    CHANCELLOR MEDIA CORPORATION LOS ANGELES


                                       AND


                SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC.


                         DATED AS OF __________, ___1999

                                TABLE OF CONTENTS

                                                                                                                            Page
                                                                                                                            ----
1. SALE OF TIME..................................................................................................             1

         1.1. Broadcast of Programming...........................................................................             1
         1.2. Payment............................................................................................             2
         1.3. CMC Programming....................................................................................             2
         1.4. Term...............................................................................................             2

2. PROGRAMMING AND OPERATING STANDARDS AND PRACTICES.............................................................             2

         2.1. Compliance with Standards..........................................................................             2
         2.2. Political Broadcasts...............................................................................             2
         2.3. Handling of Communications.........................................................................             3
         2.4. Preemption.........................................................................................             3
         2.5. Rights in Programs.................................................................................             4
         2.6. "Payola" and "Plugola".............................................................................             4
         2.7. Advertising and Programming........................................................................             4
         2.8. Call Sign Changes..................................................................................             4
         2.9. Compliance with Laws...............................................................................             4
         2.10. Certifications....................................................................................             5

3. RESPONSIBILITY FOR EMPLOYEES AND EXPENSES.....................................................................             5

         3.1. Time Broker's Employees............................................................................             5
         3.2. CMC's Employees....................................................................................             5
         3.3. Time Broker's Expenses.............................................................................             5
         3.4. Operating Expenses.................................................................................             5

4. ASSIGNMENT OF CERTAIN AGREEMENTS AND RIGHTS...................................................................             6

         4.1. Assignment.........................................................................................             6
         4.2. Proration..........................................................................................             6
         4.3. Accounts Receivable................................................................................             7
         4.4. Payment of Station Obligations.....................................................................             7

5. OPERATION OF STATIONS.........................................................................................             8

6. GRANT OF LICENSES.............................................................................................             8

         6.1. License to Use Station Facilities..................................................................             8
         6.2. License of Intellectual Property...................................................................             8

7. INDEMNIFICATION...............................................................................................             9

         7.1. Indemnification Rights.............................................................................             9
         7.2. Procedures.........................................................................................             9

8. DEFAULT.......................................................................................................            10

         8.1. Events of Default..................................................................................            10
         8.2. Cure Periods.......................................................................................            10

9. TERMINATION...................................................................................................            10

         9.1. Termination Upon Default or Change in FCC Rules or Policies........................................            11
         9.2. Certain Matters Upon Termination...................................................................            11

10. REMEDIES.....................................................................................................            12

11. CERTAIN REPRESENTATIONS AND WARRANTIES OF THE PARTIES........................................................            12

         11.1. Representations and Warranties of Time Broker.....................................................            12
                  11.1.1. Organization...........................................................................            12
                  11.1.2. Authorization; Enforceability..........................................................            12
                  11.1.3. No Consent.............................................................................            12
                  11.1.4. No Breach..............................................................................            12
                  11.1.5. Actions and Proceedings................................................................            13
                  11.1.6. Qualifications.........................................................................            13

         11.2. Representations, Warranties and Covenants of CMC..................................................            13
                  11.2.1. Organization...........................................................................            13
                  11.2.2. Authorization; Enforceability..........................................................            13
                  11.2.3. No Consent.............................................................................            14
                  11.2.4. No Breach..............................................................................            14
                  11.2.5. Actions and Proceedings................................................................            14
                  11.2.6. Maintenance of Current Coverage........................................................            14

12. MISCELLANEOUS................................................................................................            14

         12.1. Modification and Waiver...........................................................................            14
         12.2. No Waiver; Remedies Cumulative....................................................................            14
         12.3. Choice of Law.....................................................................................            15
         12.4. Construction......................................................................................            15
         12.5. Headings..........................................................................................            15
         12.6. Successors and Assigns............................................................................            15
         12.7. Force Majeure.....................................................................................            15
         12.8. Counterpart Signatures............................................................................            16
         12.9. Notices...........................................................................................            16
         12.10. Entire Agreement.................................................................................            17
         12.11. Severability.....................................................................................            17
         12.12. No Joint Venture.................................................................................            17
         12.13. Damage to Stations...............................................................................            17
         12.14. Noninterference..................................................................................            17
         12.15. Adverse Orders...................................................................................            18
         12.16. Publicity........................................................................................            18

                               TABLE OF SCHEDULES



SCHEDULES

1.1      Programming

1.2      Allocation of Monthly Payment

2.1      Programming Policy

3.1      Employee Severance Package

4.1      Operating Contracts

6.2      Intellectual Property

                            TIME BROKERAGE AGREEMENT

                  This Time Brokerage Agreement (this "Agreement") is made as of the ____ day of __________, 1999, by and between CHANCELLOR MEDIA CORPORATION OF LOS ANGELES, a Delaware corporation, with an address at 300 Crescent Court, Suite 600, Dallas, Texas, 75201 ("CMC") and SPANISH BROADCASTING SYSTEM OF PUERTO RICO, INC., a Delaware corporation, with an address at 3191 Coral Way, #805, Miami, Florida 33145 ("Time Broker"). CMC is the parent corporation and sole shareholder of: (i) WLDI, Inc., licensee of broadcast station WCOM(FM),
94.7 MHz in Bayamon, Puerto Rico ("WCOM"); (ii) WOYE, Inc., licensee of Broadcast station WOYE-FM, 94.1 MHz in Mayaguez, Puerto Rico ("WOYE"); (iii) WZNT, Inc., licensee of Broadcast station WZNT(FM), 93.7 MHz, San Juan, Puerto Rico ("WZNT"); (iv) WRPC, Inc., licensee of Broadcast station WCTA-FM, 95.1 MHz in San German, Puerto Rico ("WCTA"); (v) WOQI, Inc., which in turn is the sole shareholder of Portorican American Broadcasting, Inc., licensee of Broadcast station WZMT(FM), 93.3 MHz in Ponce, Puerto Rico ("WZMT"); and (vi) WIO, Inc., which in turn is the sole shareholder of Cadena Estereotempo, Inc., licensee of
(A) broadcast station WIOA(FM), 99.9 MHz in San Juan, Puerto Rico ("WIOA"), (B) broadcast station WIOB(FM), 97.5 MHz in Mayaguez, Puerto Rico ("WIOB"), and (C) broadcast station WIOC(FM), 105.1 MHz in Ponce, Puerto Rico ("WIOC").

                  WLDI, Inc., WOYE, Inc., WZNT, Inc., WRPC, Inc., WOQI, Inc., and WIO, Inc. are collectively referred to herein as the "Subsidiaries." WLDI, Inc., WOYE, Inc., WZNT, Inc., WRPC, Inc., Portorican American Broadcasting, Inc., and Cadena Estereotempo, Inc. are each referred to herein as a "Licensee" and collectively as the "Licensees." WCOM, WOYE, WZNT, WCTA, WZMT, WIOA, WIOB, and WIOC are each referred to herein as a "Station" and collectively as the "Stations."

                  Concurrently with the execution of this Agreement, CMC and Timer Broker are entering into a Stock Purchase Agreement ("Stock Purchase Agreement") providing for the sale by CMC to Time Broker of the stock of each of the Subsidiaries upon the terms and conditions set forth therein. CMC and Time Broker desire to enter into an agreement providing for the sale of substantially all of the broadcast time of the Stations to Time Broker, subject to the rules and policies of the Federal Communications Commission (the "FCC").

                  Accordingly, in consideration of the foregoing and of the mutual promises, covenants, and conditions set forth below, the parties agree as follows:

1.       SALE OF TIME.

         1.1. Broadcast of Programming. Effective as of 12:01 a.m. on or before the Commencement Date, as defined below, CMC shall broadcast on the Stations, or cause to be broadcast on the Stations, programs that are presented to it by Time Broker as described in greater detail on Schedule 1.1 (the "Programming"). The "Commencement Date" shall be the later of (i) the date ten (10) days after the waiting period for the notification filed pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expires or is terminated, and (ii) October 15, 1999.

         1.2. Payment. In exchange for providing substantially all of the broadcast time on the Stations, Time Broker shall pay the Licensees the monthly rate (the "Monthly Payment") of Five Hundred Thirty-seven Thousand Five Hundred Dollars ($537,500.00), allocated among the Licensees as set forth on Schedule
1.2. The initial Monthly Payment shall be due on the Commencement Date, and all other Monthly Payments shall be due and payable on the first business day of each calendar month to which such Monthly Payment pertains. The first and last Monthly Payments shall be prorated. CMC shall be responsible for expenses related to the salaries, taxes, insurance, and related costs for one (1) engineer and one (1) manager at each Station, and the expenses associated with maintaining the public inspection file for each Station and one (1) telephone line accessible at each Station.

         1.3. CMC Programming. CMC shall present programming responsive to the needs of the Station's community of license, as set forth on Schedule 1.1.

         1.4. Term. This Agreement shall commence on the Commencement Date and shall terminate on the earlier of (i) 11:59 p.m. on the Closing Date under the Stock Purchase Agreement, (ii) the date that the Stock Purchase Agreement is terminated, and (iii) the date that this Agreement is terminated pursuant to the provisions hereof.

2.       PROGRAMMING AND OPERATING STANDARDS AND PRACTICES.

         2.1. Compliance with Standards. All Programming delivered by Time Broker and all programming supplied by CMC during the term of this Agreement shall be in accordance with applicable statutes, FCC requirements, and the programming policies set forth on Schedule 2.1. CMC reserves the right to refuse to broadcast any Programming containing matter that CMC in its sole discretion believes: (i) may not be in the public interest, (ii) may violate a right of any third party, (iii) may constitute a "personal attack" as that term is and has been defined by the FCC, (iv) may be deemed indecent (and not broadcast during the safe harbor for indecent programming established by the FCC) or obscene by the FCC or any court or other regulatory body with authority over CMC or the Stations. If Time Broker does not adhere to the foregoing requirements, CMC may suspend or cancel any specific program not so in compliance, without any reduction or offset in the payments due CMC under this Agreement.

         2.2. Political Broadcasts. Time Broker shall maintain and deliver to CMC all records and information required by the FCC to be placed in the public inspection files of the Stations pertaining to the broadcast of political programming and advertisements, in accordance with the provisions of Sections
73.1940 and 73.3526 of the FCC's rules. Time Broker shall consult and cooperate with CMC and adhere to all applicable statutes and the rules, regulations, and policies of the FCC, as announced from time to time, with respect to the carriage of political advertisements and programming (including, without limitation, the rights of candidates and, as appropriate, others to "equal opportunities") and the charges permitted therefor. Time Broker shall promptly provide to CMC such documentation relating to such programming as CMC or any Licensee is required to maintain in its public inspection file or as CMC shall reasonably request.

         2.3. Handling of Communications. CMC and Licensee shall cooperate in promptly responding to all mail, cables, telegrams, or telephone calls directed to the Stations in connection with the Programming provided by Time Broker or any other matter relevant to its responsibilities hereunder. Time Broker shall provide copies of all such correspondence to CMC, and CMC shall provide copies of all such correspondence to Time Broker. Promptly upon receipt, Time Broker shall advise CMC, and CMC shall advise Time Broker, of any public or FCC complaint or inquiry known to Time Broker or CMC, respectively, concerning such Programming, and each shall provide the other with copies of any letters from the public, including complaints concerning such Programming. Upon CMC's request, Time Broker shall broadcast material responsive to such complaints and inquiries. Notwithstanding the foregoing, CMC shall handle all matters or inquiries relating to FCC complaints and any other matters required to be handled by CMC under the rules and policies of the FCC.

         2.4. Preemption. CMC may, from time to time, preempt portions of the Programming to broadcast emergency information or programs it deems would better serve the public interest, and may refuse to broadcast any program or announcement of Time Broker should CMC deem such program or announcement to be contrary to the public interest as set forth in Section 2.1. Time Broker shall be notified at least three (3) days in advance of any preemption of any of the Programming for the purpose of broadcasting programs CMC deems necessary to serve the public interest unless such advance notice is impossible or impractical, in which case CMC shall notify Time Broker promptly upon making such determination. In the event of any such preemption, Time Broker shall be entitled to a credit against any other amounts due CMC under this Agreement in an amount equal to the product of (a) the Monthly Payment and (b) the result of dividing the number of hours so affected by the aggregate number of hours available for Programming during such month. CMC represents and covenants that preemption shall only occur to the extent CMC deems it necessary to carry out any Licensee's obligations as an FCC licensee, and agrees that preemption shall not be exercised in an arbitrary manner or for the commercial advantage of CMC or others. In the event that CMC preempts more than forty (40) hours of Programming and announcements over any consecutive thirty (30) day period, then Time Broker shall be entitled at its sole option to terminate this Agreement without further obligation to CMC except for payments (if any) already due to CMC and to pursue all other legal remedies available to it.

         2.5. Rights in Programs. All right, title, and interest in and to the Programming, and the right to authorize the use of the Programming in any manner and in any media whatsoever, shall be and remain vested at all times solely in Time Broker.

         2.6. "Payola" and "Plugola". Time Broker agrees that it will take steps, including the continuation of CMC's system for periodic execution of affidavits, reasonably designed to assure that neither it nor its employees or agents will accept any gift, gratuity or other consideration, directly or indirectly, from any person or company for the playing of records, the presentation of any programming or the broadcast of any commercial announcement over the Stations without such broadcast being announced as sponsored. It is further understood and agreed that no commercial message, plugs, or undue reference shall be made in programming presented over the Stations to any business venture, profit-making activity or other interest (other than non-commercial announcements for bona fide charities, church activities, or other public service activities) without such broadcast being announced as sponsored.

         2.7. Advertising and Programming. Beginning on the Commencement Date, Time Broker shall be solely responsible for any expenses incurred in connection with and shall be entitled to all revenue from the sale of advertising or program time on the Stations broadcast on or after the Commencement Date. CMC shall remain entitled to all revenue from the sale of advertising or program time on the Stations broadcast prior to the Commencement Date. Time Broker does not assume any obligation of CMC under any contract or advertising arrangement entered into by CMC on or after the Commencement Date. Time Broker will advise CMC of its lowest unit charges for political advertising, and CMC shall not do anything that would lower Time Broker's lowest unit charges.

         2.8. Call Sign Changes. At one or more times during the term of this Agreement, Time Broker may request that CMC change the FCC assigned call sign of a Station. CMC will honor such request and promptly seek FCC assignment to the Station of the call sign specified by Time Broker provided that (i) CMC determines in good faith that the call sign requested by Time Broker is consistent with CMC's obligations under the Communications Act of 1934, as amended (the "Communications Act"), the rules of the FCC and all other applicable laws, and (ii) Time Broker agrees to reimburse CMC for its reasonable expenses incurred in connection with requesting and obtaining the change.

         2.9. Compliance with Laws. At all times during the term of this Agreement, Time Broker and CMC shall comply in all material respects with all applicable federal, state and local laws, rules and regulations.

         2.10. Certifications. Pursuant to Section 73.3555(a)(2)(ii) of the FCC's rules, CMC certifies that it maintains ultimate control over the facilities of the Stations, including specifically control over station finances, personnel, and programming, and Time Broker certifies that this Agreement complies with the provisions of Sections 73.3555(a)(1) and (e)(1) of the FCC's rules.

3.       RESPONSIBILITY FOR EMPLOYEES AND EXPENSES.

         3.1. Time Broker's Employees. Time Broker shall employ and be responsible for the payment of salaries, taxes, insurance, and all other costs related to all personnel used in the production of the Programming. Time Broker will not incur any liability on account of CMC's employees. Notwithstanding the provisions of this Section 3.1, Time Broker assumes and undertakes to pay, satisfy, or discharge CMC's liabilities, obligations, commitments, or responsibilities for the employee severance benefits set forth on Schedule 3.1 with respect to the employees specified on such Schedule that it terminates during the period that begins upon the Commencement Date and ends upon the termination of this Agreement.

         3.2. CMC's Employees.

                  (a) CMC, through the Licensees, shall employ and be responsible for the payment of salaries, taxes, insurance, and all other costs related to all personnel necessary to

(i) fulfill the Licensee's obligations as FCC licensees, (ii) transmit the Programming and (iii) deliver any other programming. CMC will not incur any liability on account of Time Broker's employees.

                  (b) Time Broker shall have no authority over and shall not supervise persons in the employ of CMC after the Commencement Date.

         3.3. Time Broker's Expenses. Time Broker shall pay for all costs associated with the production and delivery of the Programming, including but not limited to, (i) all ASCAP, BMI, SESAC, and other copyright fees associated with delivery of the Programming; (ii) any expenses incurred in connection with its sale of advertising time hereunder (including without limitation sales commissions) in connection with the Programming; and (iii) the salaries, taxes, insurance, and related costs for all personnel used in the production of the Programming and all sales personnel (including salespeople, traffic personnel, and programming staff).

         3.4. Operating Expenses. CMC shall ensure the payment when due of fees and expenses relating to the operation and maintenance of the Stations necessary to maintain the licensed transmitting capability of the Stations and to fulfill the Licensee's obligations as FCC licensees, including, but not limited to, (i) all ASCAP, BMI, SESAC and other copyright fees associated with the delivery of programming by CMC, (ii) any expenses incurred in connection with its sale of advertising time hereunder (including without limitation sales commissions) in connection with the delivery of programming by CMC, (iii) the salaries, taxes, insurance and related costs for all personnel required to be employed by CMC pursuant to Section 3.2 of this Agreement, (iv) rent and utility payments for the towers and transmitters used in the operation of the Stations, (v) rent and other payments for equipment used by CMC in the operation of the Stations, (vi) rent and other payments for studio space used by CMC, (vii) insurance on the equipment of the Stations, and (viii) its federal, state, and local taxes (the "Operating Expenses").

4.       ASSIGNMENT OF CERTAIN AGREEMENTS AND RIGHTS.

         4.1. Assignment. On the Commencement Date, CMC shall assign or cause to be assigned to Time Broker all contracts for the sale of time on the Stations (the "Time Sales Agreements") together with those contracts, leases, and other agreements identified on Schedule 4.1 (collectively, the "Contracts"). Time Broker shall, on and as of the Commencement Date, assume and become fully liable and responsible for all liabilities and obligations of CMC under the Contracts. CMC has provided Time Broker with true and complete copies, including amendments, of the Contracts (excluding Time Sale Agreements) and a list, set forth on Schedule 4.1, of the Time Sales Agreements, which schedule includes the air time due under the Time Sales Agreements as of the date hereof. The Contracts are freely assignable, or, if consent of the other contracting party to the assignment is required, CMC shall use its reasonable efforts to obtain such consent as promptly as practicable. If CMC is unable to obtain any consent necessary to permit the valid assignment of a Contract, CMC shall act as Time Broker's agent in connection with such Contract and the parties shall cooperate to cause Time Broker to receive the benefit of the Contract in exchange for performance by Time Broker of all of CMC's obligations under such Contract (including but not limited to the payment to

CMC of all amounts due under the Contract on or after the Commencement Date for services provided by CMC).

         4.2. Proration. All expenses and income arising under the Contracts shall be prorated between CMC and Time Broker as of the Commencement Date in a manner such that the costs and benefits in respect of the period prior to the Commencement Date shall be for the account of CMC, and those in respect of the period thereafter, during the term of this Agreement, for the account of Time Broker. Such proration shall include an adjustment for the Time Sales Agreements for consideration other than cash ("Trade Agreements") only to the extent of any Net Negative Trade Balance (as defined below) and only to the extent that the Net Negative Trade Balance exceeds Two Hundred Ninety-Eight Thousand Six Hundred Twenty-Six Dollars ($298,626). "Net Negative Trade Balance" means the extent, if any, to which the value (at current rates for time on the Station in question as of the Commencement Date) of unfulfilled obligations of a Station under Trade Agreements exceed the reasonable fair market value of any consideration yet to be received by the Station pursuant to such Trade Agreements. Such prorations shall be completed and any necessary payments on account of such prorations paid within sixty (60) days of the Commencement Date. With respect to the preceding, CMC shall be responsible for paying the Licensees' employees' sales commissions arising and accruing prior to the Commencement Date, but Time Broker shall reimburse CMC for such sales commissions to the extent that the revenue from such sales relates to advertising or programming broadcast on or after the Commencement Date. If any disagreement with respect to the proration of such income and expenses cannot be resolved by the parties, CMC and Time Broker will select a certified public accountant knowledgeable in the broadcast industry to resolve the dispute. The parties will use their best efforts in good faith to cause to occur as expeditiously as possible the appointment of the certified public accountant, and once appointed, the resolution of the dispute. The resolution of such accountant shall be binding on the parties and subject to judicial enforcement. One-half of the cost of the accountant shall be paid by each party.

         4.3. Accounts Receivable. On the Commencement Date, CMC will deliver to Time Broker a list of the Licensees' accounts receivable arising from the operation of the Stations prior to the Commencement Date (the "Receivables"). Time Broker shall diligently collect the Receivables after the Commencement Date from the Commencement Date until the Closing Date (as defined in the Stock Purchase Agreement) or, if this Agreement is terminated for any reason other than the Closing (as defined in the Stock Purchase Agreement), until the termination date of this Agreement (the "Collection Period"). All payments received from account debtors shall be applied on a "first in, first out" basis, except to the extent an account is disputed by the account debtor as properly due, in which case Time Broker shall reassign such account to CMC and be relieved of any further obligation or liability with respect to such account but only to the extent that Time Broker is unable to resolve such dispute after reasonable review. All amounts received by Time Broker from payors with accounts included among the Receivables shall be applied first to the Receivables. Within fifteen days of the end of each calendar month during the Collection Period, Time Broker will deliver to CMC an accounting of collections made with respect to the Receivables and remit to CMC all amounts collected by Time Broker on account of the Receivables during the previous month. At the conclusion of the Collection Period, any remaining Receivables shall be assigned to CMC and Time Broker shall have no further obligation with respect to any remaining Receivables. If during the Collection Period a dispute arises between Time Broker and an account debtor included among the Receivables, Time Broker shall promptly return that account to CMC and collect from such account debtor the amounts owed to Time Broker for services provided after the Commencement Date.

         4.4. Payment of Station Obligations. CMC shall make reasonable efforts to effect payment and satisfaction of obligations owing to, or reach a settlement with, all third parties with respect to the operation of the Stations prior to the Commencement Date, to the extent required to prevent material interference with Time Broker's full enjoyment of its rights hereunder.

5.       OPERATION OF STATIONS.

                  Notwithstanding any provision of this Agreement to the contrary, CMC and the Licensees shall retain full authority and power with respect to the operation of the Stations during the term of this Agreement. The parties agree and acknowledge that CMC's and the Licensees' continued control of the Stations is an essential element of the continuing validity and legality of this Agreement. Accordingly, CMC, through the Licensees, shall employ the general manager of each Station and such other personnel (not less than one per Station) as CMC determines may be necessary to fulfill the Licensees' obligations as licensees under the Communications Act and CMC's obligations in accordance with Section 3.2 hereof. CMC shall retain full authority and control over the policies, programming and operations of the Stations, including, without limitation, the decision whether to preempt programming in accordance with Section 2.4 hereof. CMC shall have full responsibility to effectuate compliance with the Communications Act and with FCC rules, regulations and policies. CMC shall be responsible for maintaining the public inspection files for the Stations.

6.       GRANT OF LICENSES.

         6.1. License to Use Station Facilities. Effective as of the Commencement Date, CMC grants Time Broker a license to access and use all of the studio and office space and other facilities of the Stations except for the space reserved exclusively for CMC's use ("Station Facilities") and all equipment and furnishings contained therein ("Station Equipment") in the production and broadcasting of the Programming and sales and administration relating thereto, in accordance with the terms set forth in this Section 6 (the "Time Broker License"). The Time Broker License shall have a term beginning on the Commencement Date and ending upon the earlier of (i) termination of this Agreement and (ii) the Closing (as defined in the Stock Purchase Agreement). CMC shall not license the use of the Station Facilities to any other party during the term of the Time Broker License; and Time Broker's use of the Station Facilities shall be exclusive except for CMC's right to use such facilities as it deems appropriate in its sole discretion in connection with the satisfaction of Licensees' obligations as the licensees of the Stations, including the use of such facilities and adequate office space for the employees of CMC that are required for CMC to comply with its obligations under Sections 3.2 and 5 hereof. Time Broker shall use due care in the use of any property of CMC or the Licensees and shall not remove any property from CMC's or the Licensees' premises.

         6.2. License of Intellectual Property. Effective as of the Commencement Date, CMC licenses or causes to be licensed, as appropriate, to Time Broker the exclusive right to use (or, to the extent CMC does not hold exclusive rights, the non-exclusive right to use) all intellectual property owned by or licensed to CMC, the Subsidiaries or the Licensees and used in the operation of the Stations (including, but not limited to those set forth on Schedule 6.2, and call signs and goodwill) (the "IP License"). Time Broker shall not have the right to sublicense or assign the IP License without CMC's express written consent. In the event of termination of this Agreement, the IP License shall terminate; provided, however, that Time Broker shall own all trademarks, service marks, trade names, characters, formats, jingles, promotional materials, logos, and positioning statements that Time Broker develops primarily for the Programming and uses in the broadcast of such Programming during the term of the Agreement, and CMC shall not make use of any such materials without the express written consent of Time Broker.

7.       INDEMNIFICATION.

         7.1. Indemnification Rights. Each party will indemnify and hold harmless the other party, and the partners, employees, agents, and affiliates of such other party, from and against any and all liability, including, without limitation, reasonable attorneys' fees arising out of or incident to (i) any breach by such party of a representation, warranty, or covenant made herein,
(ii) the programming produced or furnished by such party hereunder, or (iii) the conduct of such party, its employees, contractors, or agents (including negligence) in performing its or their obligations hereunder. Without limiting the generality of the foregoing, each party will indemnify and hold harmless the other party, and the partners, employees, agents, and affiliates of such other party, from and against any and all liability for libel, slander, infringement of trademarks, trade names, or program titles, violation of rights of privacy, and infringement of copyrights and proprietary rights relating to performance of its obligations hereunder by such indemnifying party. The parties' indemnification obligations hereunder shall survive any termination or expiration of this Agreement for a period of one year; provided, however, that if this Agreement terminates pursuant to an Event of Default as described in
Section 8.1(d) of this Agreement, the indemnification rights provided in this
Section 7 shall terminate, whereupon the indemnification rights set forth in the Stock Purchase Agreement shall control.

         7.2. Procedures. If any claim (or proceeding relating thereto) by a person or entity not a party to this Agreement that is covered by the foregoing agreements to indemnify and hold harmless shall arise, the party who seeks indemnification (the "Indemnified Party") shall give written notice thereof to the other party (the "Indemnitor") pursuant to the notice provisions set forth in Section 12.10 promptly after the Indemnified Party learns of the existence of such claim or proceeding; provided, however, that the Indemnified Party's failure to give the Indemnitor prompt notice shall not bar the Indemnified Party's right to indemnification unless such failure has materially prejudiced the Indemnitor's ability to defend the claim or proceeding. The Indemnitor shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend against any such claim or proceeding, or to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor; provided that the Indemnitor shall not have the right to control the defense of any such claim or proceeding unless it has acknowledged in writing its obligation to indemnify the Indemnified Party fully from all liabilities incurred as a result of such claim or proceeding; and provided further that (i) the Indemnitor shall not effect any settlement relating to any such claim or proceeding unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject of such claim or proceeding and (ii) the Indemnitor may not contractually bind any Indemnified Party without the written consent of the Indemnified Party. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor fails to acknowledge in writing its obligation to defend against or settle such claim or proceeding within twenty (20) days after receiving notice thereof from the Indemnified Party (or such shorter time specified in the notice as the circumstances of the matter may dictate), the Indemnified Party shall be free to dispose of the matter, at the expense of the Indemnitor, in any way in which the Indemnified Party deems to be in its best interest.

8.       DEFAULT.

         8.1. Events of Default. The following, after the expiration of the applicable cure periods specified in Section 8.2, shall constitute Events of Default under this Agreement:

                  (a) Non-Payment. Time Broker's failure to timely pay the consideration provided in Section 1.2;

                  (b) Default in Covenants. Time Broker's or CMC's material default in the observance or performance of any material covenant, condition, or agreement contained herein;

                  (c) Breach of Representation or Warranty. Time Broker's or CMC's material breach of any representation or warranty made by it herein, or in any certificate or document furnished pursuant to the provisions hereof, which shall prove to have been false or misleading in any material respect as of the time made or furnished; or

                  (d) Default under the Stock Purchase Agreement. At any period during the term of this Agreement in which the Stock Purchase Agreement is in effect, the material breach by any party hereto of any representation, warranty, covenant, condition, or agreement in the Stock Purchase Agreement that is not cured within any time period provided for such cure in the Stock Purchase Agreement, provided, that no party may use its own breach under the Stock Purchase Agreement as grounds to terminate this Agreement.

         8.2. Cure Periods. Unless provided otherwise in this Agreement, an Event of Default shall not be deemed to have occurred until thirty (30) days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that if not cured would constitute an Event of Default, and such event has not been cured within such time period.

9.       TERMINATION.

                  This Agreement shall automatically terminate upon the expiration of the term of this Agreement as set forth in Section 1.4. In addition, this Agreement shall terminate as provided below.

         9.1. Termination Upon Default or Change in FCC Rules or Policies. In addition to other remedies available to the parties hereto at law or equity, and in addition to other provisions providing for termination herein, this Agreement may be terminated as set forth below by either CMC or Time Broker by written notice to the other if the party seeking to terminate is not then in material default or breach hereof, upon either:

                  (a) an uncured Event of Default; or

                  (b) subject to and as defined in Section 12.15, an Adverse Order.

         9.2.     Certain Matters Upon Termination.

                  (a) Upon any termination of this Agreement, CMC shall have no further obligation to provide to Time Broker any broadcast time or broadcast transmission facilities. Upon any termination, Time Broker shall be responsible for all debts and obligations of Time Broker to third parties based upon the purchase of air time on the Stations and the use of CMC's transmission facilities relating to the Stations, including, without limitation, accounts payable and net trade balances to the extent the value (at current rates for time on the Stations as of the date of such termination or expiration) of unfilled obligations of the Time Broker under any Trade Agreements entered into by Time Broker on or after the Commencement Date exceeds in the aggregate the reasonable fair market value of any consideration yet to be received in exchange for the provision of time on the Stations.

                  (b) If this Agreement terminates other than as a result of the Closing (as defined in the Stock Purchase Agreement), Time Broker shall (i) assign to CMC and CMC shall assume: (x) the Contracts, (y) contracts for the sale of time on the Stations entered into by Time Broker that are in effect on the date of such termination; and (z) other contracts and agreements that Time Broker has entered into with respect to the Stations ("Time Broker Contracts") that are in effect on the date of such termination and that, as determined by CMC, do not materially and adversely affect the fair market value or the financial status of the Stations or assets thereof (all such agreements to be assumed by CMC pursuant to clauses (x), (y), and (z), collectively, the "Assumed Contracts"); (ii) be responsible for its obligations under the Time Broker Contracts that are not Assumed Contracts; (iii) be responsible for those obligations under the Assumed Contracts arising on or after the Commencement Date and prior to the termination of this Agreement; and (iv) be responsible for collecting the accounts receivable arising from Time Broker's operation of the Stations on or after the Commencement Date and prior to the termination of this Agreement. In addition, if this Agreement terminates other than as a result of the Closing (as defined in the Stock Purchase Agreement), CMC shall reimburse Time Broker for sales commissions paid by Time Broker for sales relating to the Time Broker Contracts to the extent that the revenue from such sales relates to commercial announcements to be broadcast after the termination of this Agreement.

                  (c) Notwithstanding anything in Section 7.1 to the contrary, no expiration or termination of this Agreement shall terminate the obligation of each party to indemnify the other for claims under Section 7 hereof or limit or impair any party's rights to receive payments due and owing hereunder on or before the date of such termination.

10.      REMEDIES.

                  In addition to a party's rights of termination hereunder (and in addition to any other remedies available to it or provided under law), in the event of an uncured Event of Default with respect to either party, the other may seek specific performance of this Agreement, in which case the defaulting party shall waive the defense in any such suit that the other party has an adequate remedy at law and interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy hereunder.

11.      CERTAIN REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

         11.1. Representations and Warranties of Time Broker. Time Broker hereby represents and warrants to CMC as follows:

                  11.1.1. Organization. Time Broker is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to conduct business in the Commonwealth of Puerto Rico and has full power and authority to conduct its business as currently conducted.

                  11.1.2. Authorization; Enforceability. This Agreement has been duly executed and delivered by Time Broker, and is valid, binding, and enforceable against Time Broker in accordance with its terms. Time Broker has full right, power, authority, and legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by all necessary corporate action on the part of Time Broker, and no other corporate or other proceedings on the part of Time Broker are necessary to authorize the execution or delivery of this Agreement or the transactions contemplated hereby.

                  11.1.3. No Consent. No consent of any other party and no consent, license, approval, or authorization of, or exemption by, or filing, restriction, or declaration with, any governmental authority, bureau, agency, or regulatory authority, other than the filing of this Agreement with the FCC, is required in connection with the execution, delivery, or performance of this Agreement by Time Broker or will affect the validity or performance of this Agreement.

                  11.1.4. No Breach. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in the breach of any term, condition, or provision of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any property or assets of Time Broker pursuant to the Articles of Incorporation or By-laws of Time Broker, any agreement or other instrument to which Time Broker is a party or by which any part of its property is bound, or violate any law, regulation, judgment or order binding upon Time Broker.

                  11.1.5. Actions and Proceedings. There is no judgment outstanding and no litigation, claim, investigation, or proceeding pending against Time Broker or, to the knowledge of Time Broker, threatened before any court or governmental agency to restrain or prohibit, or to obtain damages, or other relief in connection with, this Agreement, the Stock Purchase Agreement or the consummation of the transactions contemplated hereby or thereby or that might adversely affect Time Broker's performance under this Agreement.

                  11.1.6. Qualifications. Time Broker is qualified in accordance with the Communications Act and the rules and policies of the FCC to enter into this Agreement and provide Programming on the Stations in accordance with its terms. Between the date hereof and the termination of this Agreement either by the Closing (as defined in the Stock Purchase Agreement) or the earlier termination in accordance with Section 9 hereof, Time Broker will not take any action that Time Broker knows, or has reason to believe, would disqualify it from providing Programming on the Stations pursuant to this Agreement.

         11.2. Representations, Warranties and Covenants of CMC. CMC hereby represents, warrants and covenants to Time Broker as follows:

                  11.2.1. Organization. CMC is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is duly authorized to conduct business in the Commonwealth of Puerto Rico, and has full power and authority to conduct its business as currently conducted.

                  11.2.2. Authorization; Enforceability. This Agreement has been duly executed and delivered by CMC, and is valid, binding, and enforceable against CMC in accordance with its terms. CMC has full right, power, authority, and legal capacity to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions provided for hereby have been duly authorized by all necessary corporate action on the part of CMC, and no other corporate or other proceedings on the part of CMC are necessary to authorize the execution or delivery of this Agreement or the transactions contemplated hereby.

                  11.2.3. No Consent. No consent, license, approval, or authorization of, or exemption by, or filing, restriction, or declaration with, any governmental authority, bureau, agency, or regulatory authority, other than the filing of this Agreement with the FCC, is required in connection with the execution, delivery, or performance of this Agreement or will affect the validity or enforceability of this Agreement.

                  11.2.4. No Breach. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute or result in the breach of any term, condition, or provision of, or constitute a default under, or result in the creation of any lien, charge, or encumbrance upon any property or assets of CMC pursuant to the Articles of Incorporation or By-laws of CMC, any agreement or other instrument to which CMC is a party or by which any part of its property is bound, or violate any law, regulation, judgment, or order binding upon CMC.

                  11.2.5. Actions and Proceedings. There is no judgment outstanding and no litigation, claim, investigation, or proceeding pending against CMC or, to the knowledge of CMC, threatened before any court or governmental agency to restrain or prohibit, or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                  11.2.6. Maintenance of Current Coverage. During the term hereof, CMC shall take no action that will have the effect of reducing the effective radiated power and coverage of any of the Stations, except in connection with necessary maintenance on or near the transmission facilities of such Stations.

12.      MISCELLANEOUS.

         12.1. Modification and Waiver. No modification or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing signed by the party against whom the waiver is sought to be enforced, and then such waiver and consent shall be effective only in the specific instance and for the purpose for which given.

         12.2. No Waiver; Remedies Cumulative. No failure or delay on the part of CMC or Time Broker in exercising any right or power hereunder shall operate as a waiver thereof, nor any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of CMC and Time Broker herein provided are cumulative and are not exclusive of any rights or remedies which they may otherwise have.

         12.3. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law rules utilized in that jurisdiction, and the obligations of the parties hereto are subject to all federal, state, or municipal laws or regulations now or hereafter in force and to the regulations of the FCC and all other governmental bodies or authorities presently or hereafter duly constituted. Buyer and Seller hereby submit to the jurisdiction of any state or federal court sitting in the State of New York over any suit, action, or proceeding arising out of or relating to this Agreement.

         12.4. Construction. The Section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of the Agreement. As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

         12.5. Headings. The headings contained in this Agreement are included for convenience only and no such heading shall in any way alter the meaning of any provision.

         12.6. Successors and Assigns. Time Broker may not assign this Agreement without the prior written consent of CMC, except (i) to any corporation, partnership, or other business entity that controls, is controlled by, or is under common control with Time Broker or (ii) pursuant to a collateral assignment to Time Broker's lenders strictly for the purpose of securing Time Broker's obligations to such lenders; provided, however, that no such assignment shall relieve Time Broker of its obligations hereunder. This Agreement may not be assigned by CMC without the consent of Time Broker, provided, however, that CMC may assign this Agreement to any party to which it assigns its right, title, and interest in and to the Stock Purchase Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. For so long as this Agreement or the Stock Purchase Agreement remains in effect neither CMC nor Time Broker nor any party acting as CMC's or Time Broker's agent shall directly or indirectly solicit or initiate any offer from, or conduct any negotiations with, or provide any information to any person (other than to CMC or Time Broker, as the case may be) concerning the acquisition of the Stations.

         12.7. Force Majeure. Each party acknowledges and agrees that a party will not be liable for any failure to timely perform any of its obligations under this Agreement if such failure is due, in whole or in part, directly or indirectly, to accidents, fires, floods, governmental actions, war, civil disturbances, other causes beyond such party's control, or any other occurrence that would generally be considered an event of force majeure.

         12.8. Counterpart Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         12.9. Notices. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by facsimile or by Federal Express or other recognized courier service that issues a receipt or other confirmation of delivery) to the party for whom such communications is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

         If the notice is to Time Broker:

                           Raul Alarcon, Jr., President
                           Spanish Broadcasting System of Puerto Rico, Inc. 3191 Coral Way, #805
                           Miami, Florida  33145

                           with a copy (which shall not constitute notice hereunder) to:

                           Jason L. Shrinsky, Esq.
                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           901 Fifteenth Street, N.W.
                           Washington, D.C.  20005-2327
                           (Counsel to Spanish Broadcasting System of Puerto
                                    Rico, Inc.

         If the notice is to CMC:

                           James de Castro
                           Chancellor Media Corporation Of Los Angeles
                           300 Crescent Court

                           Suite 600
                           Dallas, Texas, 75201

                           with a copy (which shall not constitute notice hereunder) to:

                           Eric L. Bernthal, Esq.
                           Raymond B. Grochowski, Esq.
                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Suite 1300
                           Washington, D.C. 20004
                           (Counsel to Chancellor Media Corporation of Los
                                    Angeles)

         Either party may change its address for notices by notice to such effect to the other party.

         12.10. Entire Agreement. This Agreement (including all attachments, exhibits and schedules) embody the entire agreement between the parties with respect to the matters contained herein and there are no other agreements, representations, warranties, or understandings, oral or written, between them with respect to the subject matter herein.

         12.11. Severability. Except as expressly set forth in Section 12.15, if any provision contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect by any court or other authority, then such provision shall be deemed limited to the extent that such court or other authority deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court or other authority shall deem any such provision wholly unenforceable, this shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had not been contained herein.

         12.12. No Joint Venture. The parties agree that nothing herein shall constitute a joint venture between them. The parties acknowledge that call letters, trademarks, and other intellectual property shall at all times remain the property of the respective parties and that neither party shall obtain any ownership interest in the other party's intellectual property by virtue of this Agreement (subject to Section 6.2).

         12.13. Damage to Stations. In the event of damage or destruction to the Stations (other than damage or destruction caused by Time Broker), CMC shall proceed to repair, replace, or restore the Stations to their former condition as promptly as is commercially reasonable.

         12.14. Noninterference. During the term of this Agreement, neither CMC nor any of its employees shall take any actions that might impair the operations of Time Broker conducted hereunder, except to the extent expressly contemplated by this Agreement or as otherwise required by law.

         12.15. Adverse Orders. In the event of any order or decree of an administrative agency or court of competent jurisdiction, including without limitation any material change or clarification in FCC rules, policies, or precedent, that would cause this Agreement to be invalid or violate any applicable law, and such order or decree has become effective and has not been stayed (an "Adverse Order"), the parties will use their respective best efforts and negotiate in good faith to modify this Agreement to the minimum extent necessary so as to comply with such Adverse Order without material economic detriment to either party, and this Agreement, as so modified, shall then continue in full force and effect. In the event that the parties are unable to agree upon a modification of this Agreement so as to cause it to comply with such Adverse Order without material economic detriment to either party, then this Agreement shall be terminated pursuant to
Section 9.1(b) of this Agreement.

         12.16. Publicity. Neither Time Broker nor CMC nor any of their respective affiliates shall issue any press release or make any public statement (oral or written) regarding the transactions contemplated by this Agreement except as required by law or regulation or as agreed to in writing in advance by CMC and Time Broker.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              "CMC":

                                   CHANCELLOR MEDIA CORPORATION OF LOS ANGELES

                                   By:      ___________________________________

                                   Name:    ___________________________________

                                   Title:   ___________________________________

                              "TIME BROKER":

                                   SPANISH BROADCASTING SYSTEM OF PUERTO RICO,
                                   INC.

                                   By:      ___________________________________

                                   Name:    ___________________________________

                                   Title:   ___________________________________

                                  SCHEDULE 1.1

                                   PROGRAMMING

                  Time Broker shall have the right to program up to one hundred sixty-six (166) hours per week (the "Programming") on each of the Stations in an entertainment format to be chosen by Time Broker, subject to Section 2 of this Agreement. The Programming shall include (a) news and weather information; (b) public service announcements (including, at CMC's directive from time to time, a reasonable number of public service announcements of local interest supplied by CMC or produced by Time Broker under CMC's supervision); (c) an announcement in form sufficient to meet the station identification requirements of the FCC at the beginning of each hour; (d) an announcement at the beginning of each segment of Programming to indicate that program time has been purchased by Time Broker; and (e) any other announcement that may be required by applicable law or regulation (including but not limited to EBS tests). Time Broker shall maintain and deliver to CMC copies of all operating and programming information including without limitation information concerning portions of the Programming that are responsive to issues of public importance identified to Time Broker by CMC, EBS announcements, and station operating logs, necessary for CMC to maintain public inspection files at the Stations, and all other records required to be kept by FCC rule or policy.

                                  SCHEDULE 2.1

                               PROGRAMMING POLICY

                  Time Broker and CMC shall cooperate with each other in the broadcasting and programming of the highest possible standard of excellence. Without limiting the generality of the foregoing, the parties will observe the following policies in the preparation, writing and production of their own (non-syndicated or network) programs:

                  I. Respectful of Faiths. The subject of religion and references to particular faiths and tenets shall be treated with respect at all times.

                  II. Controversial Issues. Any discussion of controversial issues of public importance shall be reasonably balanced with the presentation of contrasting viewpoints in the course of overall programming; no attacks on the honesty, integrity, or like personal qualities of any person or group of persons shall be made; and Station programs (other than public forum or talk features) are not to be used as a forum for editorializing about individual candidates. If such events occur, CMC may require that responsive programming be aired. In the event that a statute, regulation, or policy is adopted that requires the airing of responsible programming, Time Broker agrees to comply with such statute, regulation, or policy and will prepare such responsible programming.

                  III. Donation Solicitation. Requests for donations in the form of a specific amount shall not be made if there is any suggestion that such donation will result in miracles, physical cures, or life-long prosperity. However, statements generally requesting donations to support a broadcast or church are permitted.

                  IV. Treatment of Parapsychology. The advertising or promotion of fortune telling, occultism, astrology, phrenology, palm reading, numerology, mind-reading, character readings, or subjects of the like nature will not be broadcast.

                  V. No Ministerial Solicitations. No invitations by a minister or other individual appearing on the program to have listeners come and visit him or her for consultation or the like shall be made if such invitation implies that the listeners will receive consideration, monetary gain, or physical cures for illness.

                  VI. No Vending of Miracles. Any exhortation to listeners to bring money to a church affair or service shall not contain any suggestion that miracles, physical cures, or prosperity will result.

                  VII. Sale of Religious Artifacts. The offering for sale of religious artifacts or other items for which listeners would send money is prohibited unless such items are normally available in ordinary commerce or are clearly being sold for proper fund-raising purposes.

                  VIII. No Miracle Solicitation. Any invitation to listeners to meet at places other than a church and/or to attend other than regular services of a church is prohibited if the invitation, meeting, or service contains any claim that miracles, physical cures, or prosperity will result.

                  IX. No Plugola or Payola. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, or otherwise lawful, is prohibited.

                  X. No Lotteries. Announcements giving any information about lotteries or games prohibited by federal or state law or regulations are prohibited.

                  XI. No Gambling. References to "dream books," the "straight line," or other direct or indirect descriptions or solicitations relative to the "numbers game," or the "polity game," or any other form of gambling are prohibited.

                  XII. No Numbers Games. References to chapter and verse paragraphs, paragraph numbers, or song numbers, which involve three digits should be avoided and, when used, must reasonably relate to a non-gambling activity.

                  XIII. Election Procedures. At least fifteen (15) days before the start of any lowest-unit-charge period for any primary or general election, Time Broker will clear with CMC's managers at the Stations the rates Time Broker will charge for time to be sold to candidates for public office or to any other party entitled to the lowest unit charge to make certain the rates charged are in conformance with applicable law and station policy. Time Broker shall also clear with CMC's managers at the Stations its forms for disclosure of political time sales practices and rates.

                  XIV.     Required Announcements. Time Broker shall broadcast
                           (i) an announcement in form satisfactory to CMC at the beginning of each hour to identify the Station,
                           (ii) an announcement at the beginning of each broadcast day or appropriate broadcast period to indicate that program time has been purchased by Time Broker, and (iii) any other announcement that may be required by law, regulation or Station policy.

                  XV. Commercial Record Keeping. No commercial messages or "plugs" (other than references to Time Broker's Denver-area station and its programs and promotion and other activities) shall be made in programming presented over the Station with reference to any business venture, profit-making activity, or other interest (other than non-commercial announcements for bona fide charities, church activities, or other public service activities) in which Time Broker or its employees is or are directly or indirectly interested without the same having been approved in advance by CMC's manager or such broadcast being announced and logged as sponsored.

                  XVI. No Illegal Announcements. No announcement or promotion prohibited by federal or state law or regulation of any lottery or game shall be made over the Station.

                  XVII. CMC Discretion Paramount. In accordance with CMC's and the Licensees' responsibilities under the Communications Act of 1934, as amended, and the rules and regulations of the FCC, CMC reserves the right to reject or terminate any advertising or programming being presented over the Station which is in conflict with Station policy or which in CMC's sole judgment would not serve the public interest.

                  XVIII. Programming Prohibitions. Time Broker shall not knowingly broadcast any of the following programs or announcements:

                           A. False Claims. False or unwarranted claims for any product or service.

                           B. Unfair Imitation. Infringements of another advertiser's rights through plagiarism or unfair imitation of either program idea or copy, or any other unfair competition.

                           C. Commercial Disparagement. Any unfair disparagement of competitors or competitive goods.

                           D. Profanity. Any programs or announcements that are slanderous, obscene, indecent (except during the safe harbor for indecent programming established by the FCC), profane, vulgar, repulsive or offensive, either in theme or treatment.

                           E.       Unauthenticated Testimonials. Any
                                    testimonials that cannot be authenticated.

                           F. Descriptions of Bodily Functions. Any presentation which describes in a repellent manner bodily functions.

                           G. Advertising. Any advertising matter or announcement which may, in the opinion of CMC, be injurious or prejudicial to the interests of the public or the Station, or to honest advertising and reputable business in general.

                           H. Contests. Any contests or promotions which are in any way misleading or constitute a public nuisance or are likely to lead to injury to persons or property.

                           I. Telephone Conversations. Any programming in violation of any statute, regulation, or policy, including without limitation to,
                                    Section 73.1206 of the FCC's rules, or any successor regulation, dealing with the taping and/or broadcast of telephone conversations.

                  The parties may jointly waive any of the foregoing policies in specific instances if, in their opinion, good broadcasting in the public interest is served.

                  In any case where obvious questions of policy or interpretation arise, Time Broker will attempt in good faith to submit the same to CMC for decision before making any commitments in connection therewith.

                                                                     EXHIBIT C
                                                                     ---------
                      FORM OF OPINION OF SELLER'S COUNSEL


            Terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement.

            1. The Seller has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware. Each of the Seller and Companies has the corporate power and authority to enter into the Purchase Agreement and each Exhibit attached thereto and all other agreements, instruments, documents and certificates to be executed and delivered by such party pursuant thereto (collectively, the "Related Documents"), and perform the obligations thereunder.

            2. The execution, delivery and performance of the Purchase Agreement and the Related Documents have been duly authorized by all necessary corporate action of each of the Seller and Companies, and the Purchase Agreement and Related Documents have been duly executed and delivered by each of the Seller and Companies.

            3. The Purchase Agreement and Related Documents constitute legally valid and binding obligations of each of the Seller and Companies, enforceable against each of the Seller and Companies in accordance with its terms.

            4. The execution and delivery of the Purchase Agreement and Related Documents by each of the Seller and Companies and performance of the obligations of each of the Seller and Companies under the Purchase Agreement and Related Documents do not: (i) to the best of our knowledge violate any federal or Delaware statute, rule or regulation applicable to each of the Seller and Companies, (ii) violate the provisions of the charters or bylaws of each of the Seller and Companies, (iii) result in the breach of or a default under any material agreement, lease, or other obligations to which any of the Seller and Companies are a party, or (iv) to the best of our knowledge, except for the consents described in Schedules 3.3 and 3.9, require any consents, approvals, authorizations, registrations, declarations or filings by each of the Seller and Companies under any federal or Delaware statute, rule or regulations applicable to each of the Seller and Companies. No opinion is expressed in clauses (i) and
(iv) of this paragraph 4 as


-----------------------------

1    This opinion is subject to the approval of this firm's Opinion Committee.

2 Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the transactions pursuant to the Purchase Agreement do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Seller and Companies.

to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or any antifraud laws, antitrust or trade regulations.

            5. The Companies hold the respective FCC licenses, permits and authorizations specified on Attachment A (the "FCC Licenses"). The FCC Licenses are in effect on the date hereof.

            6. The FCC has granted its consent to the transfer of control of the Companies from the Seller to Buyer (the "Consent") without the imposition of conditions outside the ordinary course and is in effect as of the date hereof. The order of the FCC granting its Consent was issued on _________, and public notice of such consent was given on _________. The time within which any party in interest other than the FCC may seek administrative or judicial reconsideration or review has expired, and to the best of our knowledge, no petition for such reconsideration or review was timely filed with the FCC or with the appropriate court. The time within which the FCC may review the consent on its own motion has expired, and to the best of our knowledge, the FCC has not undertaken such review.

            7. Based upon a review of the public files of the FCC, appropriate files of this firm, and an inquiry of lawyers in this firm who have substantial responsibility for the Companies' legal matters handled by this firm, we confirm that, except as disclosed at Schedule 3.4, there is not unsatisfied adverse FCC orders, decree, or ruling outstanding against the Companies, the Stations, or any of the FCC Licenses.

                                                                     EXHIBIT D
                                                                     ---------
                       FORM OF OPINION OF BUYER'S COUNSEL


                 Terms used herein and not otherwise defined shall have the meaning set forth in the Purchase Agreement.


                1. The Buyer has been duly incorporated and is validly existing and in good standing under the laws of the State of -------. The Buyer has the corporate power and authority to enter into the Purchase Agreement and each Exhibit attached thereto and all other agreements, instruments, documents and certificates to be executed and delivered pursuant thereto (collectively, the "Related Documents"), and perform the obligations thereunder.


                2. The execution, delivery and performance of the Purchase Agreement and the Related Documents have been duly authorized by all necessary corporate action of the Buyer, and the Purchase Agreement and Related Documents have been duly executed and delivered by the Buyer. The Purchase Agreement and Related Documents constitute legally valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms.


                3. The execution and delivery of the Purchase Agreement and Related Documents by the Buyer and performance of the obligations of the Buyer under the Purchase Agreement and Related Documents do not: (i) violate any federal, State of--------- statute, rule or regulation applicable to the Buyer,
(ii) violate the provisions of the charters or bylaws of the Buyer, (iii) result in the breach of or a default under any material agreement, lease, or other obligations to which the Buyer is a party, (iv) except for the consents described in Schedule 4.3, require any consents, approvals, authorizations, registrations, declarations of filings by the Buyer under any federal or ------ statute, rule or regulations applicable to the Buyer, or (v) violate any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Buyer of which we are aware.